Filed Pursuant to Rule 424(b)(5)
Registration No. 333-256107
The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and is effective. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED SEPTEMBER 20, 2022
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated May 20, 2021)
$100,000,000
Shares of Common Stock
Pre-funded Warrants to Purchase Up to          Shares of Common Stock
We are offering                shares of our common stock and, in lieu of common stock to certain investors that so choose, pre-funded warrants to purchase up to    shares of common stock in this offering. The purchase price of each pre-funded warrant will equal the price per share at which shares of common stock are being sold to the public in this offering, minus $0.001, and the exercise price of each pre-funded warrant will equal $0.001 per share. This prospectus supplement also relates to the offering of the shares of common stock issuable upon the exercise of such pre-funded warrants.
Our common stock is listed on the Nasdaq Global Market under the symbol “ALPN.” There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. We do not intend to list the pre-funded warrants on the Nasdaq Global Market or any other national securities exchange or nationally recognized trading system. The last reported sale price of our common stock on the Nasdaq Global Market on September 20, 2022 was $7.56 per share.
Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share of Common Stock	Per Pre-Funded Warrant	Total
Public Offering Price
Underwriting Discounts and Commissions (1)
Proceeds to Alpine Immune Sciences, Inc., before expenses

(1)    See “Underwriting” beginning on page S-68 of this prospectus supplement for additional information regarding underwriters’ compensation.

Delivery of the shares of common stock is expected to be made on or about September     , 2022. Delivery of the pre-funded warrants is expected to be made on or about September      , 2022. We expect to grant the underwriters an option for a period of 30 days to purchase up to an additional                shares of common stock. If the underwriters exercise the option in full, the total underwriting discounts and commissions will be $       , and the total proceeds to us, before expenses, will be $        .

Joint Book-Running Managers
Morgan Stanley	SVB Securities	Cowen
Lead Manager
Wedbush PacGrow
Prospectus Supplement dated September , 2022

TABLE OF CONTENTS
Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus dated May 20, 2021 form part of a shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this securities offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference in the accompanying prospectus, the statement in the document having the later date modifies or supersedes the earlier statement.
Neither we nor the underwriters have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus or any free writing prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus or any free writing prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein or any free writing prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any free writing prospectus or of any sale of securities. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein or any free writing prospectus, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement and in the accompanying prospectus.
We are offering to sell, and seeking offers to buy, shares of our common stock and pre-funded warrants only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus or any free writing prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus or any free writing prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus or any free writing prospectus outside the United States.
Unless the context requires otherwise, references in this prospectus supplement to “Alpine,” “the Company,” “we,” “us” and “our” refer to Alpine Immune Sciences, Inc. and its subsidiaries. We use “SIP,” “TIP,” the Alpine logo and other marks as trademarks, trade dress and trade names in the United States and other countries. This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein contain references to our trademarks as well as third-party trademarks. Solely for convenience, trademarks and trade names, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use of third-party trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other entity.

PROSPECTUS SUPPLEMENT SUMMARY
This summary description about us and our business highlights selected information contained elsewhere in this prospectus supplement or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should carefully read this entire prospectus supplement, the accompanying prospectus and any related free writing prospectus, including each of the documents incorporated herein or therein by reference, before making an investment decision. Investors should carefully consider the information set forth under “Risk Factors” in this prospectus supplement beginning on page S-8 and in any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus. You also should carefully read the information incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements, other information and the exhibits to the registration statement of which the accompanying prospectus is a part.
Overview
We are a clinical-stage biopharmaceutical company dedicated to discovering and developing innovative, protein-based immunotherapies to treat cancer and autoimmune and inflammatory diseases. Our approach includes a proprietary scientific platform that converts native immune system proteins into differentiated, multi-targeted therapeutics. We believe our strategies are capable of meaningfully modulating the human immune system and significantly improving outcomes in patients with serious diseases.
Autoimmune/Inflammatory Diseases
Acazicolcept (ALPN-101) is an investigational, dual Inducible T cell Costimulator, or ICOS, and CD28 antagonist in development for the treatment of autoimmune and inflammatory diseases. Preclinical studies with acazicolcept have demonstrated activity in models of systemic lupus erythematosus, or SLE, Sjögren’s syndrome, or SjS, arthritis, inflammatory bowel disease, multiple sclerosis, type 1 diabetes, uveitis, and graft versus host disease. We have evaluated acazicolcept in a Phase 1 healthy volunteer study and initiated patient dosing in Synergy, a global, randomized, double-blind, placebo-controlled Phase 2 study of acazicolcept in adults with moderate-to-severe SLE. In June 2020, we entered into an Option and License Agreement with AbbVie Ireland Unlimited Company, or AbbVie, which grants AbbVie an exclusive option to take an exclusive license to acazicolcept. Through June 30, 2022, we have received $105.0 million in upfront and pre-option exercise development milestones as part of the AbbVie Agreement.
ALPN-303 is an investigational, dual B cell cytokine antagonist, being developed for the treatment of B cell mediated inflammatory and autoimmune diseases. Engineered using our proprietary directed evolution platform, ALPN-303 is designed as a dual inhibitor of the pleiotropic B cell cytokines B cell activating factor (BAFF, BLyS), and a proliferation inducing ligand, or APRIL, which play key roles in B cell development, differentiation, and survival, and together may contribute to the pathogenesis of multiple autoimmune diseases, including SLE. Preclinical data presented at the American College of Rheumatology, or ACR, Convergence 2021 Annual Meeting and 2022 Annual European Congress of Rheumatology, or EULAR, demonstrated that ALPN-303 inhibited the activity of the B cell cytokines APRIL and BAFF more potently than wild-type TACI-Fc counterparts, as well as anti-BAFF and anti-APRIL monoclonal antibodies. In addition, ALPN-303 has been well-tolerated in preclinical models and exhibited superior pharmacokinetics and pharmacodynamics over wild-type TACI-Fc counterparts, including superior serum exposure, suppression of T-dependent antibody production, and/or serum immunoglobulins in mice and/or cynomolgus monkeys. A first-in-human, Phase 1 study of ALPN-303 in adult healthy volunteers (NCT05034484) began in the fourth quarter of 2021. This randomized, placebo-controlled study is designed to evaluate the safety, tolerability, pharmacokinetics, and pharmacodynamics of ALPN-303 administered either intravenously or subcutaneously. We provided a clinical update in September 2022 for the ongoing phase 1 study showing ALPN-303 has been well tolerated in healthy adults, as of September 12, 2022, at subcutaneous doses up to 960 mg. Encouraging preliminary pharmacodynamic analyses were observed, including reductions in circulating immunoglobulins and antibody-secreting cells (CD38hi plasmablasts/plasma cells), the latter of which we do not believe have been previously reported with inhibitors of BAFF and/or APRIL in healthy adults. We believe the pharmacodynamic analyses further support the feasibility of convenient subcutaneous therapeutic dosing every four weeks, suggesting potential for more robust activity and greater convenience over related inhibitors of BAFF and/or APRIL. Doses selected for our next studies will include 80 mg and 240 mg SQ every four weeks. We believe these encouraging data support a broad development plan including: the initiation of up to three basket trials in hematologic, renal, and dermatologic indications and a randomized, placebo-controlled phase 2 proof-of-concept study in SLE, which trials are anticipated to begin enrolling patients in early 2023. Based on this updated timing, we anticipate receiving initial clinical data from the basket trials in the second half of 2023.
In December 2021, we entered into an exclusive license and collaboration agreement with Horizon Therapeutics Ireland DAC, or Horizon, which grants Horizon an exclusive license for the development, manufacture and commercialization of one Existing Program and up to three additional Research Programs generated from our libraries of proteins and molecules for research, discovery and identification of additional compounds. Under the terms of the agreement, Horizon made an upfront payment to us of $25.0 million as well as an equity investment for which they paid $15.0 million, a 25% premium to the 30-day volume-weighted average share price as of December 9, 2021. In addition, we are eligible to receive up to $381.0 million per program, or approximately $1.5 billion in total, in future success-based payments related to development, regulatory and commercial milestones as well as tiered royalties on global net sales.
Immuno-oncology
Davoceticept (ALPN-202), is an investigational, conditional CD28 costimulator and dual checkpoint inhibitor in development for the treatment of cancer. Preclinical in vivo data have demonstrated more robust anti-tumor activity as a monotherapy in tumor models as compared to approved therapies. Interim results from the dose-escalation portion of NEON-1 (NCT04186637), a first-in-human, dose-escalation and expansion study of davoceticept monotherapy in 48 evaluable participants with advanced malignancies were presented at the 2022 Annual Meeting of the American Association for Cancer Research, or AACR and the 2022 Annual Meeting American Society of Clinical Oncology. The interim study data, as of a cutoff date of April 13, 2022 demonstrates tumor volume reduction in 23% of evaluable participants despite a highly heterogeneous, heavily pretreated, advanced solid tumor population. In addition, davoceticept was well-tolerated as of the cutoff date and exhibited largely dose-dependent pharmacokinetics and pharmacodynamics, including relevant immune activation such as increased T cell activation, expansion of central memory T cells, and reduction in regulatory T cells. Monotherapy expansion cohorts are enrolling in renal cell carcinoma (RCC), melanoma, and PD-L1 positive tumors. Preliminary data from the monotherapy expansion cohorts is anticipated in the second half of 2023.
In June 2021, we announced a collaboration and supply agreement with Merck to evaluate the safety and efficacy of davoceticept in combination with Merck’s anti-PD-1 therapy KEYTRUDA (pembrolizumab) in a Phase 1 dose escalation and expansion study. The clinical trial, NEON-2, was initiated in June 2021. On March 7, 2022, we announced that the U.S. Food and Drug Administration, or FDA, placed a partial clinical hold on our NEON-2 trial evaluating davoceticept in combination with pembrolizumab in adults with advanced malignancies. The partial clinical hold was prompted by our report of a Grade 5 serious adverse event (patient death) in the NEON-2 trial. The participant had choroidal melanoma previously treated with nivolumab and ipilimumab, and had received a single dose each of davoceticept and pembrolizumab. The participant’s death was attributed to cardiogenic shock, considered by the treating physicians as likely related to immune-mediated myocarditis, or possibly infection. On May 24, 2022, we announced that the FDA had removed the partial clinical hold placed on our NEON-2 trial after a review of our Complete Response, which included a comprehensive review of the davoceticept safety database, as well as a revised investigator brochure and study protocol. We presented preliminary data from the NEON-2 trial in September 2022 with a cut-off date of August 15, 2022. Preliminary analyses of the ongoing dose escalation in NEON-2 has shown encouraging outcomes. These include evidence of tumor reduction in two subjects: a 37.8% reduction in prostate-specific antigen (PSA; 622.9 to 387.7 ng/mL) in a subject with castrate-resistant prostate cancer, and a 25.5% tumor volume reduction in a subject with poorly differentiated RCC with prior primary resistance to pembrolizumab and axitinib. A third subject, with clear cell RCC including with prior primary resistance to nivolumab, achieved a durable confirmed partial response (-30%). Across both the NEON-1 davoceticept monotherapy and NEON-2 studies, 2/5 (40%) and 3/5 (60%) of subjects have achieved a confirmed partial response or stable disease, respectively. Dose escalation in NEON-2 is ongoing.
Our scientific platform has also generated immune modulatory proteins with the potential of improving engineered cell therapies such as chimeric antigen receptor T cells, T cell receptor-engineered T cells, and tumor infiltrating lymphocytes. In May 2019, we signed a collaboration and license agreement with Adaptimmune Therapeutics plc, or Adaptimmune, to develop next-generation SPEAR™ T cell products which incorporate our secreted and transmembrane immunomodulatory protein (termed SIP™ and TIP™) technology. We intend to continue to leverage our existing pipeline and platform to actively explore and evaluate potential value-creating partnering opportunities.
Our goal is to discover and develop modern therapies to treat patients with serious conditions such as cancer and autoimmune/inflammatory diseases. To achieve our goals, we intend to:
•aggressively move our most advanced autoimmune/inflammatory program acazicolcept through clinical development as part of our Option and License Agreement with AbbVie, or the AbbVie Agreement, including conducting Synergy, our Phase 2 study for the treatment of SLE;
•aggressively move our second autoimmune/inflammatory program ALPN-303 through a Phase 1 study in healthy volunteers and into clinical studies for the treatment of B cell mediated autoimmune/inflammatory diseases;
•aggressively move our lead oncology program davoceticept through clinical development for the treatment of cancer; and
•maximize the value of our pipeline and platform via potential partnering activities.

Recent Developments
On September 20, 2022, we and Cowen and Company, LLC mutually terminated the sales agreement dated July 2, 2021, which provided for the sale of up to $75,000,000 in aggregate sales proceeds through an “at-the-market” equity offering program under which Cowen and Company, LLC acted as sales agent. No shares of our common stock were sold under the sales agreement that has been terminated.
Risk Factor Summary
Our business is subject to numerous risks and uncertainties, including those highlighted in the section of this prospectus supplement captioned “Risk Factors.” The following is a summary of the principal risks we face:
•Our approach to the discovery and development of innovative therapeutic treatments based on our technology is unproven and may not result in marketable products.
•Our therapeutic candidates are in early stages of development and may fail in development or suffer delays that materially and adversely affect their commercial viability.
•Product development involves a lengthy and expensive process with an uncertain outcome, and results of earlier preclinical and clinical trials may not be predictive of future clinical trial results.
•We face competition from entities that have developed or may develop therapeutic candidates for our target disease indications, including companies developing novel treatments and technology platforms based on modalities and technology similar to us.
•To date, our revenue has been primarily derived from our collaboration agreements, and our success will be dependent, in part, on our collaborators’ efforts to develop our therapeutic candidates.
•If third parties on which we depend to conduct our clinical or preclinical studies, or any future clinical trials, do not perform as expected, fail to satisfy regulatory or legal requirements, or miss expected deadlines, our development program could be delayed, which may result in materially adverse effects on our business, financial condition, results of operations, and prospects.
•We may not successfully engage in strategic transactions, including any additional collaborations we seek, which could adversely affect our ability to develop and commercialize therapeutic candidates, impact our cash position, increase our expenses, and present significant distractions to our management.
•If any of our therapeutic candidates are approved for marketing and commercialization and we are unable to develop sales, marketing and distribution capabilities on our own or enter into agreements with third parties to perform these functions on acceptable terms, we may be unable to successfully commercialize any such future products.
•The COVID-19 coronavirus could adversely impact our business, including our clinical trials.
•We depend on our information technology systems and any failure of these systems could harm our business.
•We will need to raise substantial additional funds to advance development of our therapeutic candidates, and we cannot guarantee we will have sufficient funds available in the future to develop and commercialize our current or future therapeutic candidates.
•We are an early-stage biopharmaceutical company with a history of losses, we expect to continue to incur significant loses for the foreseeable future, we may never achieve or maintain profitability, and we have a limited operating history that may make it difficult for investors to evaluate the potential success of our business.
•If we are not able to obtain and enforce patent protection for our technology, including therapeutic candidates, therapeutic products, and platform technology, development of our therapeutic candidates and platform, and commercialization of our therapeutic products may be materially and adversely affected.

•We may license patent rights from third-party owners or licensees. If such owners or licensees do not properly or successfully obtain, maintain or enforce the patents underlying such licenses, or if they retain or license to others any competing rights, our competitive position and business prospects may be materially and adversely affected.
•We or our licensors, collaborators, or any future strategic partners may become subject to third-party claims or litigation alleging infringement of patents or other proprietary rights or seeking to invalidate patents or other proprietary rights, and we may need to resort to litigation to protect or enforce our patents or other proprietary rights, all of which could be costly, time consuming, delay or prevent the development of our therapeutic candidates and commercialization of our therapeutic products, or put our patents and other proprietary rights at risk.
•If we fail to comply with our obligations under any license, collaboration, or other agreements, we may be required to pay damages and could lose intellectual property rights necessary for developing and protecting our technology, including our platform technology, therapeutic candidates, and therapeutic products, or we could lose certain rights to grant sublicenses, either of which could have a material adverse effect on our results of operations and business prospects.
•We may be unable to obtain U.S. or foreign regulatory approval and, as a result, may be unable to commercialize our therapeutic candidates.
•The healthcare industry is heavily regulated in the U.S. at the federal, state, and local levels, and our failure to comply with applicable requirements may subject us to penalties and negatively affect our financial condition.
•Our stock price may be volatile, and an active, liquid, and orderly trading market may not develop for our common stock. As a result, stockholders may not be able to resell shares at or above their purchase price.
•Our officers and directors, and their respective affiliates, have a controlling influence over our business affairs and may make business decisions with which stockholders disagree and which may adversely affect the value of their investment.
Our Risk Factors are not guarantees that no such conditions exist as of the date of this prospectus supplement and should not be interpreted as an affirmative statement that such risks or conditions have not materialized, in whole or in part.
About Alpine
In July 2017, Alpine Immune Sciences, Inc. completed its business combination with Nivalis Therapeutics, Inc., a publicly held company. In connection with the merger, Nivalis Therapeutics, Inc. changed its name to Alpine Immune Sciences, Inc. Nivalis Therapeutics, Inc. was incorporated in Delaware in March 2007. Alpine Immune Sciences, Inc. (prior to its business combination with Nivalis Therapeutics, Inc.) was incorporated in Delaware in December 2014.
Our principal executive office is located at 188 East Blaine Street, Suite 200, Seattle, WA, 98102. Our telephone number is (206) 788-4545. Our website is www.alpineimmunesciences.com. Information contained in, or that can be accessed through, our website is not a part of, and is not incorporated into, this prospectus supplement.

THE OFFERING

Common stock offered by us	shares ( shares if the underwriters’ option to purchase additional shares is exercised in full).
Pre-funded warrants offered by us
We are also offering, in lieu of common stock to certain investors that so choose, pre-funded warrants to purchase up to                    shares of common stock. The purchase price of each pre-funded warrant equals the price per share at which shares of common stock are being sold to the public in this offering, minus $0.001, and the exercise price of each pre-funded warrant will equal $0.001 per share. Each pre-funded warrant will be exercisable from the date of issuance until the date the warrant is exercised in full, subject to an ownership limitation. See “Description of Pre-Funded Warrants.” This prospectus supplement also relates to the offering of the shares of common stock issuable upon the exercise of such pre-funded warrants.

Option to purchase additional shares of common stock
We expect to grant the underwriters an option to purchase up to       additional shares of our common stock. This option is exercisable, in whole or in part, for a period of 30 days from the date of this prospectus supplement.

Shares of common stock to be outstanding after this offering	shares ( shares if the underwriters’ option to purchase additional shares of common stock is exercised in full).
Use of proceeds
We estimate that the net proceeds to us from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us will be approximately $      million, or approximately $      million if the underwriters exercise their option to purchase additional shares of common stock from us in full. We currently expect to use the net proceeds to us from this offering: to further advance the development of ALPN-303 for multiple autoimmune and/or inflammatory diseases, davoceticept (ALPN-202) for the treatment of advanced malignancies and acazicolcept (ALPN-101) for lupus; to fund preclinical and discovery activities; and for other working capital, capital expenditures and other general corporate purposes.See “Use of Proceeds” on page S-57 of this prospectus supplement.

Risk factors
An investment in shares of our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement and the similarly titled sections in the documents incorporated by reference into this prospectus supplement for a discussion of factors to consider carefully before deciding to invest in our securities.

Nasdaq Global Market
Our common stock is listed on Nasdaq under the symbol “ALPN.” There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. We do not intend to list the pre-funded warrants on the Nasdaq Global Market or any other national securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited. See “Description of Pre-Funded Warrants.”

Outstanding Shares
The number of shares of common stock to be outstanding after this offering is based on 30,336,162 shares of common stock outstanding as of June 30, 2022, and excludes:
•6,869,067 shares of common stock issuable upon the exercise of outstanding options to purchase shares of common stock under our equity incentive plans as of June 30, 2022, at a weighted average exercise price of $8.29 per share of common stock;
•160,000 shares of common stock issuable upon the exercise of an option to purchase shares of common stock issued to one of our executive officers outside of our equity incentive plans on August 17, 2022 with an exercise price of $8.38 per share;
•248,753 restricted stock units outstanding as of June 30, 2022;
•412,450 shares of common stock reserved for future issuance as of June 30, 2022 under our 2018 Equity Incentive Plan;
•3,656,497 shares of common stock issuable upon the exercise of warrants outstanding as of June 30, 2022, at a weighted-average exercise price of $12.66 per share;
•pre-funded warrants to purchase up to 5,182,197 shares of common stock outstanding as of June 30, 2022, at an exercise price of $0.001 per share; and
•pre-funded warrants to purchase up to shares of common stock, offered in this offering, at an exercise price of $0.001 per share.
Except as otherwise indicated herein, all information in this prospectus supplement, including the number of shares of common stock that will be outstanding after this offering, assumes no exercise of pre-funded warrants offered in this offering, and no exercise by the underwriters of their option to purchase additional shares of common stock.

RISK FACTORS
Investing in shares of our common stock and pre-funded warrants involves a high degree of risk. You should carefully consider the risks described below, as well as all other information included in this prospectus supplement, the accompanying prospectus and in our other filings with the SEC incorporated by reference into this prospectus supplement before you decide to purchase shares of common stock or pre-funded warrants. If any of the following risks actually occurs, our business, financial condition, operating results, prospects and ability to accomplish our strategic objectives could be materially harmed. As a result, the trading price of our shares of common stock could decline and you could lose all or part of your investment. Our Risk Factors are not guarantees that no such conditions exist as of the date of this prospectus supplement and should not be interpreted as an affirmative statement that such risks or conditions have not materialized, in whole or in part. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations and the market price of our shares of common stock.
Risks Related to Our Pipeline and Product Development
Our approach to the discovery and development of innovative therapeutic treatments based on our technology is unproven and may not result in marketable products.
We plan to develop novel protein-based immunotherapies in part via our proprietary directed evolution platform for the treatment of cancer and autoimmune/inflammatory diseases. The potential to create therapies capable of working within and/or modulating an immune synapse, forcing a synapse to occur, or preventing a synapse from occurring is an important, novel attribute of the majority of our approaches. However, the scientific research forming the basis of our efforts to develop therapeutic candidates based on our platform is relatively new. Further, the scientific evidence to support the feasibility of developing therapeutic treatments based on our platform is both preliminary and limited.
Relatively few therapeutic candidates based on immunoglobulin superfamily, or IgSF, domains, or tumor necrosis factor receptor super family, or TNFRSF, domains, have been tested in humans. We may discover the therapeutic candidates developed using our scientific platform do not possess certain properties required for the therapeutic candidate to be effective. We currently have only limited data to suggest we can introduce these necessary therapeutic properties into variant Ig domain, or vIgD or variant TNF(R) domain, or vTD, based therapeutic candidates. In addition, vIgDs or vTDs may demonstrate different chemical and pharmacological properties in human subjects or patients than they do in laboratory studies. Even if our programs have successful results in animal studies, they may not demonstrate the same chemical and pharmacological properties in humans and may interact with human biological systems in unforeseen, ineffective, or harmful ways. While we continue to evaluate our vIgDs and vTDs preclinically and clinically, the risk profile in humans is still being fully assessed. Undesirable side effects that may be caused by our therapeutic candidates could cause us or regulatory authorities to interrupt, delay or halt clinical trials and could result in a more restrictive label or the delay or denial of regulatory approval by the FDA or other comparable foreign authorities. Such side effects could also affect patient recruitment or the ability of enrolled patients to complete clinical trials or result in potential product liability claims. Any of these occurrences may harm our business, financial condition and prospects significantly. As a result, we may never succeed in developing a marketable therapeutic, we may not become profitable, and the value of our common stock may decline.
Further, we believe that the FDA has little prior experience with vIgDs or vTDs, which may increase the complexity, uncertainty, and length of the regulatory approval process for our therapeutic candidates. Our company and our current collaborators, or any future collaborators, may never receive approval to market and commercialize any therapeutic candidate. Even if our company or a collaborator obtains regulatory approval, the approval may be for disease indications or patient populations not as broad as we intended or desired or may require labeling, including significant use or distribution restrictions or safety warnings. Our company or a collaborator may be required to perform additional or unanticipated clinical trials to obtain approval or be subject to post-marketing testing requirements to maintain regulatory approval. If therapeutic candidates we develop using our scientific platform prove to be ineffective, unsafe, or commercially unviable, our entire platform and pipeline would have little, if any, value, which could have a material adverse effect on our business, financial condition, results of operations, and prospects.
The market may not be receptive to our therapeutic products based on a novel therapeutic modality, and we may not generate any future revenue from the sale or licensing of therapeutic products.
Even if approval is obtained for a therapeutic candidate, we may not generate or sustain revenue from sales of the therapeutic product due to factors such as whether the therapeutic product can be sold at a competitive price and otherwise accepted in the market. Therefore, any revenue from sales of the therapeutic product may not offset the costs of development. The therapeutic candidates we are developing are based on new technologies and therapeutic approaches. Market participants with significant influence over acceptance of new treatments, such as physicians and third-party payors, may not adopt a treatment based on our therapeutic products, and we may not be able to convince the medical community and third-party payors to accept and use, or to provide favorable coverage or reimbursement for, any therapeutic products developed by our company, our existing collaborator, or any future collaborators. Market acceptance of our therapeutic products will depend on, among other factors:
•the timing of our receipt of any marketing and commercialization approvals;
•the terms and scope of any approvals and the countries in which approvals are obtained;
•the safety and efficacy of our therapeutic products;
•the prevalence and severity of any adverse side effects associated with our therapeutic products;
•the prevalence and severity of any adverse side effects associated with therapeutics of the same type or class as our therapeutic products;
•limitations or warnings contained in any labeling approved by the FDA or other regulatory authority;
•relative convenience and ease of administration of our therapeutic products;
•the willingness of patients to accept, and the willingness of physicians to prescribe, any new methods of administration;
•the success of our physician education programs;
•the availability of adequate government and third-party payor coverage and reimbursement;
•the willingness of patients to pay out-of-pocket in the absence of coverage by government and third-party payors;
•the pricing of our products, particularly as compared to alternative treatments;
•our ability to compliantly and effectively market and sell our products;
•the timing of market introduction of our therapeutic products as well as alternative treatments; and
•availability of alternative effective treatments for the disease indications our therapeutic products are intended to treat and the relative risks, benefits, and costs of those treatments.
With our development focus, these risks may increase to the extent this field becomes more competitive or less favored in the commercial marketplace. Additional risks apply in relation to any disease indications we pursue which are classified as rare diseases and allow for orphan drug designation by regulatory agencies in major commercial markets, such as the United States, European Union, and Japan. Because of the small patient population for a rare disease, if pricing is not approved or accepted in the market at an appropriate level for an approved therapeutic product with orphan drug designation, such drug may not generate enough revenue to offset costs of development, manufacturing, marketing, and commercialization despite any benefits received from the orphan drug designation, such as market exclusivity, assistance in clinical trial design, or a reduction in user fees or tax credits related to development expense. Market size is also a variable in disease indications classified as rare. Our estimates regarding potential market size for any rare indication may be materially different from what we discover to exist at the time we commence commercialization, if any, for a therapeutic product, which could result in significant changes in our business plan and have a material adverse effect on our business, financial condition, results of operations, and prospects.
If a therapeutic product with orphan drug designation subsequently receives the first FDA approval for the indication for which it has such designation, the therapeutic product is entitled to orphan product exclusivity, which means the FDA may not approve any other applications to market the same therapeutic product for the same indication, except in very limited circumstances, for seven years. Orphan drug exclusivity, however, could also block the approval of one of our therapeutic products for seven years if a competitor obtains approval of the same therapeutic product as defined by the FDA or if our therapeutic product is determined to be within the same class as the competitor’s therapeutic product for the same indication or disease.

As in the United States, we may apply for designation of a therapeutic product as an orphan drug for the treatment of a specific indication in the European Union before the application for marketing authorization is made. Sponsors of orphan drugs in the European Union can enjoy economic and marketing benefits, including up to ten years of market exclusivity for the approved indication unless another applicant can show its therapeutic product is safer, more effective, or otherwise clinically superior to the orphan-designated therapeutic product. The respective orphan designation and exclusivity frameworks in the United States and in the European Union are subject to change, and any such changes may affect our ability to obtain EU or U.S. orphan designations in the future.
Our therapeutic candidates are in early stages of development and may fail in development or suffer delays that materially and adversely affect their commercial viability.
We have no products on the market and all of our therapeutic candidates are in early stages of development. Our ability to achieve and sustain profitability depends on obtaining regulatory approval and Institutional Review Board, or IRB, approval to conduct clinical trials at particular sites, obtaining regulatory approvals to market our therapeutic candidates and successfully commercializing our therapeutic candidates, either alone or with third parties, such as our collaborators. Before obtaining regulatory approval for the commercial distribution of our therapeutic candidates, we or a collaborator must conduct extensive preclinical tests and clinical trials to demonstrate the safety and efficacy in humans of our therapeutic candidates. Preclinical testing and clinical trials are expensive, difficult to design and implement, can take many years to complete, and are uncertain as to outcome. For example, we are currently advancing the development of acazicolcept, davoceticept, and ALPN-303; however, even with the significant investment of time and funding to advance these product candidates, we cannot guarantee that our clinical and preclinical development efforts will be successful. The start or end of a clinical study is often delayed or halted due to delays in or failure to obtain regulatory approval to commence the study, delays in or failure to reach agreement on acceptable terms with prospective CROs or clinical trial sites, delays in or failure to obtain IRB approval at each site, changing regulatory requirements, manufacturing challenges, clinical sites or CROs deviating from the trial protocol or failing to comply with regulatory requirements or meet contractual obligations, slower than anticipated patient enrollment, changing standards of care, availability or prevalence of use of a comparative therapeutic or required prior therapy, clinical outcomes, failure of patients to complete the trial or return for post-treatment follow-up, or financial constraints. For instance, delays or difficulties in patient enrollment or difficulties in retaining trial participants can result in increased costs, longer development times, or termination of a clinical trial. Clinical trials of a new therapeutic candidate require the enrollment of a sufficient number of patients, which may include patients who are suffering from the disease the therapeutic candidate is intended to treat and who meet other eligibility criteria. Rates of patient enrollment are affected by many factors, including the size of the patient population, the eligibility criteria for the clinical trial, the age and condition of the patients, the stage and severity of disease, the nature of the protocol, the proximity of patients to clinical sites, and the availability of effective treatments or competing academic and other clinical trials for the relevant disease.
A therapeutic candidate can unexpectedly fail at any stage of preclinical and clinical development. The historical failure rate for therapeutic candidates is high due to scientific feasibility, safety, efficacy, changing standards of medical care, and other variables. The novelty of our platform may mean our failure rates are higher than historical norms. The results from preclinical testing or early clinical trials of a therapeutic candidate may not predict the outcome of later phase clinical trials of the therapeutic candidate, particularly in immuno-oncology and autoimmune/inflammatory disorders. We will have to conduct additional trials in our proposed indications to verify the results obtained to date in our preclinical and clinical studies and to support any future regulatory submissions. A number of companies in the biopharmaceutical industry have suffered significant setbacks in advanced clinical trials due to lack of efficacy or adverse safety profiles despite promising results in earlier, smaller clinical trials. Moreover, clinical data are often susceptible to varying interpretations and analyses. We do not know whether Phase 1, Phase 2, Phase 3, or other clinical trials we may conduct will demonstrate consistent or adequate efficacy and safety with respect to the proposed indication for use sufficient to receive regulatory approval or market our therapeutic candidates. To the extent that the results of the clinical trials are not satisfactory to the FDA or foreign regulatory authorities for supporting a marketing application, we may be required to expend significant resources, which may not be available to us, to conduct additional clinical trials in support of potential approval of our product candidates.
We, the FDA, an IRB, an independent ethics committee, or other applicable regulatory authorities may suspend clinical trials of a therapeutic candidate at any time for various reasons, including a belief that subjects participating in such trials are being exposed to unacceptable health risks or adverse side effects. Similarly, an IRB or ethics committee may suspend a clinical trial at a particular trial site. We may not have the financial resources to continue development of, or to enter into collaborations for, a therapeutic candidate if we experience any problems or other unforeseen events delaying or preventing clinical development or regulatory approval of, or our ability to commercialize, therapeutic candidates, including:

•negative or inconclusive results from our clinical trials, or the clinical trials of others for therapeutic candidates similar to ours, leading to a decision or requirement to conduct additional preclinical testing or clinical trials or abandon a program;
•serious and unexpected drug-related side effects experienced by participants in our clinical trials or by individuals using therapeutics similar to our therapeutic candidates;
•serious drug-related side effects experienced in the past by individuals using therapeutics similar to our therapeutic candidates;
•delays in submitting IND applications or clinical trial applications, or comparable foreign applications, or delays or failure in obtaining the necessary approvals from regulators or IRBs to commence a clinical trial, or a suspension or termination of a clinical trial once commenced;
•conditions imposed by the FDA or comparable foreign authorities, such as the European Medicines Agency, or EMA, regarding the scope or design of our clinical trials;
•delays in enrolling research subjects in clinical trials;
•high drop-out rates of research subjects;
•inadequate supply or quality of therapeutic candidate or therapeutic candidate components, or materials or other supplies necessary for the conduct of our clinical trials, including those owned, manufactured, or provided by companies other than ours;
•greater than anticipated clinical trial costs, including the cost of any approved drugs used in combination with our therapeutic candidates;
•poor effectiveness of our therapeutic candidates during clinical trials;
•unfavorable FDA or other regulatory agency inspection and review of a clinical trial site;
•failure of our third-party contractors or investigators to comply with regulatory requirements or otherwise meet their contractual obligations in a timely manner, or at all;
•delays and changes in regulatory requirements, policies, and guidelines, including the imposition of additional regulatory oversight around clinical testing generally or with respect to our technology in particular; or
•varying interpretations of data by the FDA and similar foreign regulatory agencies.
Because we have limited financial and operational resources, we must prioritize our research programs and will need to focus our discovery and development on select product candidates and indications. Correctly prioritizing our research and development activities is particularly important for us due to the breadth of potential product candidates and indications that we intend to utilize with our clinical development strategy. As a result, we may forego or delay pursuit of opportunities with other product candidates or for other indications that later prove to have greater commercial potential. Our resource allocation decisions may cause us to fail to capitalize on viable commercial products or profitable market opportunities. Our spending on current and future research and development programs and product candidates for specific indications may not yield any commercially viable products. If we do not accurately evaluate the commercial potential or target market for a particular product candidate, we may also relinquish valuable rights to that product candidate through collaboration, licensing or other royalty arrangements in cases in which it would have been more advantageous for us to retain sole development and commercialization rights to such product candidate.
Product development involves a lengthy and expensive process with an uncertain outcome, and results of earlier preclinical and clinical trials may not be predictive of future clinical trial results.
Clinical testing is expensive and generally takes many years to complete, and the outcome is inherently uncertain. Failure can occur at any time during the clinical trial process. The results of preclinical trials and early clinical trials of our product candidates may not be predictive of the results of larger, later-stage controlled clinical trials. Product candidates showing promising results in early-stage clinical trials may still suffer significant setbacks in subsequent clinical trials. We have evaluated acazicolcept in a Phase 1 healthy volunteer trial and previously initiated a Phase 1b/2 study of acazicolcept in patients with steroid-resistant or steroid-refractory active acute graft-versus-host disease, or SR-aGVHD. We terminated this Phase 1b/2 SR-aGVHD study in June 2020. Our Phase 2 study in SLE has materially increased our research and development spending and we expect this increased spend will continue. SLE is a challenging indication and a number of trials conducted by other companies have failed after significant investment of time and funding. We cannot predict whether our efforts in this indication will be successful. If we are unsuccessful, it is unlikely that AbbVie would exercise its option for acazicolcept pursuant to our option and license agreement and, as a result, we would not receive the option payment pursuant to this agreement and we would not be eligible for future milestones and royalties. In addition, we have initiated our Phase 1 studies of davoceticept as well as our Phase 1 study of ALPN-303 in healthy volunteers. We will have to conduct additional preclinical studies and human trials in our proposed indications to verify the results obtained to date and to support any regulatory submissions for further clinical development. A number of companies in the biopharmaceutical industry have suffered significant setbacks in advanced clinical trials due to lack of efficacy or adverse safety profiles despite promising results in earlier, smaller clinical trials.
Moreover, clinical data are often susceptible to varying interpretations and analyses. We do not know whether Phase 1, Phase 2, Phase 3, or other clinical trials we may conduct will demonstrate consistent or adequate efficacy and safety with respect to the proposed indication for use sufficient to receive regulatory approval or market our therapeutic candidates.
Additionally, disruptions at the FDA and other agencies may also slow the time necessary for new drugs to be reviewed by necessary government agencies, which would adversely affect our business. For example, over the last several years, the U.S. government has shut down multiple times and certain regulatory agencies, such as the FDA, have had to furlough critical FDA and other government employees. In response to the COVID-19 public health emergency, since March 2020 when foreign and domestic inspections of facilities were largely placed on hold, the FDA has been working to resume routine surveillance, bioresearch monitoring and pre-approval inspections. In 2020 and 2021, a number of companies announced receipt of complete response letters due to the FDA’s inability to complete required inspections for their applications. In February 2022, the FDA announced that it will resume routine domestic surveillance inspections. The FDA also announced proceeding with previously planned foreign surveillance inspections that have received country clearance and are within the CDC’s Level 1 or Level 2 COVID-19 travel recommendation; otherwise, the inspection would be rescheduled, with the anticipated goal of resuming foreign prioritized inspections in April 2022. While the FDA continues to ensure timely reviews of applications for medical products during the ongoing COVID-19 pandemic in line with its user fee performance goals and conducting mission critical domestic and foreign inspections to ensure compliance of manufacturing facilities with FDA Good Manufacturing Practices, the FDA may not be able to continue its current inspection pace or be unable to complete required inspections during the review period, or the review timelines could be extended. Regulatory authorities outside the U.S. may adopt similar restrictions or other policy measures in response to the COVID-19 pandemic and may experience delays in their regulatory activities. If a prolonged government shutdown or other disruption occurs, or if global health or other concerns continue to prevent the FDA or other regulatory authorities from conducting their regular inspections, reviews, or other regulatory activities in a timely manner, it could significantly impact the ability of the FDA to timely review and process our regulatory submissions, which could have a material adverse effect on our business.
If we encounter delays or difficulties enrolling patients in our clinical trials and/or retention of patients in clinical trials, our clinical development activities could be delayed or otherwise adversely affected.
We may experience difficulties in patient enrollment in our clinical trials for a variety of reasons, including supply chain disruptions, staffing shortages and other business and economic disruptions resulting from geopolitical actions, including war and terrorism, natural disasters, including earthquakes, typhoons, floods and fires, as well as other disruptions resulting from the impact of public health factors, including the COVID-19 pandemic, business disruptions of our strategic partners, third-party manufacturers, suppliers and other third parties upon which we rely. The timely completion of clinical trials in accordance with their protocols depends, among other things, on our ability to enroll a sufficient number of patients who remain in the trial until completion of treatment and adequate follow-up. The enrollment of patients depends on many factors, including:
•Inability to enroll, or delay in enrollment of, patients due to outbreaks and public health crises, such as the COVID-19 global pandemic, as further described under “Risk Factors - Risks Related to COVID-19 and Other Health Epidemics”;
•The patient eligibility criteria defined in the protocol;
•The perceived risks and benefits of the product candidate being studied;
•The size of the patient population required for analysis of the trial’s primary endpoints;

•The proximity of patients to trial sites;
•The design of the trial;
•Our ability to recruit clinical trial investigators with the appropriate competencies and experience;
•Our ability to obtain and maintain patient consent;
•Geopolitical events in countries where we have or seek to have clinical trial sites;
•Reporting of the preliminary results of any of our clinical trials; and
•The risk that patients enrolled in clinical trials will drop out of the trials before completion of treatment and adequate follow-up.
In addition, our clinical trials will compete with other clinical trials for product candidates that are in the same therapeutic areas as our product candidates, and this competition will reduce the number and types of patients available to us because some patients who might have opted to enroll in our trials may instead opt to enroll in a trial being conducted by one of our competitors. Since the number of qualified clinical investigation sites is limited, we expect to conduct some of our clinical trials at the same clinical trial sites that some of our competitors use, which will reduce the number of patients who are available for our clinical trials at such clinical trial sites. Geopolitical events in countries where we have or seek to have clinical trial sites can also negatively impact our ability to enroll patients in our trials. For example, we had intended to open trial sites in Russia for both our ongoing Synergy trial and our planned Phase 2 trial in SLE with ALPN-303. Following the start of the Russia-Ukraine conflict, we have decided to abandon our plans to open these sites. Although no sites in Russia had been opened, we have had to revise our plans and locate alternative trial sites in order to achieve targeted enrollment numbers and enrollment rates for these trials. Any resulting delays in patient enrollment may increase our costs or may affect the timing or outcome of our ongoing and planned clinical trials, which could prevent completion or commencement of these trials and adversely affect our ability to advance the development of our product candidates.
Our product candidates may cause undesirable side effects or have other properties that could halt their clinical development, prevent their regulatory approval, require expansion of the trial size, limit their commercial potential, or result in significant negative consequences.
Clinical trials that involve cancer patients with significant co-morbidities are associated with increased risks as such participants may be particularly susceptible to safety and toxicity risks. In addition, these side effects may not be appropriately recognized or managed by the treating medical staff, as safety and toxicity monitoring may be complicated and difficult to manage, which could result in patient death or other significant issues. Additionally, it can be difficult to determine if the serious adverse or unexpected side effects were caused by the product candidate or another factors, especially in oncology subjects who may suffer from other medical conditions and take other medications. Such risks are increased in clinical trials that evaluate combination therapies.
If serious adverse events or undesirable side effects arise, we could be required to suspend, delay, or halt our clinical trials. For example, on March 7, 2022, we announced that the FDA placed a partial clinical hold on our NEON-2 trial evaluating davoceticept in combination with pembrolizumab in adults with advanced malignancies, prompted by our report of a Grade 5 serious adverse event (patient death) in the NEON-2 trial. During the partial clinical hold, enrolled participants in the NEON-2 trial were permitted to continue receiving davoceticept and pembrolizumab, but no new participants were permitted to be enrolled during the partial clinical hold. On May 24, 2022, we announced that the FDA had removed the partial clinical hold after a review of our Complete Response, which included a comprehensive review of the davoceticept safety database, as well as a revised investigator brochure and study protocol. Additionally, serious adverse events or undesirable side effects could cause regulatory authorities to deny approval or require us to limit development of that product candidate to certain uses or subpopulations in which the undesirable side effects or other characteristics are less prevalent, less severe or more acceptable from a risk-benefit perspective. Undesirable side effects could also result in an expansion in the size of our clinical trials, increasing the expected costs and timeline of our clinical trials. Side effects that are observed during the trial, whether treatment related or not, could also affect patient recruitment for future trials or the ability of enrolled patients to complete the trial or result in potential product liability claims.
Further, if serious adverse events or undesirable side effects are identified during development or after approval and are determined to be attributed to any of our product candidates, we may be required to develop Risk Evaluation and Mitigation Strategies, or REMS, to ensure that the benefits of treatment with such product candidate outweigh the risks for each potential patient, which may include, among other things, a communication plan to health care practitioners, patient education, extensive patient monitoring or distribution systems and processes that are highly controlled, restrictive and more costly than what is typical for the industry.
Any of these occurrences may harm our business, financial condition and prospects significantly.
Development of product candidates in combination with other therapies could expose us to additional risks.
Development of any of our product candidates in combination with one or more other therapies that have either been approved or not yet been approved for marketing by the FDA, EMA or comparable foreign regulatory authorities could expose us to additional risks, as combination therapies may increase the rate of serious or unexpected adverse events, which could result in a clinical hold as well as pre-approval and post-approval restrictions by the FDA or other regulatory authorities on the proposed combination therapy, including narrowing of the indication, warnings, additional safety data collection and monitoring procedures, and REMS, even if the cause of such serious or unexpected adverse events are not directly attributed to our product candidate. Any of these events or restrictions could have a material adverse effect on our business, development of our product candidates, delay our regulatory approval, and decrease the market acceptance and profitability of our product candidate if approved for a combination therapy. For example, as discussed in the risk factor above, our NEON-2 trial evaluating davoceticept in combination with Merck’s pembrolizumab in adults with advanced malignancies was placed on partial clinical hold by the FDA between March 2022 and May 2022, during which time we were unable to enroll any additional participants in the clinical trial.
We will not be able to market and sell any product candidate in combination with any unapproved therapies that do not ultimately obtain marketing approval. If the FDA, EMA or other comparable foreign regulatory authorities do not approve or revoke their approval of other therapies used in combination therapies, or if safety, efficacy, commercial adoption, manufacturing or supply issues arise with the therapies we choose to evaluate in combination with any of our product candidate, we may be unable to obtain approval of or successfully market any one or all of the product candidates we develop.
Even if any of our product candidates were to receive marketing approval or be commercialized for use in combination with other existing approved therapies, we would continue to be subject to the risks that the FDA, EMA or other comparable foreign regulatory authorities could revoke approval of the other therapy used in combination with any of our product candidates, or safety, efficacy, manufacturing or supply issues could arise with these existing therapies. In addition, it is possible that existing therapies with which our product candidates are approved for use could themselves fall out of favor or be relegated to later lines of treatment. This could result in the need to identify other combination therapies for our product candidates or our own products being removed from the market or being less successful commercially.
Additionally, if the third-party providers of therapies or therapies in development used in combination with our product candidates are unable to produce sufficient quantities for clinical trials or for commercialization of our product candidates, or if the cost of combination therapies is prohibitive, our development and commercialization efforts would be impaired, which would have an adverse effect on our business, financial condition, results of operations and growth prospects.
We face competition from entities that have developed or may develop therapeutic candidates for our target disease indications, including companies developing novel treatments and technology platforms based on modalities and technology similar to us.
We participate in the highly competitive sector of biotechnology and pharmaceuticals and in the subsector of immune modulation. This subsector has undergone tremendous technological advancement over the last decade due to advancements in understanding the role of the immune system across multiple therapeutic areas, including oncology and autoimmune/inflammatory disease. While we believe our novel technology platform, discovery programs, knowledge, experience, and scientific resources offer competitive advantages, we face competition from major pharmaceutical and biotechnology companies, academic institutions, governmental agencies, public and private research institutions, and others.
Any products we successfully develop and commercialize will face competition from currently approved therapies and new therapies potentially available in the future.
The availability of reimbursement from government and other third-party payors will also significantly affect the pricing and competitiveness of our products. Our competitors also may obtain FDA or other regulatory approval for their products more rapidly than we may obtain approval for our products, which could result in our competitors establishing a strong market position before we are able to enter the market.

Many of the companies we compete against may have significantly greater financial resources and expertise in research and development, manufacturing, preclinical testing, conducting clinical trials, obtaining regulatory approvals, and marketing approved products. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. These competitors also compete with us in recruiting and retaining qualified scientific and management personnel and establishing clinical trial sites and patient registration for clinical trials, as well as in acquiring technologies complementary to, or necessary for, our programs. If these companies develop technologies or therapeutic candidates more rapidly than we do, or their technologies, including delivery technologies, are more effective, our ability to develop and successfully commercialize therapeutic candidates may be adversely affected. For additional information regarding our competitors and the competitive landscape, please refer to the section of our Annual Report on Form 10-K for the year ended December 31, 2021 titled “Business—Competition.”
Many of our competitors have significantly greater financial, technical, manufacturing, marketing, sales, and supply resources or experience than we have. If we successfully obtain approval for any therapeutic candidate, we will face competition based on many different factors, including safety and effectiveness, ease with which our products can be administered and the extent to which patients accept relatively new routes of administration, timing and scope of regulatory approvals, availability and cost of manufacturing, marketing and sales capabilities, price, reimbursement coverage, and patent position of our products. Competing products could present superior treatment alternatives, including by being more effective, safer, less expensive, or marketed and sold more effectively than any products we may develop. Competitive products may make any products we develop obsolete or noncompetitive before we recover the expense of developing and commercializing our therapeutic candidates. Competitors could also recruit our employees, which could negatively impact our ability to execute our business plan.
We believe our development programs and platform have a particular mechanism of action, but this mechanism of action has not been proven conclusively.
Our scientific platform is novel, and the underlying science is not exhaustively understood nor conclusively proven. In particular, the interaction of vIgDs with the immune synapse, the ability of vIgDs to slow, stop, restart, or accelerate immune responses, and the ability of vIgD domains to interact with multiple counter structures is still largely theoretical. Graphical representations of proposed mechanisms of action of our therapies, the size, actual or relative, of our therapeutics, and how our therapeutics might interface with other cells within the human body, inside the immune synapse, or inside the disease and/or the tumor microenvironment are similarly theoretical and not yet conclusively proven. The lack of a proven mechanism of action may adversely affect our ability to raise sufficient capital, complete preclinical studies, adequately manufacture drug product, obtain regulatory clearance for clinical trials, gain marketing approval, or conclude collaborations, or interfere with our ability to market our product to patients and physicians or achieve reimbursement from payors.
Any inability to present our data in scientific journals or at scientific conferences could adversely impact our business and stock price.
We may from time to time submit data related to our research and development activities in peer-reviewed scientific publications or apply to present data related to our research and development activities at scientific or other conferences. We have no control over whether these submissions or applications are accepted. Even if accepted for a conference, we have no control over whether presentations at scientific conferences will be accepted for oral presentation, poster presentation, or abstract publication only. Even when accepted for publication, we have no control over the timing of the release of the publication. Rejection by publications, delays in publication, rejection for presentation, or a less-preferred format for a presentation may adversely impact our stock price, ability to raise capital, and business.
Our business may be affected by adverse scientific publications or editorial or discussant opinions.
We may from time to time publish data related to our research and development activities in peer-reviewed scientific publications or present data related to our research and development activities at scientific or other conferences. Editorials or discussants unrelated to us may provide opinions on our presented data unfavorable to us. In addition, scientific publications or presentations may be made which are critical of our science or research or the field of immunotherapy in general. This may adversely affect our ability to raise necessary capital, complete clinical and preclinical studies, adequately manufacture drug product, obtain regulatory clearance for clinical trials, or approval for marketing, or interfere with our ability to market our product to patients and physicians or achieve reimbursement from payors.

Risks Related to Our Relationships with Third Parties
To date, our revenue has been primarily derived from our collaboration agreements, and our success will be dependent, in part, on our collaborators’ efforts to develop our therapeutic candidates.
Our success is dependent, in part, on our collaborators’ efforts to develop our therapeutic candidates and, historically, our revenue has been primarily derived from our agreements with collaborators. For example, in June 2020, we entered into the AbbVie Agreement for the development of acazicolcept and, in December 2021, we entered into the Horizon Agreement pursuant to which we granted to Horizon rights to one of our existing preclinical biologic therapeutic programs and we and Horizon agreed to collaborate in the discovery, research and preclinical development of up to three additional autoimmune and inflammatory disease programs for other designated biological targets.
Pursuant to the terms of the AbbVie Agreement, we received an upfront payment of $60.0 million in cash and are eligible to receive up to $75.0 million in development milestones (of which $45.0 million was achieved in the second quarter of 2021), an additional $75.0 million if AbbVie exercises its option with respect to acazicolcept following our completion of certain development activities, additional development, commercial and sales-based milestones up to an aggregate of $655.0 million and royalties on any future net sales. Through June 30, 2022, we have received $105.0 million in upfront and pre-option exercise development milestones as part of the AbbVie Agreement.
Pursuant to the AbbVie Agreement, we will conduct certain development activities under a development plan that provides for, among other things, the generation of a data package in order for AbbVie to evaluate exercising its exclusive option, including all activities reasonably necessary to complete our Phase 2 study of acazicolcept in SLE. Even if we successfully complete these activities, AbbVie may not exercise its option, which would make achievement of future milestones and receipt of future royalties unattainable. If AbbVie exercises its option, our realization of additional milestones and royalty payments will depend upon the efforts of AbbVie. If AbbVie fails to develop, obtain regulatory approval for, or ultimately commercialize acazicolcept or if AbbVie terminates the collaboration, our business, financial condition, results of operations, and prospects could be materially and adversely affected. For additional information regarding the AbbVie Agreement, please refer to the section of our Annual Report on Form 10-K for the year ended December 31, 2021 titled “Business-Partnerships.”
Pursuant to the terms of the Horizon Agreement, we received an upfront payment of $25.0 million as well as an equity investment for which they paid $15.0 million. We are also eligible to receive milestone payments upon our achievement of certain preclinical, clinical and regulatory and commercialization milestones, up to an aggregate amount of $381.0 million per program, or approximately $1.5 billion in total, if all milestones are met, as well as royalties on future product sales. Pursuant to the Horizon Agreement, we will conduct certain research activities under a research program; however, even if we successfully perform our obligations under the Horizon Agreement, there is no certainty that Horizon will continue the development of any of the programs, or, if development is continued, if such programs will ultimately succeed and receive regulatory approval. Horizon will have discretion in determining and directing its efforts and resources for future development activities and, if approval is obtained, commercialization and marketing of the approved drug. As a result, there can be no assurances that we will achieve additional milestones pursuant to the Horizon Agreement. For additional information regarding the Horizon Agreement, please refer to the section of our Annual Report on Form 10-K for the year ended December 31, 2021 titled “Business-Partnerships.”
Our collaborations may also result in reduced royalty revenues if we are unable to obtain and maintain patent protection, as well as if we are unable to obtain patent term extension, for therapeutic candidates or products developed under our agreements with collaborators. In the event of expiration or invalidation of patents covering a therapeutic candidate or product, for example, our collaborators may be entitled to a significant decrease in royalty revenues owed to us under the agreements. Invalidation of patents and failure to obtain patent term extension for one or more patents in our portfolio may occur as a result of factors beyond our control due to the complex legal and factual questions surrounding pharmaceutical and biotechnology patents. If we are unable to obtain and maintain patent protection, or if we unable to obtain patent term extension for therapeutic candidates or products developed under our agreements with collaborators, our revenue derived from our collaborators may be less than the full amount anticipated, and our business, financial condition, results of operations, and growth prospects could be materially harmed.
Continued advancement of our other product candidates and other development efforts depends, in part, upon the efforts of AbbVie, Horizon, and our other current or future collaborators. If our collaborators do not dedicate sufficient resources to the development of product candidates that are the subject of our agreements, such product candidates may never be successful and we may be ineligible to receive additional milestone payments or royalties pursuant to the terms of our arrangements, which could have a material adverse impact on our financial results and operations. Even if we and our collaborators dedicate sufficient resources to our collaboration agreements, neither we nor our collaborators may be effective in obtaining approvals for any therapeutic candidates or, if approved, the successful commercialization of any approved products. Collaborators may change their strategic focus or pursue alternative technologies after entering into a collaboration agreement with us, which could result in reduced, delayed or no revenue to us. Disputes regarding collaboration agreements, including disputes pertaining to ownership of intellectual property, may also arise and if we and our collaborators are unable to resolve such disputes, litigation proceedings may occur, which could further delay development programs, create uncertainty as to ownership of intellectual property rights, distract management from other business activities and generate substantial expenses, any of which could materially and negatively impact our business.
If third parties on which we depend to conduct our clinical or preclinical studies, or any future clinical trials, do not perform as expected, fail to satisfy regulatory or legal requirements, or miss expected deadlines, our development program could be delayed, which may result in materially adverse effects on our business, financial condition, results of operations, and prospects.
We rely, in part, on third-party clinical investigators, CROs, clinical data management organizations, and consultants to design, conduct, supervise, and monitor clinical trials and preclinical studies of our therapeutic candidates and may do the same for future clinical trials. Because we rely on third parties to conduct preclinical studies or clinical trials, we have less control over the timing, quality, compliance, and other aspects of preclinical studies and clinical trials than we would if we conducted all preclinical studies and clinical trials on our own. These investigators, CROs, and consultants are not our employees and we have limited control over the amount of time and resources they dedicate to our programs. These third parties may have contractual relationships with other entities, some of which may be our competitors, which may draw their time and resources away from our programs. The third parties with which we contract might not be diligent, careful, compliant, or timely in conducting our preclinical studies or clinical trials, resulting in the preclinical studies or clinical trials being delayed or unsuccessful. Further, if any of our relationships with third-party CROs terminate, we may not be able to enter into arrangements with alternative CROs or to do so on commercially reasonable terms.
If we cannot contract with acceptable third parties on commercially reasonable terms, or at all, or if these third parties do not carry out their expected duties, satisfy legal and regulatory requirements for the conduct of preclinical studies or clinical trials, or meet expected deadlines, our clinical development programs could be delayed and otherwise adversely affected. In all events, we are responsible for ensuring each of our preclinical studies and clinical trials is conducted in accordance with the general investigational plan and protocols for the trial and with legal, regulatory and scientific standards. The FDA and certain foreign regulatory authorities, such as the EMA, require preclinical studies to be conducted in accordance with applicable Good Laboratory Practices, or GLPs, and clinical trials to be conducted in accordance with applicable FDA regulations and Good Clinical Practices, or GCPs, including requirements for conducting, recording, and reporting the results of preclinical studies and clinical trials to assure data and reported results are credible and accurate and the rights, integrity, and confidentiality of clinical trial participants are protected. Our reliance on third parties we do not control does not relieve us of these responsibilities and requirements. If we or any of our CROs fail to comply with applicable GCPs, the clinical data generated in our clinical trials may be deemed unreliable and the FDA, the EMA or comparable foreign regulatory authorities may require us to perform additional clinical trials before approving our marketing applications. We cannot assure you that upon inspection by a given regulatory authority, such regulatory authority will determine that any of our clinical trials comply with GCP regulations. In addition, our clinical trials must be conducted with product produced under cGMP regulations. Our failure to comply with these regulations may require us to repeat clinical trials, which would delay the regulatory approval process. Any such event could have a material adverse effect on our business, financial condition, results of operations, and prospects.
In addition, switching or adding additional CROs involves additional cost and requires management time and focus. There is also a natural transition period when a new CRO commences work. As a result, delays may occur, which could materially impact our ability to meet our desired clinical development timelines. There can be no assurance that we will not encounter such challenges or delays in the future or that these delays or challenges will not have a material adverse impact on our business, financial condition and prospects.
Because we rely on third-party manufacturing and supply partners, our supply of clinical trial materials may become limited or interrupted or may not be of satisfactory quantity or quality, and our dependence on these third parties may impair the advancement of our research and development programs.
We have established in-house recombinant protein generation capabilities for producing sufficient protein materials to enable a portion of our current preclinical studies. We rely on third-party supply and manufacturing partners to supply the materials, components, and manufacturing services for a portion of preclinical studies and also rely on such third parties for all our clinical trial drug supplies. We do not own manufacturing facilities or supply sources for such components and materials for clinical trial supplies and our current manufacturing facilities are insufficient to supply such components and materials for all of our preclinical studies. Certain raw materials necessary for the manufacture of our therapeutic products, such as cell lines, are available from a single or limited number of source suppliers on a purchase order basis. There can be no assurance our supply of research and development, preclinical study, and clinical trial drugs and other materials will not be limited, interrupted, restricted in certain geographic regions, of satisfactory quality or quantity, or continue to be available at acceptable prices. In particular, any replacement of our therapeutic substance manufacturer could require significant effort and expertise and could result in significant delay of our preclinical or clinical activities because there may be a limited number of qualified replacements. In addition, disruptions to ports and other shipping infrastructure, due in part to the impact of the ongoing COVID-19 pandemic, may result in shortages or delays impacting the availability of materials and other supplies, which could negatively impact our manufacturers, suppliers and other third parties on whom we rely. While we have not yet suffered any direct, material negative impacts from these ongoing supply chain disruptions, we cannot be certain that we will not be impacted, which could increase our costs or negatively impact our development timelines.
The manufacturing process for a therapeutic candidate is subject to FDA and foreign regulatory authority review, and the facilities used by our contract manufacturers to manufacture our therapeutic candidates must be approved by the FDA pursuant to inspections that will be conducted after we submit our marketing application(s) to the FDA. Suppliers and manufacturers must meet applicable manufacturing requirements and undergo rigorous facility and process validation tests required by regulatory authorities in order to comply with cGMP regulations or other regulatory standards. In the event any of our suppliers or manufacturers fails to comply with such requirements or to perform its obligations to us in relation to quality, timing, or otherwise, or if our supply of components or other materials becomes limited or interrupted for other reasons, we may experience shortages resulting in delayed shipments, supply constraints, and/or stock-outs of our products, be forced to manufacture the materials alone, for which we currently do not have the capabilities or resources, or enter into an agreement with another third party, which we may not be able to do on reasonable terms, if at all. In some cases, the technical skills or technology required to manufacture our therapeutic candidates may be unique or proprietary to the original manufacturer and we may have difficulty, or there may be contractual and intellectual property restrictions prohibiting us from, transferring such skills or technology to another third party and a feasible alternative may not exist. These factors may increase our reliance on such manufacturer or require us to obtain a license from such manufacturer in order to have another third party manufacture our therapeutic candidates. If we are required to change manufacturers for any reason, we will be required to verify the new manufacturer maintains facilities and procedures complying with quality standards and with all applicable regulations. The delays associated with the verification of a new manufacturer could negatively affect our ability to develop therapeutic candidates in a timely manner, within budget, or at all.
We expect to continue to rely on third-party manufacturers if we receive regulatory approval for any therapeutic candidate. To the extent we have existing, or enter into future, manufacturing arrangements with third parties, we will depend on these third parties to perform their obligations in a timely manner consistent with contractual and regulatory requirements, including those related to quality control and assurance. If we are unable to obtain or maintain third-party manufacturing for therapeutic candidates, or to do so on commercially reasonable terms, we may not be able to develop and commercialize our therapeutic candidates successfully. Our, or a third party’s, failure to execute on our manufacturing requirements could adversely affect our business in a number of ways, including as a result of:
•an inability to initiate or continue preclinical studies or clinical trials of therapeutic candidates under development;
•delay in submitting regulatory applications, or receiving regulatory approvals, for therapeutic candidates;
•the loss of the cooperation of a collaborator;
•subjecting manufacturing facilities of our therapeutic candidates to additional inspections by regulatory authorities;
•requirements to cease distribution or to recall batches of our therapeutic candidates; and
•in the event of approval to market and commercialize a therapeutic candidate, an inability to meet commercial demands for our products.
As product candidates progress from preclinical studies to late-stage clinical trials to marketing approval and commercialization, it is common that various aspects of the development program, such as manufacturing methods, materials and processes, are altered along the way in an effort to optimize yield, manufacturing batch size, minimize costs and achieve consistent purity, identity, potency, quality and results. Such changes carry the risk that they will not achieve these intended objectives. Any of these changes could cause our product candidates to perform differently and could affect planned or other clinical trials conducted with product candidates produced using the modified manufacturing methods, materials, and processes. This could delay completion of clinical trials and could require non-clinical or clinical bridging and comparability studies, which could increase costs, delay approval of our product candidates and jeopardize our ability to commercialize our product candidates, if approved.

We may not successfully engage in strategic transactions, including any additional collaborations we seek, which could adversely affect our ability to develop and commercialize therapeutic candidates, impact our cash position, increase our expenses, and present significant distractions to our management.
From time to time, we consider strategic transactions, such as collaborations, acquisitions of companies, asset purchases or divestitures, and out- or in-licensing of therapeutic candidates or technologies. In particular, we intend to evaluate and, if strategically attractive, seek to enter into additional collaborations, including with major biotechnology or pharmaceutical companies. The competition for collaborative partners is intense, and the negotiation process is time-consuming and complex. Any new collaboration may be on suboptimal terms for us, and ultimately may not maximize value for our stockholders. In addition, we may be unable to maintain any new or existing collaboration if, for example, development or approval of a therapeutic candidate is delayed, sales of an approved therapeutic product do not meet expectations, or the collaborator terminates the collaboration. Any such collaboration, or other strategic transaction, may require us to incur non-recurring or other charges, increase our near- and long-term expenditures and pose significant integration or implementation challenges or disrupt our management or business.
These transactions would entail numerous operational and financial risks, including:
•exposure to unknown liabilities;
•disruption of our business and diversion of our management’s time and attention in order to manage a collaboration or develop acquired therapeutic candidates, or technologies;
•incurrence of substantial debt or dilutive issuances of equity securities to pay transaction consideration or costs;
•higher than expected collaboration, acquisition, or integration costs;
•write-downs of assets, or incurring impairment charges or increased amortization expenses; and
•difficulty and cost in facilitating the collaboration or combining the operations and personnel of any acquired business or impairment of relationships with key suppliers, manufacturers, or customers of any acquired business due to changes in management and ownership and the inability to retain key employees of any acquired business.
Accordingly, although there can be no assurance we will undertake or successfully complete any transactions of the nature described above, any transactions we do complete may be subject to the foregoing or other risks and have a material adverse effect on our business, results of operations, financial condition, and prospects. Conversely, any failure to enter any collaboration or other strategic transaction beneficial to us could delay the development and potential commercialization of our therapeutic candidates and have a negative impact on the competitiveness of any therapeutic candidate reaching market.
Risks Related to Our Ability to Commercialize Product Candidates
If any of our therapeutic candidates are approved for marketing and commercialization and we are unable to develop sales, marketing and distribution capabilities on our own or enter into agreements with third parties to perform these functions on acceptable terms, we may be unable to successfully commercialize any such future products.
We currently have no sales, marketing, or distribution capabilities or experience. If any of our therapeutic candidates are approved, we will need to develop internal sales, marketing, and distribution capabilities to commercialize such products, which may be expensive and time-consuming, or enter into collaborations with third parties to perform these services. If we decide to market our products directly, we will need to commit significant financial, legal, and managerial resources to develop a marketing and sales force with technical expertise and supporting distribution, administration, and compliance capabilities. If we rely on third parties with such capabilities to market our approved products, or decide to co-promote products with collaborators, we will need to establish and maintain marketing and distribution arrangements with third parties, and there can be no assurance we will be able to enter into such arrangements on acceptable, compliant terms or at all. In entering into third-party marketing or distribution arrangements, any revenue we receive will depend upon the efforts of the third parties and there can be no assurance such third parties will establish adequate sales and distribution capabilities or be successful in gaining market acceptance of any approved therapeutic. If we are not successful in commercializing any therapeutic approved in the future, either on our own or through third parties, our business, financial condition, results of operations, and prospects could be materially and adversely affected.

If we fail to comply with U.S. and foreign regulatory requirements, regulatory authorities could limit or withdraw any marketing or commercialization approvals we may receive and subject us to other penalties that could materially harm our business.
Our company, our therapeutic candidates, our suppliers, and our contract manufacturers, distributors, and contract testing laboratories are subject to extensive regulation by governmental authorities in the European Union, the United States, and other countries, with regulations differing from country to country.
Even if we receive marketing and commercialization approval of a therapeutic candidate, we and our third-party service providers will be subject to continuing regulatory requirements, including a broad array of regulations related to establishment registration and product listing, manufacturing processes, risk management measures, quality and pharmacovigilance systems, post-approval clinical studies, labeling and packaging, advertising and promotional activities, record keeping, distribution, adverse event reporting, import and export of pharmaceutical products, pricing, sales, and marketing, and fraud and abuse requirements.
Furthermore, the FDA strictly regulates manufacturers’ promotional claims of drug products. In particular, a drug product may not be promoted by manufacturers for uses that are not approved by the FDA, as reflected in the FDA-approved labeling, although healthcare professionals are permitted to use drug products for off-label uses. The FDA, the Department of Justice, the Inspector General of the Department of Health and Human Services, among other government agencies, actively enforce the laws and regulations prohibiting manufacturers’ promotion of off-label uses, and a company that is found to have improperly promoted off-label uses may be subject to significant liability, including large civil and criminal fines, penalties, and enforcement actions. The FDA has also imposed consent decrees or permanent injunctions under which specified promotional conduct is changed or curtailed for companies that engaged in such prohibited activities. If we cannot successfully manage the promotion of our approved product candidates, we could become subject to significant liability, which would materially adversely affect our business and financial condition.
We are required to submit safety and other post market information and reports, and are subject to continuing regulatory review, including in relation to adverse patient experiences with the product and clinical results reported after a product is made commercially available, both in the United States and in any foreign jurisdiction in which we seek regulatory approval. The FDA and certain foreign regulatory authorities, such as the EMA, have significant post-market authority, including the authority to require labeling changes based on new safety information and to require post-market studies or clinical trials to evaluate safety risks related to the use of a product or to require withdrawal of the product from the market.
The FDA also has the authority to require a REMS plan either before or after approval, which may impose further requirements or restrictions on the distribution or use of an approved therapeutic. The EMA now routinely requires risk management plans, or RMPs, as part of the marketing authorization application process, and such plans must be continually modified and updated throughout the lifetime of the product as new information becomes available. In addition, the relevant governmental authority of any EU member state can request an RMP whenever there is a concern about the risk/benefit balance of the product.
The manufacturers and manufacturing facilities we use to make a future product, if any, will also be subject to periodic review and inspection by the FDA and other regulatory agencies, including for continued compliance with cGMP requirements. The discovery of any new or previously unknown problems with our third-party manufacturers, manufacturing processes or facilities may result in restrictions on the product, manufacturers or facilities, including withdrawal of the product from the market. If we rely on third-party manufacturers, we will have limited control over compliance with applicable rules and regulations by such manufacturers.
If we or our collaborators, manufacturers, or service providers fail to comply with applicable continuing regulatory requirements in the U.S. or foreign jurisdictions in which we seek to market our products, we may be subject to, among other things, fines, warning and untitled letters, clinical holds, a requirement to conduct additional clinical trials, delay or refusal by the FDA or foreign regulatory authorities to approve pending applications or supplements to approved applications, suspension, refusal to renew or withdrawal of regulatory approval, product recalls, seizures, or administrative detention of products, refusal to permit the import or export of products, operating restrictions, inability to participate in government programs including Medicare and Medicaid, and total or partial suspension of production or distribution, injunction, restitution, disgorgement, debarment, civil penalties, and criminal prosecution.
Imposed price controls may adversely affect our future profitability.
In most countries, the pricing of prescription drugs is subject to governmental control. In these countries, pricing negotiations with governmental authorities can take considerable time after receipt of marketing approval for a product. In addition, there can be considerable pressure by governments and other stakeholders on prices and reimbursement levels, including as part of cost containment measures. Political, economic, and regulatory developments may further complicate pricing and reimbursement negotiations, and pricing negotiations may continue after reimbursement has been obtained.
Reference pricing used by various EU member states and parallel distribution, or arbitrage between low-priced and high-priced member states, can further reduce prices. In some countries, we or our collaborators may be required to conduct a clinical trial or other studies comparing the cost-effectiveness of our therapeutic candidates to other available therapies in order to obtain or maintain reimbursement or pricing approval. Publication of discounts by third-party payors or authorities may lead to further pressure on the prices or reimbursement levels within the country of publication and other countries. If reimbursement of any product candidate approved for marketing is unavailable or limited in scope or amount, or if pricing is set at unsatisfactory levels, our business, financial condition, results of operations, or prospects could be adversely affected.
Our business may become subject to economic, political, regulatory and other risks associated with international operations.
Our business is subject to risks associated with conducting business internationally, including our use of foreign clinical trial sites. Some of our suppliers, collaborators and clinical trial relationships are located outside the United States. Accordingly, our future results could be harmed by a variety of factors, including:
•economic instability or weakness, including inflation, reduced growth, diminished credit availability, weakened consumer confidence or increased unemployment;
•sociopolitical instability in particular foreign economies and markets;
•difficulties in compliance with non-U.S. laws and regulations;
•changes in non-U.S. regulations and customs, tariffs and trade barriers, including any changes that China may impose as a result of political tensions between the United States and China;
•changes in non-U.S. currency exchange rates and currency controls;
•trade protection measures, import or export licensing requirements or other restrictive actions by U.S. or non-U.S. governments;
•workforce uncertainty in countries where labor unrest is more common than in the United States;
•production shortages resulting from any events affecting raw material supply or manufacturing capabilities outside the United States;
•business interruptions resulting directly or indirectly from geopolitical actions, including the Russia-Ukraine conflict, other regional conflicts, war and terrorism, or natural disasters including earthquakes, typhoons, floods and fires; and
•changes in regulatory requirements and policies that apply to our business, including changes in the regulatory approval process, clinical trial requirements, data standards, and export regulations and controls.
Risks Related to Our Personnel and Operations
We will need to raise substantial additional funds to advance development of our therapeutic candidates, and we cannot guarantee we will have sufficient funds available in the future to develop and commercialize our current or future therapeutic candidates.
We will need to raise substantial additional funds to expand our development, regulatory, manufacturing, marketing, and sales capabilities or contract with other organizations to provide these capabilities to us. We have used substantial funds to develop our therapeutic candidates and will require significant funds to conduct further research and development, preclinical testing, and clinical trials of our therapeutic candidates, to seek regulatory approvals for our therapeutic candidates, and to manufacture and market products, if any are approved for commercial sale. As of June 30, 2022, we had $201.2 million in cash and cash equivalents, restricted cash, and investments. Based on our current operating plan, we believe our available cash and cash equivalents and investments will be sufficient to fund our planned level of operations, including anticipated capital expenditures, for at least the next 12 months. Our future capital requirements and the period for which we expect our existing resources to support our operations may vary significantly from what we expect. Our monthly spending levels vary based on new and ongoing development and corporate activities. Because the length of time and activities associated with successful development of our therapeutic candidates are highly uncertain, we are unable to estimate the actual funds we will require for development and any approved marketing and commercialization activities. To execute our business plan, we will need, among other things:
•to obtain the human and financial resources necessary to develop, test, obtain regulatory approval for, manufacture, and market our therapeutic candidates;
•to build and maintain a strong intellectual property portfolio and avoid infringing intellectual property of third parties;
•to establish and maintain successful licenses, collaborations, and alliances;
•to satisfy the requirements of clinical trial protocols, including patient enrollment;
•to establish and demonstrate the clinical efficacy and safety of our therapeutic candidates;
•to obtain regulatory approvals;
•to manage our spending as costs and expenses increase due to preclinical studies, clinical trials, regulatory approvals, manufacturing scale-up, and commercialization;
•to obtain additional capital to support and expand our operations; and
•to market our products to achieve acceptance and use by the medical community in general.
If we are unable to obtain necessary funding on a timely basis or on acceptable terms, we may have to delay, reduce, or terminate our research and development programs, preclinical studies, or clinical trials, if any, limit strategic opportunities, or undergo reductions in our workforce or other corporate restructuring activities. We also could be required to seek funds through arrangements with collaborators or others requiring us to relinquish rights to some of our technologies or therapeutic candidates we would otherwise pursue on our own. We do not expect to realize revenue from product sales, or royalties in the foreseeable future, if at all. Our revenue sources are, and will remain, extremely limited unless and until our therapeutic candidates are clinically tested, approved for commercialization, and successfully marketed.
To date, we have financed our operations primarily through the sale of equity securities, debt, and payments received under our collaboration agreements. We will be required to seek additional funding in the future and intend to do so through a combination of public or private equity offerings, debt financings, credit and loan facilities, research collaborations, and license agreements. Our ability to raise additional funds from these or other sources will depend on financial, economic, and other factors, many of which are beyond our control. Additional funds may not be available to us on acceptable terms or at all.
If we raise additional funds by issuing equity securities, our stockholders will suffer dilution, and the terms of any financing may adversely affect the rights of our stockholders. For example, in January 2019, we issued in a private placement 4,706,700 shares of common stock and warrants to purchase an additional 1,835,610 shares of common stock for gross proceeds of approximately $25.3 million. In July 2020, we issued in a private placement 5,139,610 shares of common stock, prefunded warrants to purchase 790,710 shares of common stock and warrants to purchase an additional 1,779,096 shares of common stock for gross proceeds of approximately $60.0 million. In September 2021, we issued in a private placement
6,489,357 shares of common stock and prefunded warrants to purchase an additional 3,191,487 shares of common stock for gross proceeds of approximately $91.0 million. In December 2021, in connection with the Horizon Agreement, we sold 951,980 shares of our common stock to Horizon for which they paid $15.0 million.
In addition, as a condition to providing additional funds to us, future investors may demand, and may be granted, rights superior to those of existing stockholders. Debt financing, if available, may involve restrictive covenants limiting our flexibility in conducting future business activities, and, in the event of a liquidation or insolvency, debt holders would be repaid before holders of equity securities receive any distribution of corporate assets. Our failure to raise capital or enter into such other arrangements within a reasonable timeframe would have a negative impact on our financial condition, and we may have to delay, reduce, or terminate our research and development programs, preclinical or clinical trials, or undergo reductions in our workforce or other corporate restructuring activities.
We are an early stage biopharmaceutical company with a history of losses, we expect to continue to incur significant losses for the foreseeable future, we may never achieve or maintain profitability, and we have a limited operating history that may make it difficult for investors to evaluate the potential success of our business.
We are a clinical-stage immunotherapy company, with a limited operating history, focused on developing treatments for autoimmune/inflammatory diseases and cancer. Since inception, we have devoted our resources to developing novel protein-based immunotherapies primarily using our proprietary directed evolution platform, which converts native immune system proteins into potential differentiated, multi-targeted therapeutics designed to modulate the immune system. We have had significant operating losses since inception. For the six months ended June 30, 2022, our net loss was $25.6 million. Substantially all of our losses have resulted from expenses incurred in connection with our research programs and from general and administrative costs associated with our operations. In addition, inflationary pressure could adversely impact our financial results. Our operating costs have increased, and may continue to increase, due to the recent growth in inflation. Our technologies and therapeutic candidates are in early stages of development, and we are subject to the risks of failure inherent in the development of therapeutic candidates based on novel technologies.
We have historically generated revenue primarily from the receipt of research funding and upfront and other payments under our collaboration agreements. We have not generated, and do not expect to generate, any revenue from product sales for the foreseeable future, and we expect to continue to incur significant operating losses for the foreseeable future due to the cost of research and development, preclinical studies, clinical trials, and the regulatory approval process for therapeutic candidates. The amount of future losses is uncertain. Our ability to achieve profitability, if ever, will depend on, among other things, our or our existing collaborators, or any future collaborators, successfully developing therapeutic candidates, obtaining regulatory approvals to market and commercialize therapeutic candidates, manufacturing any approved products on commercially reasonable terms, establishing a sales and marketing organization or suitable third-party alternatives for any approved product, and raising sufficient funds to finance business activities. If we or our existing collaborators, or any future collaborators, are unable to develop and commercialize one or more of our therapeutic candidates or if sales revenue from any therapeutic candidate receiving approval is insufficient, we will not achieve profitability, which could have a material adverse effect on our business, financial condition, results of operations, and prospects.
Interim, preliminary, or topline data from our clinical trials that we announce or publish from time to time may change as more patient data become available and are subject to audit and verification procedures that could result in material changes in the final data.
From time to time, we may publish interim, preliminary or topline data from clinical trials. Interim data from clinical trials that we may complete are subject to the risk that one or more of the clinical outcomes may materially change as patient enrollment continues and more patient data become available. Interim or preliminary data from clinical trials that we may conduct may not be indicative of the final results of the trial and are subject to the risk that one or more of the clinical outcomes may materially change as patient enrollment continues and more patient data becomes available. Interim or preliminary data also remains subject to audit and verification procedures that may result in the final data being materially different from the interim or preliminary data. As a result, interim or preliminary data should be viewed with caution until the final data are available. Adverse differences between interim, preliminary or topline data and final data could significantly harm our reputation and business prospects. We do not know whether any clinical trials we may conduct will demonstrate consistent or adequate efficacy and safety sufficient to obtain marketing approval to market our product candidates.
Moreover, preliminary, interim and topline data are subject to the risk that one or more of the clinical outcomes may materially change as more patient data become available when patients mature on study, patient enrollment continues or as other ongoing or future clinical trials with a product candidate further develop. Past results of clinical trials may not be predictive of future results. In addition, the information we choose to publicly disclose regarding a particular study or clinical trial is based on what is typically more extensive information, and you or others may not agree with what we determine is the material or otherwise appropriate information to include in our disclosure. Any information we determine not to disclose may ultimately be deemed significant with respect to future decisions, conclusions, views, activities or otherwise regarding a particular product candidate or our business. Similarly, even if we are able to complete our planned and ongoing preclinical studies and clinical trials of our product candidates according to our current development timeline, the positive results from such preclinical studies and clinical trials of our product candidates may not be replicated in subsequent preclinical studies or clinical trial results. Moreover, preclinical, nonclinical and clinical data are often susceptible to varying interpretations and analyses, and many companies that believed their product candidates performed satisfactorily in preclinical studies and clinical trials nonetheless failed to obtain FDA or other regulatory approval.
Any inability to attract and retain qualified key management and technical personnel would impair our ability to implement our business plan.
Our success largely depends on the continued service of key management and other specialized personnel, including Mitchell H. Gold, M.D., our Executive Chairman and Chief Executive Officer, Stanford Peng, M.D., Ph.D., our President and Head of Research and Development, and Paul Rickey, our Senior Vice President and Chief Financial Officer.
The loss of one or more members of our management team or other key employees or advisors could delay our research and development programs and materially harm our business, financial condition, results of operations, and prospects. The relationships our key managers have cultivated within our industry make us particularly dependent upon their continued employment with us. We are dependent on the continued service of our technical personnel because of the highly technical nature of our therapeutic candidates and technologies, and the specialized nature of the regulatory approval process. Because our management team and key employees are not obligated to provide us with continued service, they could terminate their employment with us at any time without penalty. We do not maintain key person life insurance policies on any of our management team members or key employees. Our future success will depend in large part on our continued ability to attract and retain other highly qualified scientific, technical, and management personnel, as well as personnel with expertise in clinical testing, manufacturing, governmental regulation, and commercialization. We face competition for personnel from other companies, universities, public and private research institutions, government entities, and other organizations, including significant competition in the Seattle employment market.
As our therapeutic candidates advance into clinical trials, we may experience difficulties in managing our growth and expanding our operations.
We have limited experience in therapeutic development and very limited experience with clinical trials of therapeutic candidates. As our therapeutic candidates enter and advance through preclinical studies and clinical trials, we will need to expand our development, regulatory, and manufacturing capabilities or contract with other organizations to provide these capabilities for us. For example, as we continue enrollment in our Phase 2 study in SLE and continue with the development of our other product candidates, we will need to hire additional personnel in clinical operations. We also must manage relationships with collaborators or partners, suppliers, and other organizations. Our ability to manage our operations and future growth will require us to continue to improve our operational, financial, and management controls, reporting systems, and procedures. We may not be able to implement improvements to our management information and control systems in an efficient or timely manner and may discover deficiencies in existing systems and controls.
Our business entails a significant risk of product liability and our inability to obtain sufficient insurance coverage could harm our business, financial condition, results of operations, or prospects.
Our business exposes us to significant product liability risks inherent in the development, testing, manufacturing, and marketing of therapeutic treatments. Product liability claims could delay or prevent completion of our development programs. If we succeed in marketing products, such claims could result in an investigation by certain regulatory authorities, such as FDA or foreign regulatory authorities, of the safety and effectiveness of our products, our manufacturing processes and facilities, or our marketing programs and potentially a recall of our products or more serious enforcement action, limitations on the approved indications for which they may be used, or suspension or withdrawal of approvals. Regardless of the merits or eventual outcome, liability claims may also result in decreased demand for our products, injury to our reputation, costs to defend the related litigation, a diversion of management’s time and our resources, substantial monetary awards to trial participants or patients, and a decline in our valuation. We currently have product liability insurance we believe is appropriate for our stage of development and may need to obtain higher levels of product liability insurance prior to marketing any therapeutic candidates. Any insurance we have or may obtain may not provide sufficient coverage against potential liabilities. Furthermore, clinical trial and product liability insurance is becoming increasingly expensive. As a result, we may be unable to obtain sufficient insurance at a reasonable cost to protect us against losses caused by product liability claims with a potentially material adverse effect on our business.

Our employees may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements, which could have a material adverse effect on our business.
We are exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include, but is not limited to:
•intentional failures to comply with FDA or U.S. health care laws and regulations, or applicable laws, regulations, guidance, or codes of conduct set by foreign governmental authorities or self-regulatory industry organizations;
•a provision of inaccurate information to any governmental authorities such as FDA;
•noncompliance with manufacturing standards we may establish;
•noncompliance with federal and state healthcare fraud and abuse laws and regulations;
•noncompliance with the U.S. Foreign Corrupt Practices Act, or the FCPA, and similar anti-bribery or anti-corruption laws, regulations or rules of other countries in which we operate; and
•a failure to report financial information or data accurately or a failure to disclose unauthorized activities to us.
In particular, sales, marketing and business arrangements in the healthcare industry are subject to extensive laws, regulations, guidance and codes of conduct intended to prevent fraud, kickbacks, self-dealing and other abusive practices. These laws, regulations, guidance statements, and codes of conduct may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive program, health care professional, and other business arrangements. As our business is heavily regulated, it involves significant interaction with government officials, including potentially officials of non-U.S. governments. Additionally, in many countries, healthcare providers are employed by the government, and the purchasers of biopharmaceuticals are government entities. As a result, our dealings with are subject to regulation and such healthcare providers and employees of such purchasers may be considered “foreign officials” as defined in the FCPA. Recently, the Securities and Exchange Commission, or SEC, and Department of Justice have increased their FCPA enforcement activities with respect to biotechnology companies. We also may be subject to U.S. and foreign export controls, trade sanctions and import laws and regulations and if we fail to comply with these laws and regulations, we may face significant penalties, finds and/or denial of certain export privileges.
Employee misconduct could also involve the improper use of information obtained in the course of clinical trials, which could result in regulatory sanctions, including debarment or disqualification of those employees from participation in FDA regulated activities and serious harm to our reputation. This could include violations of provisions of the U.S. federal Health Insurance Portability and Accountability Act, or HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act, or HITECH, other U.S. federal and state law, and requirements of non-U.S. jurisdictions, including the European Union General Data Protection Regulation.
It is not always possible to identify and deter employee misconduct, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws, regulations, guidance or codes of conduct. Furthermore, we may be held liable under the FCPA and similar laws in other jurisdictions for the corrupt or other illegal activities of our employees, our third-party business partners, representatives and agents, even if we do not explicitly authorize such activities. If any such governmental investigations or other actions or lawsuits are instituted against us, and we are not successful in defending such actions or asserting our rights, those actions could have a significant impact on our business, including the imposition of significant fines, exclusion from government programs, or other sanctions.
Our business involves the use of hazardous materials and we and our third-party manufacturers must comply with environmental laws and regulations, which may be expensive and restrict how we conduct business.
Our third-party manufacturers’ activities and our own activities involve the controlled storage, use and disposal of hazardous and flammable materials, including the components of our pharmaceutical product candidates, test samples and reagents, biological materials and other hazardous compounds. We and our manufacturers are subject to federal, state, local, and foreign laws and regulations governing the use, generation, manufacture, storage, handling, and disposal of these hazardous materials. Although we believe our safety procedures for handling and disposing of these materials and waste products comply with the standards prescribed by these laws and regulations, we cannot eliminate the risk of accidental injury or contamination from the use, storage, handling, or disposal of hazardous materials. In the event of an accident, state, or federal or other applicable authorities may curtail our use of these materials and/or interrupt our business operations. In addition, if an accident or environmental discharge occurs, or if we discover contamination caused by prior operations, including by prior owners and operators of properties we acquire, we could be liable for cleanup obligations, damages, and fines. If such unexpected costs are substantial, this could significantly harm our financial condition and results of operations.
Compliance with governmental regulations regarding the treatment of animals used in research could increase our operating costs, which would adversely affect the commercialization of our technology.
The Animal Welfare Act, or AWA, is the federal law covering the treatment of certain animals used in research. Currently, the AWA imposes a wide variety of specific regulations governing the humane handling, care, treatment, and transportation of certain animals by producers and users of research animals, most notably relating to personnel, facilities, sanitation, cage size and feeding, watering, and shipping conditions. Third parties with whom we contract are subject to registration, inspections, and reporting requirements under the AWA. Furthermore, some states have their own regulations, including general anti-cruelty legislation, which establish certain standards in handling animals. Comparable rules, regulations, and or obligations exist in many foreign jurisdictions. If we or our contractors fail to comply with regulations concerning the treatment of animals used in research, we may be subject to fines and penalties and adverse publicity, and our operations could be adversely affected.
Our current operations are concentrated in one location and any events affecting this location may have material adverse consequences.
Our current operations are located in facilities situated in Seattle, Washington. Any unplanned event, such as flood, fire, explosion, earthquake, extreme weather condition, medical epidemics, power shortage, power outage, telecommunication failure, or other natural or man-made accidents or incidents resulting in our company being unable to fully utilize the facilities, may have a material adverse effect on our ability to operate our business, particularly on a daily basis, and have significant negative consequences on our financial and operating conditions. Loss of access to these facilities may result in increased costs, delays in the development of our therapeutic candidates, or interruption of our business operations. As part of our risk management policy, we maintain insurance coverage at levels we believe are appropriate for our business. However, in the event of an accident or incident at these facilities, we cannot assure you the amounts of insurance will be sufficient to satisfy any damages and losses or that the insurance covers all risks. If our facilities are unable to operate because of an accident or incident or for any other reason, even for a short period of time, any or all of our research and development programs may be harmed. Any business interruption may have a material adverse effect on our business, financial position, results of operations, and prospects.
Our business may be affected by litigation and government investigations.
We may from time to time receive inquiries and subpoenas and other types of information requests from government authorities and others and we may become subject to claims and other actions related to our business activities. While the ultimate outcome of investigations, inquiries, information requests, and legal proceedings is difficult to predict, defense of litigation claims can be expensive, time-consuming and distracting, and adverse resolutions or settlements of those matters may result in, among other things, modification of our business practices, costs, and significant payments, any of which could have a material adverse effect on our business, financial condition, results of operations, and prospects.
Risks Related to Our Financial Position and Capital Needs
The investment of our cash and cash equivalents in fixed income and other marketable securities is subject to risks which may cause losses and affect the liquidity of these investments.
As of June 30, 2022, we had $201.2 million in cash and cash equivalents, restricted cash, and investments. We expect to continue to invest our excess cash in fixed income and other marketable securities. These investments are subject to general credit, liquidity, market and interest rate risks. We may realize losses in the fair value of these investments, an inability to access cash in these investments for a potentially meaningful period, or a complete loss of these investments, which would have a negative effect on our financial statements.

Our business may be materially affected by changes to fiscal and tax policies. Negative or unexpected tax consequences could adversely affect our results of operations.
New tax laws, statutes, rules, regulations or ordinances could be enacted at any time, which could adversely affect our business operations, and our business and financial performance. Further, existing tax laws, statutes, rules, regulations or ordinances could be interpreted, changed, modified or applied adversely to us. For example, the Tax Cuts and Jobs Act of 2017, or TCJA, enacted in December 2017, as modified by the Coronavirus Aid, Relief, and Economic Security Act, or the CARES Act, enacted in April 2020, significantly changed the U.S. Internal Revenue Code. Such changes include a reduction in the corporate tax rate and limitations on certain corporate deductions and credits, among other changes. We have generally accounted for changes related to the TCJA in accordance with our understanding of the legislation and guidance available as of the date of this filing as described in more detail in our financial statements and will continue to monitor and assess the impact of the federal legislation on our business and the extent to which various states conform to the newly enacted federal tax law. As another example, on August 16, 2022, the Inflation Reduction Act of 2022, or IRA, was signed into law, with tax provisions primarily focused on implementing a 15% minimum tax on global adjusted financial statement income, effective for tax years beginning after December 31, 2022, and a 1% excise tax on share repurchases occurring after December 31, 2022. Given its recent pronouncement, it is unclear at this time what, if any, impact the IRA will have on our company's tax rate and financial results. We will continue to evaluate the IRA’s impact (if any) as further information becomes available. In addition, adverse changes in the financial outlook of our operations or further changes in tax laws or regulations could lead to changes in our valuation allowances against deferred tax assets on our condensed consolidated balance sheets, which could materially affect our results of operations.
Nivalis’ pre-merger net operating loss carryforwards and certain other tax attributes are likely subject to limitations. The pre-merger net operating loss carryforwards and certain other tax attributes of Alpine and of the combined organization may also be subject to limitations as a result of ownership changes resulting from the merger.
In general, a corporation that undergoes an “ownership change” is subject to limitations on its ability to utilize its pre-change net operating loss carryforwards, or NOL carryforwards, to offset future taxable income. In general, an ownership change occurs if the aggregate stock ownership of certain stockholders, generally stockholders beneficially owning five percent or more of a corporation’s common stock, applying certain look-through and aggregation rules, increases by more than 50 percentage points over such stockholders’ lowest percentage ownership during the testing period, generally three years. Nivalis may have experienced ownership changes in the past and we may experience ownership changes in the future. In addition, the closing of the merger in 2017 likely resulted in an ownership change for Nivalis. It is likely that, due to the method by which limitations on the utilization of NOL carryforwards are calculated, we will not be able to utilize any of Nivalis’ NOL carryforwards and certain other tax attributes. It is also possible that Alpine’s NOL carryforwards and certain other tax attributes may be subject to limitation as a result of ownership changes in the past and/or the closing of the merger. Consequently, even if we achieve profitability, we may not be able to utilize a material portion of our, or any of Nivalis’ NOL carryforwards and certain other tax attributes, which could have a material adverse effect on cash flow and results of operations.
 Provisions of our debt instruments may restrict our ability to pursue our business strategies.
Our term loan agreement requires us, and any debt financing we may obtain in the future may require us, to comply with various covenants that limit our ability to, among other things:
•dispose of assets;
•complete mergers or acquisitions;
•incur indebtedness;
•encumber assets;
•pay dividends or make other distributions to holders of our capital stock;
•make specified investments;
•engage in any new line or business; and
•engagement in certain transactions with our affiliates.

These restrictions could inhibit our ability to pursue our business strategies. If we default under our term loan agreement, including a material adverse change in our business, operations or condition (financial or otherwise), and such event of default is not cured or waived, the lenders could terminate commitments to lend and cause all amounts outstanding with respect to the debt to be due and payable immediately, which in turn could result in cross defaults under other debt instruments. Our assets and cash flow may not be sufficient to fully repay borrowings under our outstanding debt instruments if some or all of these instruments are accelerated upon a default. We may incur additional indebtedness in the future. The debt instruments governing such indebtedness could contain provisions that are as, or more, restrictive than our existing debt instruments. If we are unable to repay, refinance or restructure our indebtedness when payment is due, the lenders could proceed against the collateral granted to them to secure such indebtedness or force us into bankruptcy or liquidation.
Risks Related to COVID-19 and Other Health Epidemics
The COVID-19 coronavirus could adversely impact our business, including our clinical trials.
In December 2019, a novel strain of coronavirus, SARS-CoV-2, the causative agent of coronavirus disease 2019, or COVID-19, was first reported. Since then, SARS-CoV-2 has spread globally, including countries in which we have planned or active clinical trial sites. We have experienced and will likely continue to experience disruptions that could severely impact our business and clinical trials, including:
•delays or difficulties in enrolling patients in our clinical trials;
•delays or difficulties in clinical site initiation, including difficulties in recruiting clinical site investigators and clinical site staff;
•diversion of healthcare resources away from the conduct of clinical trials, including the diversion of hospitals serving as our clinical trial sites and hospital staff supporting the conduct of our clinical trials;
•interruption of key clinical trial activities, such as clinical trial site monitoring, due to limitations on travel imposed or recommended by federal or state governments, employers and others;
•limitations in employee resources that would otherwise be focused on the conduct of our clinical trials, including because of sickness of employees or their families or the desire of employees to avoid contact with large groups of people;
•delays in receiving approval from local regulatory authorities and ethics committees to initiate our planned clinical trials;
•delays in clinical sites receiving the supplies and materials needed to conduct our clinical trials;
•interruption in global shipping that may affect the transport of clinical trial materials, such as investigational drug product used in our clinical trials;
•changes in local regulations as part of a response to the COVID-19 coronavirus outbreak which may require us to change the ways in which our clinical trials are conducted, which may result in unexpected costs, or to discontinue the clinical trials altogether;
•delays in necessary interactions with local regulators, ethics committees and other important agencies and contractors due to limitations in employee resources or forced furlough of government employees; and
•refusal of the FDA to accept data from clinical trials whose conduct has been affected by the COVID-19 outbreak, such as due to missing data.
Further, we may be required to develop and implement additional clinical trial policies and procedures designed to help protect subjects from the COVID-19 virus. For example, in March 2020, the FDA issued a guidance, which the FDA subsequently updated, on conducting clinical trials during the pandemic, which describes a number of considerations for sponsors of clinical trials impacted by the pandemic. The FDA has also published other COVID-19-related industry guidance, including updates to previous guidance documents, regarding Good Manufacturing Practices, remote interactive evaluations of drug manufacturing and bioresearch monitoring facilities, and drug product manufacturing and supply chain inspections, among others. It is possible that additional governmental action will be taken to address the COVID-19 pandemic. The ultimate impact of the COVID-19 pandemic on our business operations is highly uncertain and subject to change and will depend on future developments, including new regulatory requirements and changes to existing regulations.
The global outbreak of the COVID-19 coronavirus continues to rapidly evolve. The extent to which the COVID-19 coronavirus may impact our business and clinical trials will depend on future developments, which are highly uncertain and cannot be predicted with confidence, such as the duration of the outbreak, travel restrictions and social distancing in the United States and other countries, business closures or business disruptions and the effectiveness of actions taken in the United States and other countries to contain and treat the disease. For example, with the increased availability of vaccines in North America and certain countries around the world, the rate of additional COVID-19 infections and hospitalizations declined in certain locations for periods of time, resulting in relaxed restrictions and a general reopening of the economy and travel across many jurisdictions, however some jurisdictions continue to maintain or reimpose restrictions in view of increased hospitalization rates and cases due to COVID-19 variants. While certain of these developments are positive, reduced vaccine availability, resistance to vaccination by certain persons or ineffectiveness of vaccines against certain variants may result in increasing infection and hospitalization rates, which could be further complicated by the emergence of more virulent or infectious variants of the virus.
We face risks related to health epidemics and other outbreaks, which could significantly disrupt our operations and/or business.
Our business could be adversely impacted by the effects of the COVID-19 outbreak originating in China, or by other epidemics. Our supply chain for raw materials, drug substance or drug product is worldwide, including China, and accordingly could be subject to disruption. There may be restrictions on the export or shipment of raw materials, drug substance or drug product that could materially delay our business or clinical trials.
Certain of our research and development efforts are also conducted globally, for example the NEON-1 clinical trial and ALPN-303 healthy volunteer study include investigative sites in Australia and our Synergy trial includes investigative sites in Korea and Poland. A health epidemic or other outbreak, including the current COVID-19 outbreak, may materially and adversely affect our business, financial condition and results of operations. The extent to which the outbreak impacts our results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the outbreak and the actions to contain the outbreak or treat its impact, among others.
Risks Related to Cybersecurity
Our computer systems, or those of any of our CROs, manufacturers, other contractors or consultants or potential future collaborators, may fail or suffer security or data privacy breaches or incidents or other unauthorized or improper access to, use of, or destruction of our proprietary or confidential data, employee data, or personal data, which could result in additional costs, loss of revenue, significant liabilities, harm to our brand and material disruption of our operations.
Despite the implementation of security measures in an effort to protect systems that store our information, given their size and complexity and the increasing amounts of information maintained on our internal information technology systems, and those of our third-party CROs, other contractors (including sites performing clinical trials) and consultants, these systems are potentially vulnerable to breakdown or other damage or interruption from service interruptions, system malfunction, natural disasters, terrorism, war and telecommunication and electrical failures, as well as security breaches and incidents from inadvertent or intentional actions by our employees, contractors, consultants, business partners, and/or other third parties, or from cyber-attacks by malicious third parties (including supply chain cyber-attacks or the deployment of harmful malware, ransomware, denial-of-service attacks, social engineering and other means to affect service reliability and threaten the confidentiality, integrity and availability of information), which may compromise our system infrastructure or lead to the loss, destruction, alteration, prevention of access to, disclosure, or dissemination of, or damage or unauthorized access to, our data (including trade secrets or other confidential information, intellectual property, proprietary business information, and personal information) or data that is processed or maintained on our behalf, or other assets, which could result in financial, legal, business and reputational harm to us. Companies have experienced an increase in phishing and social engineering attacks from third parties in connection with the COVID-19 pandemic, and the increase in remote working further increases security threats. Additionally, cybersecurity researchers have warned of heightened risks of cyberattacks in connection with Russia’s activities in Ukraine. To the extent that any disruption or security incident were to result in any loss, destruction, unavailability, alteration, disclosure, or dissemination of, or damage or unauthorized access to, our applications, any other data processed or maintained on our behalf or other assets, or for it to be believed or reported that any of these occurred, we could incur liability, financial harm and reputational damage and the development and commercialization of our product candidates could be delayed. We cannot assure you that our data protection efforts and our investment in information technology, or the efforts or investments of CROs, consultants or other third parties, will prevent significant breakdowns or breaches in systems or other cyber incidents that cause loss, destruction, unavailability, alteration or dissemination of, or damage or unauthorized access to, our data and other data processed or maintained on our behalf or other assets that could have a material adverse effect upon our reputation, business, operations or financial condition. We and certain of our service providers are, from time to time, subject to cyberattacks and security incidents. While we do not believe that we have experienced any significant system failure, accident or security breach to date, if such an event were to occur and cause interruptions in our operations, it could result in a material disruption of our programs and the development of our product candidates could be delayed. In addition, the loss of clinical trial data for our product candidates could result in delays in our marketing approval efforts and significantly increase our costs to recover or reproduce the data. Further, any such event that leads to loss, damage, or unauthorized access to, or use, alteration, or disclosure or dissemination of, personal information, including personal information regarding our clinical trial subjects or employees, could harm our reputation directly, compel us to comply with federal and/or state breach notification laws and foreign law equivalents, subject us to mandatory corrective action, and otherwise subject us to liability under laws and regulations that protect the privacy and security of personal information, which could result in significant legal and financial exposure and reputational damages that could potentially have an adverse effect on our business.
Notifications and follow-up actions related to a security breach or incident could impact our reputation and cause us to incur significant costs, including legal expenses and remediation costs. For example, the loss of clinical trial data from completed or future clinical trials could result in delays in our regulatory approval efforts and significantly increase our costs to recover or reproduce the lost data. We expect to incur significant costs in an effort to detect and prevent security breaches and incidents, and we may face increased costs and requirements to expend substantial resources in the event of an actual or perceived security breach or incident. We also rely on third parties to manufacture our product candidates, and similar events relating to their computer systems could also have a material adverse effect on our business. To the extent that any disruption or security incident were to result in any loss, destruction, or alteration of, unavailability of, or damage or unauthorized access to, our data or other information that is processed or maintained on our behalf, or inappropriate disclosure of or dissemination of any such information, or if any of these were perceived or reported to have occurred, we could be exposed to litigation and governmental investigations, the further development and commercialization of our product candidates could be delayed, and we could be subject to significant fines or penalties for any noncompliance with certain state, federal and/or international privacy and security laws.
Our insurance policies may not be adequate to compensate us for the potential losses arising from any such disruption in or, failure or security breach or incident of or impacting our systems or third-party systems where information important to our business operations or commercial development is stored. In addition, such insurance may not be available to us in the future on economically reasonable terms, or at all. Further, our insurance may not cover all claims made against us and could have high deductibles in any event, and defending a suit, regardless of its merit, could be costly and divert management attention.
Our information technology systems could face serious disruptions adversely affecting our business.
Our information technology and other internal infrastructure systems, including corporate firewalls, servers, leased lines, and connection to the Internet, face the risk of systemic failure potentially disruptive to our operations. A significant disruption in the availability of our information technology and other internal infrastructure systems, or those of third parties that perform services or supply materials to us, could cause interruptions in our collaborations with our partners and delays in our research and development work.
Our facility is located in Seattle, Washington. We have not undertaken a systematic analysis of the potential consequences to our business and financial results from a major flood, blizzard, fire, earthquake, power loss, terrorist activity, pandemics or other disasters and do not have a recovery plan for such disasters. Also, our contract development and manufacturing organizations’ and suppliers’ facilities are located in multiple locations where other natural disasters or similar events which could severely disrupt our operations, could expose us to liability and could have a material adverse effect on our business. The occurrence of any of these business disruptions could seriously harm our operations and financial condition and increase our costs and expenses.
Risks Related to Our Intellectual Property
If we are not able to obtain and enforce patent protection for our technology, including therapeutic candidates, therapeutic products, and platform technology, development of our therapeutic candidates and platform, and commercialization of our therapeutic products may be materially and adversely affected.
Our success depends in part on our ability to obtain and maintain patents and other forms of intellectual property rights, including in-licenses of intellectual property rights of others, for our technology, including platform technology and therapeutic candidates and products, methods used to manufacture our therapeutic candidates and products, and methods for treating patients using our therapeutic candidates and products, as well as our ability to preserve our trade secrets, to prevent third parties from infringing upon our proprietary rights, and to operate without infringing upon the proprietary rights of others. Our scientific platform and substantially all of our intellectual property have been developed internally. As of June 30, 2022, our patent portfolio consists of 51 granted patents and over 160 pending patent applications. We may not be able to apply for patents on certain aspects of our technology, including therapeutic candidates and products, in a timely fashion or at all. Any future patents we obtain may not be sufficiently broad to prevent others from using our technology or from developing competing therapeutics and technology. There is no guarantee that any of our pending patent applications will result in issued or granted patents, any of our issued or granted patents will not later be found to be invalid or unenforceable, or any issued or granted patents will include claims sufficiently broad to cover our technology, including platform technology and therapeutic candidates and products, or to provide meaningful protection from our competitors. Moreover, the patent position of pharmaceutical and biotechnology companies can be highly uncertain because it involves complex legal and factual questions. We will be able to protect our proprietary rights from unauthorized use by third parties only to the extent our current and future technology, including platform technology and therapeutic candidates and products, are covered by valid and enforceable patents or are effectively maintained as trade secrets. If third parties disclose or misappropriate our proprietary rights, it may materially and adversely impact our competitive position in the market.
The U.S. Patent and Trademark Office, or USPTO, and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment, and other provisions during the patent process. There are situations in which noncompliance can result in abandonment or lapse of a patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. Patent offices may be affected by COVID-19 or other health epidemic shut-downs, resulting in, for example, non-essential administrative tasks being delayed or eliminated. This could affect patent rights, including the partial or complete loss of patent rights in jurisdictions such as the USPTO and international patent offices. In such an event, competitors might be able to enter the market earlier than would otherwise have been the case. Further, the standards applied by the USPTO and foreign patent offices in granting patents are not always applied uniformly or predictably. For example, there is no uniform worldwide policy regarding patentable subject matter or the scope of claims allowable in biotechnology and pharmaceutical patents. As such, we do not know the degree of future protection we will have on our technology, including platform technology and therapeutic candidates and products. While we will endeavor to try to protect our technology, including platform technology and therapeutic candidates and products, with intellectual property rights such as patents, as appropriate, the process of obtaining patents is time-consuming, expensive, and sometimes unpredictable, and we can provide no assurances our technology, including our platform technology, therapeutic candidates and products, will be adequately protected in the future against unauthorized uses or competing claims by third parties.
In addition, recent and future changes to the patent laws and to the rules of the USPTO and foreign patent offices may have a significant impact on our ability to protect our technology, including therapeutic candidates and products, and enforce our intellectual property rights. For example, the Leahy-Smith America Invents Act enacted in 2011 involves significant changes in patent legislation. In addition, we cannot assure that court rulings or interpretations of any court decision will not adversely impact our patents or patent applications. In addition to increasing uncertainty with regard to our ability to obtain patents in the future, there also may be uncertainty with respect to the value of patents, once obtained. Depending on decisions by the U.S. Congress, the federal courts, the USPTO, or made in foreign jurisdictions, the laws and regulations governing patents could change in unpredictable ways that would weaken our ability to obtain new patents or to enforce our existing patents and patents we might obtain in the future.
The issuance of a patent is not conclusive as to its inventorship, scope, validity, or enforceability. Once granted, patents may remain open to opposition, interference, re-examination, post-grant review, inter partes review, revocation, nullification, or derivation action in court or before patent offices or similar proceedings before or after allowance or grant, during which time third parties can raise objections against such initial grant. In the course of such proceedings, which may continue for a protracted period of time, the patent owner may be compelled to limit the scope of the pending, allowed or granted claims thus attacked or may lose the allowed or granted claims altogether. Our patent risks include that:
•others may, or may be able to, make, use, offer to sell, or sell compounds that are the same as or similar to our therapeutic candidates and products but that are not covered by the claims of the patents we own or license;
•we or our licensors, collaborators, or any future collaborators may not be the first to file patent applications covering certain aspects of our technology, including our platform technology, therapeutic candidates and products;
•others may independently develop similar or alternative technology or duplicate any of our technology without infringing our intellectual property rights;

•a third party may challenge our patents and, if challenged, a court may not hold that our patents are valid, enforceable, or that a third party is infringing;
•a third party may challenge our patents in various patent offices and, if challenged, we may be compelled to limit the scope of our pending, allowed or granted claims or lose the allowed or granted claims altogether;
•any issued patents we own or have licensed may not provide us with any competitive advantages, or may be challenged by third parties;
•we may not develop additional proprietary technologies that are patentable;
•the patents of others could harm our business; and
•our competitors could conduct research and development activities in countries where we do not or will not have enforceable patent rights and then use the information learned from such activities to develop competitive products for sale in major commercial markets where we do not or will not have enforceable patent rights.
We may license patent rights from third-party owners or licensors. If such owners or licensors do not properly or successfully obtain, maintain or enforce the patents underlying such licenses, or if they retain or license to others any competing rights, our competitive position and business prospects may be materially and adversely affected.
We may rely upon intellectual property rights licensed from third parties to protect our technology, including platform technology and therapeutic candidates and products. To date, we have in-licensed some intellectual property, including on a non-exclusive basis intellectual property relating to commercially-available cell lines involved in the manufacture of our vIgD programs; however, we may also license additional third-party intellectual property in the future, to protect our technology, including intellectual property relating to our platform technology and therapeutic candidates and products. Our success will depend in part on the ability of our licensors to obtain, maintain, and enforce patent protection for our licensed intellectual property, in particular those patents to which we have secured exclusive rights. Our licensors may elect not to prosecute, or may be unsuccessful in prosecuting, any patent applications licensed to us. Even if patents issue or are granted, our licensors may fail to maintain these patents, may determine not to pursue litigation against other companies infringing these patents, or may pursue litigation less aggressively than we would. Further, any additional licenses we enter into may be non-exclusive and we may not be able to obtain exclusive rights, which would potentially allow third parties to develop competing products or technology. Without protection for, or exclusive right to, any intellectual property we may license, other companies might be able to offer substantially identical or similar product(s) for sale, which could adversely affect our competitive business position and harm our business prospects. In addition, we may need to sublicense any rights we have under third-party licenses to current or future collaborators or any future strategic partners. Any impairment of these sublicensed rights could result in reduced revenue under or result in termination of an agreement by one or more of our collaborators or any future strategic partners.
Patent terms may be inadequate to protect our competitive position on our platform technology and therapeutic candidates and products for an adequate amount of time.
Patents have a limited lifespan. In the United States and abroad, if all maintenance fees/annuity fees are timely paid, the natural expiration of a patent is generally 20 years from its earliest non-provisional filing date. The protection a patent affords is limited. Even if patents covering our products are obtained, once the patent life has expired, we may be open to competition from competitive products. Given the amount of time required for the development, testing and regulatory review of new products, patents protecting such products might expire before or shortly after such products are commercialized. As a result, our owned and licensed patent portfolio may not provide us with sufficient rights to exclude others from commercializing products similar or identical to ours.
We may be unable to protect our patent intellectual property rights throughout the world.
Obtaining a valid and enforceable issued or granted patent covering our technology, including therapeutic candidates and products, in the United States and worldwide can be extremely costly. In jurisdictions where we have not obtained patent protection, competitors may use our technology, including our platform technology and therapeutic candidates and products, to develop their own products, and further, may commercialize such products in those jurisdictions and export otherwise infringing products to territories where we have not obtained patent protection. In certain instances, a competitor may be able to export otherwise infringing products in territories where we will obtain patent protection. In jurisdictions outside the United States where we will obtain patent protection, it may be more difficult to enforce a patent as compared to the United States. Competitor products may compete with our future products in jurisdictions where we do not or will not have issued or granted patents or where our issued or granted patent claims or other intellectual property rights are not sufficient to prevent competitor activities in these jurisdictions. The legal systems of certain countries, particularly certain developing countries, make it difficult to enforce patents and such countries may not recognize other types of intellectual property protection, particularly relating to biopharmaceuticals. This could make it difficult for us to prevent the infringement of our patents or marketing of competing products in violation of our proprietary rights generally in certain jurisdictions. Proceedings to enforce our patent rights in foreign jurisdictions could result in substantial cost and divert our efforts and attention from other aspects of our business.
We generally file a provisional patent application first (a priority filing) at the USPTO. An international application under the Patent Cooperation Treaty, or PCT, is usually filed within twelve months after the priority filing, at times with a United States filing. Based on the PCT filing, national and regional patent applications may be filed in various international jurisdictions, such as in Europe, Japan, Australia, Canada, and the United States. We have so far not filed for patent protection in all national and regional jurisdictions where such protection may be available. In addition, we may decide to abandon national and regional patent applications before they are granted. Finally, the grant proceeding of each national or regional patent is an independent proceeding which may lead to situations in which applications might in some jurisdictions be refused by the relevant registration authorities, while granted by others. It is also quite common that, depending on the country, various scopes of patent protection may be granted on the same therapeutic candidate, product, or technology. The laws of some jurisdictions do not protect intellectual property rights to the same extent as the laws in the United States, and many companies have encountered significant difficulties in protecting and defending such rights in such jurisdictions. If we or our licensors encounter difficulties in protecting, or are otherwise precluded from effectively protecting, the intellectual property rights important for our business in such jurisdictions, the value of these rights may be diminished, and we may face additional competition from others in those jurisdictions. Many countries have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. In addition, many countries limit the enforceability of patents against government agencies or government contractors. In these countries, the patent owner may have limited remedies, which could materially diminish the value of such patent. If we or any of our licensors are forced to grant a license to third parties with respect to any patents relevant to our business, our competitive position in the relevant jurisdiction may be impaired and our business and results of operations may be adversely affected.
We or our licensors, collaborators, or any future strategic partners may become subject to third-party claims or litigation alleging infringement of patents or other proprietary rights or seeking to invalidate patents or other proprietary rights, and we may need to resort to litigation to protect or enforce our patents or other proprietary rights, all of which could be costly, time consuming, delay or prevent the development of our therapeutic candidates and commercialization of our therapeutic products, or put our patents and other proprietary rights at risk.
We or our licensors, licensees, collaborators, or any future strategic partners may be subject to third-party claims for infringement or misappropriation of patent or other proprietary rights. We are generally obligated under our license or collaboration agreements to indemnify and hold harmless our licensors, licensees, or collaborators for damages arising from intellectual property infringement by us. If we or our licensors, licensees, collaborators, or any future strategic partners are found to infringe a third-party patent or other intellectual property rights, we could be required to pay damages, potentially including treble damages, if we are found to have willfully infringed. In addition, we or our licensors, licensees, collaborators, or any future strategic partners may choose to seek, or be required to seek, a license from a third party, which may not be available on acceptable terms, if at all. Even if a license can be obtained on acceptable terms, the rights may be non-exclusive, which could give our competitors access to the same technology or intellectual property rights licensed to or from us. If we fail to obtain a required license, we or our licensee or collaborator, or any future licensee or collaborator, may be unable to effectively market therapeutic products based on our technology, which could limit our ability to generate revenue or achieve profitability and possibly prevent us from generating revenue sufficient to sustain our operations. In addition, we may find it necessary to pursue claims or initiate lawsuits to protect or enforce our patent or other intellectual property rights. The cost to us in defending or initiating any litigation or other proceeding relating to patent or other proprietary rights, even if resolved in our favor, could be substantial, and litigation would divert our management’s attention. Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could delay our research and development efforts and limit our ability to continue our operations.
Although we do not believe our technology infringes the intellectual property rights of others, we are aware of one or more patents or patent applications that may relate to our technology, and third parties may assert against our products alleging infringement of their intellectual property rights regardless of whether their claims have merit. Infringement claims could harm our reputation, may result in the expenditure of significant resources to defend and resolve such claims, and could require us to pay monetary damages if we are found to have infringed the intellectual property rights of others.

If we were to initiate legal proceedings against a third party to enforce a patent covering our technology, including therapeutic candidates and products, the defendant could counterclaim that our patent is invalid or unenforceable. In patent litigation in the United States, defendant counterclaims alleging invalidity or unenforceability are commonplace. Grounds for a validity challenge could be an alleged failure to meet any of several statutory requirements, for example, patent ineligibility, lack of novelty, lack of written description, obviousness, or non-enablement. Grounds for an unenforceability assertion could be an allegation someone connected with prosecution of the patent withheld relevant information from the USPTO, or made a misleading statement, during prosecution. The outcome following legal assertions of invalidity and unenforceability during patent litigation is unpredictable. With respect to the validity question, for example, we cannot be certain there is no invalidating prior art, of which we and the patent examiner were unaware during prosecution. If a defendant were to prevail on a legal assertion of invalidity or unenforceability, we would lose at least part, and perhaps all, of the patent protection on our technology, including our platform technology and therapeutic candidates and products. Such a loss of patent protection could have a material adverse impact on our business. Patents and other intellectual property rights also will not protect our technology, including our platform technology and therapeutic candidates and products, if competitors design around our protected technology, including our platform technology and therapeutic candidates and products, without legally infringing our patents or other intellectual property rights.
It is also possible we have failed to identify relevant third-party patents or applications. For example, patent applications in the United States and elsewhere are published approximately 18 months after the earliest filing for which priority is claimed, with such earliest filing date being commonly referred to as the priority date. Therefore, patent applications covering our technology, including our platform technology and therapeutic candidates and products, could have been filed by others without our knowledge. Additionally, pending patent applications which have been published can, subject to certain limitations, be later amended in a manner that could cover our technology, including our platform technology and therapeutic candidates and products. Third-party intellectual property rights holders may also actively bring infringement claims against us. We cannot guarantee we will be able to successfully settle or otherwise resolve such infringement claims. If we are unable to successfully settle future claims on terms acceptable to us, we may be required to engage in or continue costly, unpredictable, and time-consuming litigation and may be prevented from, or experience substantial delays in, marketing our technology, including therapeutic candidates and products. If we fail in any such dispute, in addition to being forced to pay damages, we may be temporarily or permanently prohibited from commercializing our technology, including a therapeutic product, held to be infringing. We might, if possible, also be forced to redesign therapeutic candidates or products so we no longer infringe the third-party intellectual property rights. Any of these events, even if we were ultimately to prevail, could require us to divert substantial financial and management resources we would otherwise be able to devote to our business.
If we fail to comply with our obligations under any license, collaboration, or other agreements, we may be required to pay damages and could lose intellectual property rights necessary for developing and protecting our technology, including our platform technology, therapeutic candidates, and therapeutic products, or we could lose certain rights to grant sublicenses, either of which could have a material adverse effect on our results of operations and business prospects.
Our current licenses impose, and any future licenses we enter into are likely to impose, various development, commercialization, funding, milestone, royalty, diligence, sublicensing, insurance, patent prosecution and enforcement, and other obligations on us. If we breach any of these obligations, or use the intellectual property licensed to us in an unauthorized manner, we may be required to pay damages and the licensor may have the right to terminate the license, which could result in us being unable to develop, manufacture, and sell or offer to sell products covered by the licensed technology or enable a competitor to gain access to the licensed technology. Moreover, our licensors may own or control intellectual property that has not been licensed to us and, as a result, we may be subject to claims, regardless of their merit, that we are infringing or otherwise violating the licensor’s rights. In addition, while we cannot currently determine the amount of the royalty obligations we would be required to pay on future sales of licensed products, if any, the amounts may be significant. The amount of our future royalty obligations will depend on the technology and intellectual property we use in therapeutic products we successfully develop and commercialize, if any. Therefore, even if we successfully develop and commercialize therapeutic products, we may be unable to achieve or maintain profitability.
If we do not obtain patent term extension and data exclusivity for any therapeutic candidate or product we may develop, our business may be materially harmed.
Depending upon the timing, duration, and specifics of any FDA marketing approval of any therapeutic candidate or product we may develop, one or more of our or in-licensed U.S. patents may be eligible for limited patent term extension under the Drug Price Competition and Patent Term Restoration Act of 1984 (Hatch-Waxman Act). The Hatch-Waxman Act permits a patent term extension of up to five years as compensation for patent term lost during the FDA regulatory review process. A patent term extension cannot extend the remaining term of a patent beyond a total of 14 years from the date of product approval, only one patent may be extended and only those claims covering the approved drug, a method for using it, or a method for manufacturing it may be extended. Similar extensions as compensation for patent term lost during regulatory review processes are also available in certain foreign countries and territories, such as in Europe under a Supplementary Patent Certificate. However, we may not be granted an extension in the United States and/or foreign countries and territories because of, for example, failing to exercise due diligence during the testing phase or regulatory review process, failing to apply within applicable deadlines, failing to apply prior to expiration of relevant patents, or otherwise failing to satisfy applicable requirements. Moreover, the applicable time period or the scope of patent protection afforded could be less than we request. If we are unable to obtain patent term extension or the term of any such extension is shorter than what we request, our competitors may obtain approval of competing products following our patent expiration, and our business, financial condition, results of operations, and growth prospects could be materially harmed.
If we are unable to protect the confidentiality of our trade secrets, our business and competitive position would be harmed.
In addition to seeking patent protection for certain aspects of our technology, including platform technology and therapeutic candidates and products, we also consider trade secrets, including confidential and unpatented know-how, important to the maintenance of our competitive position. We protect trade secrets and confidential and unpatented know-how, in part, by entering into non-disclosure and confidentiality agreements with parties who have access to such knowledge, such as our employees, corporate collaborators, outside scientific collaborators, CROs, contract manufacturers, consultants, advisors, and other third parties. We also enter into confidentiality and invention or patent assignment agreements with our employees and consultants obligating them to maintain confidentiality and assign their inventions to us. Despite these efforts, any of these parties may breach the agreements and disclose our proprietary information, including our trade secrets, and we may not be able to obtain adequate remedies for such breaches. We also cannot guarantee that we have entered into such agreements with each party that may have or has had access to our trade secrets or proprietary technology and processes. Enforcing a claim in the event of a party illegally disclosing or misappropriating a trade secret is difficult, expensive, and time-consuming, and the outcome is unpredictable. In addition, some courts in the United States and certain foreign jurisdictions are less willing or unwilling to protect trade secrets. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor, we would have no right to prevent them from using that technology or information to compete with us. If any of our trade secrets were to be disclosed to or independently developed by a competitor, our competitive position would be harmed.
We are also subject both in the United States and outside the United States to various regulatory schemes regarding requests for the information we provide to regulatory authorities, which may include, in whole or in part, trade secrets or confidential commercial information. While we are likely to be notified in advance of any disclosure of such information and would likely object to such disclosure, there can be no assurance our challenge to the request would be successful.
We may be in the future subject to claims we or our employees or consultants have wrongfully used or disclosed alleged trade secrets of our employees’ or consultants’ former employers or their clients. These claims may be costly to defend and if we do not successfully do so, we may be required to pay monetary damages, may be prohibited from using some of our research and development and may lose valuable intellectual property rights or personnel.
Many of our employees were previously employed at universities or biotechnology or pharmaceutical companies, including our current and potential competitors. We may receive correspondence from other companies alleging the improper use or disclosure, and have received, and may in the future receive, correspondence from other companies regarding the use or disclosure, by certain of our employees who have previously been employed elsewhere in our industry, including with our competitors, of their former employer’s trade secrets or other proprietary information. Responding to these allegations can be costly and disruptive to our business, even when the allegations are without merit, and can be a distraction to management. We may be subject to claims in the future that our employees have, or we have, inadvertently or otherwise used or disclosed trade secrets or other proprietary information of their former employers. Litigation may be necessary to defend against these claims. If we fail in defending current or future claims, in addition to paying monetary damages, we may lose valuable intellectual property rights, personnel, or the ability to use some of our research and development. A loss of intellectual property, key research personnel, or their work product could hamper our ability to commercialize, or prevent us from commercializing, our therapeutic candidates, which could severely harm our business. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management.
If our trademarks and trade names are not adequately protected, then we may not be able to build name recognition in our markets of interest and our business may be materially and adversely affected.
Our trademarks or trade names may be challenged, infringed, circumvented, or declared generic or determined to be infringing on other marks. Any trademark litigation could be expensive. We may not be able to protect our rights to these trademarks and trade names or may be forced to stop using these names, which we need for name recognition by potential partners or customers in our markets of interest. If we are unable to establish name recognition based on our trademarks and trade names, we may not be able to compete effectively, and our business may be materially and adversely affected.
Third parties may independently develop similar or superior technology.
There can be no assurance others will not independently develop, or have not already developed, similar or more advanced technologies than our technology or that others will not design around, or have not already designed around, aspects of our technology or our trade secrets developed therefrom. If third parties develop technology similar or superior to our technology, or they successfully design around our current or future technology, our competitive position, business prospects, and results of operations could be materially and adversely affected.
Breaches of our internal computer systems, or those of our contractors, vendors, or consultants, may place our patents or proprietary rights at risk.
The loss of clinical or preclinical data or data from any future clinical trial involving our technology, including therapeutic candidates and products, could result in delays in our development and regulatory filing efforts and significantly increase our costs. In addition, theft or other exposure of data may interfere with our ability to protect our intellectual property, including trade secrets, and other information critical to our operations. We have experienced in the past, and may experience in the future, unauthorized intrusions into our internal computer systems, including portions of our internal computer systems storing information related to our platform technology, therapeutic candidates and products, and we can provide no assurances that certain sensitive and proprietary information relating to one or more of our therapeutic candidates or products has not been, or will not in the future be, compromised. Although we have invested significant resources to enhance the security of our computer systems, there can be no assurances we will not experience additional unauthorized intrusions into our computer systems, or those of our CROs, vendors, contractors, and consultants, that we will successfully detect future unauthorized intrusions in a timely manner, or that future unauthorized intrusions will not result in material adverse effects on our financial condition, reputation, or business prospects. Payments related to the elimination of ransomware may materially affect our financial condition and results of operations.
Certain data breaches must also be reported to affected individuals and the government under applicable data protection laws, and financial penalties may also apply.
Risks Related to Government Regulation
We may be unable to obtain U.S. or foreign regulatory approval and, as a result, may be unable to commercialize our therapeutic candidates.
Our therapeutic candidates are subject to extensive governmental regulations relating to, among other things, research, development, testing, manufacture, quality control, approval, labeling, packaging, promotion, storage, record-keeping, advertising, distribution, sampling, pricing, sales and marketing, safety, post-approval monitoring and reporting, and export and import of drugs. Rigorous preclinical testing and clinical trials and an extensive regulatory approval process are required to be completed successfully in the United States and in many foreign jurisdictions before a new therapeutic can be marketed. Satisfaction of these and other regulatory requirements is costly, time consuming, uncertain, and subject to unanticipated delays. We have not obtained regulatory approval for any therapeutic candidates, and it is possible none of the therapeutic candidates we may develop will obtain the regulatory approvals necessary for us or our collaborators to begin selling them.
We have very limited experience in conducting and managing the clinical trials necessary to obtain regulatory approvals, including approval by the FDA as well as foreign regulatory authorities, such as the EMA. The time required to obtain FDA and foreign regulatory approvals is unpredictable but typically takes many years following the commencement of clinical trials, depending upon the type, complexity, and novelty of the therapeutic candidate, and at the substantial discretion of the regulatory authorities. The standards the FDA and its foreign counterparts use when regulating us are not always applied predictably or uniformly and can change. Any analysis we perform of data from preclinical and clinical activities is subject to confirmation and interpretation by regulatory authorities, who could delay, limit, or prevent regulatory approval. We may also encounter unexpected delays or increased costs due to new government regulations, future legislation or administrative action, or from changes in the policy of FDA or foreign regulatory authorities during the period of product development, clinical trials, and regulatory review by the FDA or foreign regulatory authorities. It is impossible to predict whether legislative changes will be enacted, or whether FDA or foreign, regulations, guidance, or interpretations will be changed, or what the impact of such changes, if any, may be.

Because the therapeutic candidates we are developing may represent a new class of therapeutics, we are not aware of any definitive policies, practices, or guidelines that the FDA or its foreign counterparts have established in relation to these drugs. While we believe the therapeutic candidates we are currently developing are regulated as new biological products under the Public Health Service Act, or PHSA, the FDA could decide to regulate them or other products we may develop as drugs under the Federal Food, Drug, and Cosmetic Act, or FDCA. The lack of policies, practices, or guidelines may hinder or slow review by the FDA or foreign regulatory authorities of any regulatory filings we may submit. Moreover, the FDA or foreign regulatory authorities may respond to these submissions by defining requirements we may not have anticipated. Such responses could lead to significant delays in the clinical development of our therapeutic candidates.
Our therapeutic candidates could fail to receive regulatory approval for many reasons, including the following:
•the FDA or comparable foreign regulatory authorities may disagree with the design or implementation of our clinical trials;
•we may be unable to demonstrate to the satisfaction of the FDA or comparable foreign regulatory authorities that a therapeutic candidate is safe and effective for its proposed indication;
•the results of clinical trials may not meet the level of statistical significance required by the FDA or comparable foreign regulatory authorities for approval;
•we may be unable to demonstrate that a therapeutic candidate’s clinical and other benefits outweigh its safety risks;
•the FDA or comparable foreign regulatory authorities may disagree with our interpretation of data from preclinical studies or clinical trials;
•the data collected from clinical trials of our therapeutic candidates may not be sufficient to support the submission of a BLA or other submission or to obtain regulatory approval in the United States, the European Union or elsewhere;
•the FDA or comparable foreign regulatory authorities may fail to approve the manufacturing processes or facilities of third-party manufacturers with which we contract for clinical and commercial supplies; and
•the approval policies or regulations of the FDA or comparable foreign regulatory authorities may significantly change in a manner rendering our clinical data insufficient for approval.
Any delay or failure in obtaining required approvals could have a material adverse effect on our ability to generate revenues from the particular therapeutic candidate for which we are seeking approval. The FDA, the EMA and other regulatory authorities have substantial discretion in the approval process, and in determining when or whether regulatory approval will be obtained for any of our therapeutic candidates. Even if we believe the data collected from preclinical and clinical trials of our therapeutic candidates are promising, such data may not be sufficient to support approval by the FDA, the EMA or any other regulatory authority. Furthermore, any regulatory approval to market a product may be subject to limitations on the approved uses for which we may market the product or in the product labeling or be subject to other restrictions. Regulatory authorities also may impose requirements for costly post-marketing studies or clinical trials and surveillance to monitor the safety or efficacy of the therapeutic. In addition, the FDA has the authority to require a REMS plan as part of the approval of a BLA or NDA, or after approval, which may impose further requirements or restrictions on the distribution or use of an approved drug or biologic, such as limiting prescribing to certain physicians or medical centers that have undergone specialized training, limiting treatment to patients who meet certain safe-use criteria, and requiring treated patients to enroll in a registry. These limitations and restrictions may limit the size of the market for the therapeutic and affect coverage and reimbursement by third-party payors.
We are also subject to numerous foreign regulatory requirements governing, among other things, the conduct of clinical trials, manufacturing, marketing authorization, pricing, and third-party reimbursement. The foreign regulatory approval process varies among countries and may include all of the risks associated with FDA approval described above as well as risks attributable to the satisfaction of local regulations in foreign jurisdictions. We are subject to regulation by foreign regulatory authorities, ethics committees, and other governmental entities with respect to the clinical trials we conduct or sponsor outside of the U.S. For example, the EU Clinical Trials Regulation, or CTR, became applicable on January 31, 2022, repealing the EU Clinical Trials Directive. The implementation of the CTR includes the implementation of the Clinical Trials Information System, a new clinical trial portal and database that will be maintained by the EMA in collaboration with the European Commission and the EU Member States. Complying with changes in regulatory requirements can incur additional costs, delay our clinical development plans, or expose us to greater liability if we are slow or unable to adapt to changes in existing requirements or new requirements or policies governing our business operations, including our clinical trials. Moreover, the time required to obtain approval may differ from that required to obtain FDA approval. Approval by the FDA does not ensure approval by regulatory authorities outside the U.S. and vice versa.
If we fail to obtain orphan drug designation or obtain or maintain orphan drug exclusivity for certain of our products, our competitors may sell products to treat the same conditions and our revenue may be reduced.
Under the Orphan Drug Act, the FDA may designate a product as an orphan drug if it is intended to treat a rare disease or condition, defined as a patient population of fewer than 200,000 in the United States, or a patient population greater than 200,000 in the United States where there is no reasonable expectation that the cost of developing the drug will be recovered from sales in the United States. In the United States, orphan drug designation entitles a party to financial incentives such as opportunities for grant funding towards clinical trial costs, tax advantages and user-fee waivers. In addition, if a therapeutic product with orphan drug designation subsequently receives the first FDA approval for the indication for which it has such designation, the therapeutic product is entitled to orphan product exclusivity, which means the FDA may not approve any other applications to market the same therapeutic product for the same indication for seven years, except in limited circumstances such as a showing of clinical superiority over the product with orphan exclusivity or where the manufacturer is unable to assure sufficient product quantity.
As in the United States, we may apply for designation of a therapeutic candidate as an orphan drug for the treatment of a specific indication in the European Union before the application for marketing authorization is made. In the European Union, the EMA’s Committee for Orphan Medicinal Products, grants orphan drug designation to promote the development of products that are intended for the diagnosis, prevention or treatment of a life-threatening or chronically debilitating condition affecting not more than five in 10,000 persons in the European Union. Additionally, designation is granted for products intended for the diagnosis, prevention or treatment of a life-threatening, seriously debilitating or serious and chronic condition when, without incentives, it is unlikely that sales of the drug in the European Union would be sufficient to justify the necessary investment in developing the drug or biological product or where there is no satisfactory method of diagnosis, prevention or treatment, or, if such a method exists, the medicine must be of significant benefit to those affected by the condition. Sponsors of orphan drugs in the European Union can enjoy economic and marketing benefits, including reduction of fees or fee waivers and up to ten years of market exclusivity for the approved indication unless another applicant can show its therapeutic product is safer, more effective, or otherwise clinically superior to the orphan-designated therapeutic product. This period may be reduced to six years if the orphan drug designation criteria are no longer met, including where it is shown that the product is sufficiently profitable not to justify maintenance of market exclusivity.
We may seek orphan drug designation from the FDA and the EMA for certain of our product candidates. However, we may never receive such designation. Even if we are able to obtain orphan designation, we may not be the first to obtain marketing approval for any particular orphan indication due to the uncertainties associated with developing pharmaceutical products. In addition, exclusive marketing rights in the United States may be limited if we seek approval for an indication broader than the orphan-designated indication or may be lost if the FDA later determines that the request for designation was materially defective or if the manufacturer is unable to assure sufficient quantities of the product to meet the needs of patients with the rare disease or condition. Further, even if we obtain orphan drug exclusivity for a product, that exclusivity may not effectively protect the product from competition because different drugs with different active moieties can be approved for the same condition. Even after an orphan drug is approved, regulatory authorities may subsequently approve the same drug with the same active moiety for the same condition if they conclude that the later drug is safer, more effective, or makes a major contribution to patient care. Orphan drug designation neither shortens the development time or regulatory review time of a product candidate nor gives the product candidate any advantage in the regulatory review or approval process. In addition, orphan drug exclusivity could block the approval of one of our therapeutic candidates if a competitor obtains approval of the same therapeutic product as defined by the FDA before we do, or if our therapeutic candidate is determined to be within the same class as the competitor’s therapeutic product for the same indication or disease.
The respective orphan designation and exclusivity frameworks in the United States and in the European Union are subject to change, and any such changes may affect our ability to obtain EU or U.S. orphan designations in the future.
If we or our existing or future collaborators, manufacturers, or service providers fail to comply with healthcare laws and regulations, we or such other parties could be subject to enforcement actions, which could adversely affect our ability to develop, market, and sell our therapeutics and may harm our reputation.
Although we do not currently have any products on the market, once we begin commercializing our therapeutic candidates, if approved, we will be subject to additional healthcare statutory and regulatory requirements and enforcement by the federal, state, and foreign governments of the jurisdictions in which we conduct our business. Healthcare providers, physicians, and third-party payors play a primary role in the recommendation and prescription of any therapeutic candidates for which we obtain marketing approval.

Our future arrangements with third-party payors and customers may expose us to broadly applicable fraud, abuse, and other healthcare laws and regulations constraining the business or financial arrangements and relationships through which we market, sell, and distribute the therapeutic candidates for which we obtain marketing approval. Restrictions under applicable federal and state healthcare laws and regulations include the following:
•the U.S. federal Anti-Kickback Statute, which prohibits, among other things, persons from soliciting, receiving, offering, or providing remuneration, directly or indirectly, to induce either the referral of an individual for a healthcare item or service, or the purchasing or ordering of an item or service, for which payment may be made, in whole or in part, under a federal healthcare program such as Medicare or Medicaid;
•the U.S. federal False Claims Act, which imposes criminal and civil penalties, including through civil whistleblower or qui tam actions, against individuals or entities for knowingly presenting, or causing to be presented, to the federal government, false or fraudulent claims for payment or making a false statement to avoid, decrease, or conceal an obligation to pay money to the federal government. In addition, the government may assert a claim including items and services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the False Claims Act;
•state all-payor fraud laws, which impose criminal and civil liability for executing a scheme to defraud any healthcare benefit program, or knowingly and willfully falsifying, concealing, or covering up a material fact or making any materially false statement in connection with the delivery of or payment for healthcare benefits, items or services; similar to the federal Anti-Kickback Statute, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation;
•HIPAA, HITECH, and their implementing regulations, which impose obligations on certain covered entity healthcare providers, health plans, and healthcare clearinghouses as well as their business associates performing certain services involving the use or disclosure of individually identifiable health information, including mandatory contractual terms, with respect to safeguarding the privacy, security, and transmission of individually identifiable health information, and require notification to affected individuals and regulatory authorities of certain breaches of security of individually identifiable health information;
•the federal Physician Payment Sunshine Act and its implementing regulations, also referred to as “Open Payments,” require applicable manufacturers of pharmaceutical and biological drugs, among other covered medical products, reimbursable under Medicare, Medicaid, or Children’s Health Insurance Programs to track and report to the CMS certain payments and transfers of value made in the previous year, including but not limited to, consulting fees, travel reimbursements, and research grants made to cover recipients, including physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors), certain non-physician healthcare professionals (such as physician assistants and nurse practitioners, among others), and teaching hospitals, as well as information regarding physicians’ and their immediate family members’ ownership and investment interests in the applicable manufacturer, with limited exceptions; and
•analogous and similar state and foreign laws and regulations, such as, state anti-kickback and false claims laws potentially applicable to sales or marketing arrangements and claims involving healthcare items or services reimbursed by non-governmental third-party payors, including private insurers; and some state laws require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government in addition to requiring drug manufacturers to report information related to payments to physicians and other healthcare providers or marketing expenditures.
Ensuring our future business arrangements with third parties comply with applicable healthcare laws and regulations could involve substantial costs. If our operations are found to be in violation of any such requirements, we may be subject to penalties, including civil or criminal penalties, monetary damages, the curtailment or restructuring of our operations, or exclusion from participation in government contracting, healthcare reimbursement, or other government programs, including Medicare and Medicaid, any of which could adversely affect our financial results. Although effective compliance programs can mitigate the risk of investigation and prosecution for violations of these laws, these risks cannot be entirely eliminated. Any action against us for an alleged or suspected violation could cause our company to incur significant legal expenses and could divert our management’s attention from the operation of our business, even if our defense is successful. In addition, achieving and sustaining compliance with applicable laws and regulations may be costly to us in terms of money, time, and resources.

If we or our current or future collaborators, manufacturers, or service providers fail to comply with applicable federal, state, or foreign laws or regulations, we could be subject to enforcement actions, which could affect our ability to develop, market, and sell our therapeutics successfully and could harm our reputation and lead to reduced acceptance of our therapeutics by the market. These enforcement actions include, among others:
•adverse regulatory inspection findings;
•warning or untitled letters;
•voluntary product recalls with public notification or medical product safety alerts to healthcare professionals;
•restrictions on, or prohibitions against, marketing our therapeutics;
•restrictions on, or prohibitions against, importation or exportation of our therapeutics;
•suspension of review or refusal to approve pending applications or supplements to approved applications;
•exclusion from participation in government-funded healthcare programs;
•exclusion from eligibility for the award of government contracts for our therapeutics;
•FDA debarment;
•suspension or withdrawal of therapeutic approvals;
•seizures or administrative detention of therapeutics;
•injunctions; and
•restitution, disgorgement of profits, or civil and criminal penalties and fines.
Enacted and future legislation may increase the difficulty and cost for us to obtain marketing approval of our therapeutic candidates.
The policies of the FDA or similar regulatory authorities may change, and additional government regulations may be enacted that could prevent, limit or delay regulatory approval of our product candidates. For example, in 2016, the 21st Century Cures Act, or Cures Act, was signed into law. The Cures Act, among other things, is intended to modernize the regulation of drugs and biologics and spur innovation, but it is still being implemented and its ultimate implementation is unclear. If we or our collaborators are slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if we or our collaborators are not able to maintain regulatory compliance, our therapeutic candidates may not obtain or maintain regulatory approval, and we may not achieve or sustain profitability, which would adversely affect our business.
We cannot predict the likelihood, nature or extent of government regulation that may arise from future legislation or executive or administrative action, either in the United States or abroad. The FDA’s and other regulatory authorities’ policies may change, and additional government regulations may be enacted that could prevent, limit or delay regulatory approval of our product candidates. If we are slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if we are not able to maintain regulatory compliance, we may lose any marketing approval that we may have obtained, and we may not achieve or sustain profitability. For example, Congress is reviewing the FDA user fee reauthorization bill with new reforms to the accelerated approval pathway. If the reauthorization bill is not passed before the current user fee legislation expires at the end of September 2022, FDA may face layoffs, which can have a material impact on our clinical development plans and our business. It is difficult to predict how current and future legislation, executive actions, and litigation, including the executive orders, will be implemented, and the extent to which they will impact our business, our clinical development, and the FDA’s and other agencies’ ability to exercise their regulatory authority, including FDA’s pre-approval inspections and timely review of any regulatory filings or applications we submit to the FDA. To the extent any legislative or executive actions impose constraints on FDA’s ability to engage in oversight and implementation activities in the normal course, our business may be negatively impacted.

Any therapeutics we develop may become subject to unfavorable pricing regulations, third-party coverage and reimbursement practices, or healthcare reform initiatives, thereby harming our business.
The regulations governing marketing approvals, pricing, coverage, and reimbursement for new drugs and biologics vary widely from country to country. Many countries require approval of the sale price of a drug before it can be marketed. In many countries, the pricing review period begins after marketing or product licensing approval is granted. In some foreign markets, prescription pharmaceutical pricing remains subject to continuing governmental control even after initial approval is granted. Although we intend to monitor these regulations, our programs are currently in the early stages of development and we will not be able to assess the impact of price regulations for a number of years. As a result, we might obtain regulatory approval for a product in a particular country but then be subject to price regulations delaying our commercial launch of the product and negatively impacting the revenues we are able to generate from the sale of the product in that country.
Our ability to commercialize any therapeutics successfully also will depend in part on the extent to which coverage and reimbursement for these products and related treatments will be available from government health administration authorities, private health insurers, and other organizations. However, there may be significant delays in obtaining coverage for newly-approved therapeutics. Moreover, eligibility for coverage does not necessarily signify a therapeutic will be reimbursed in all cases or at a rate covering our costs, including research, development, manufacture, sale, and distribution costs. Also, interim payments for new therapeutics, if applicable, may be insufficient to cover our costs and may not be made permanent. Thus, even if we succeed in bringing one or more therapeutics to the market, these products may not be considered cost-effective, and the amount reimbursed for any of them may be insufficient to allow us to sell them on a competitive basis. Because our programs are in the early stages of development, we are unable at this time to determine their cost effectiveness, coverage prospects, potential compendia listings, or the likely level or method of reimbursement, if covered. It is equally difficult for us to predict how Medicare coverage and reimbursement policies will be applied to our products in the future, and coverage and reimbursement under different federal healthcare programs are not always consistent. Medicare reimbursement rates may also reflect budgetary constraints placed on the Medicare program.
Third-party payors often rely upon Medicare coverage policies and payment limitations in setting their own reimbursement rates. These coverage policies and limitations may rely, in part, on compendia listings for approved therapeutics. Our inability to promptly obtain relevant compendia listings, coverage, and adequate reimbursement from both government-funded and private payors for new therapeutics we develop and for which we obtain regulatory approval could have a material adverse effect on our operating results, our ability to raise capital needed to commercialize products, and our financial condition.
We believe the efforts of governments and third-party payors to contain or reduce the cost of healthcare, and legislative and regulatory proposals to broaden the availability of healthcare, will continue to affect the business and financial condition of pharmaceutical and biopharmaceutical companies. A number of legislative and regulatory changes in the healthcare system in the United States and other major healthcare markets have been proposed or enacted, and such efforts have expanded substantially in recent years. These developments could, directly or indirectly, affect our ability to sell our products, if approved, at a favorable price. In addition, third-party payors who reimburse patients or healthcare providers, such as government and private insurance plans, are seeking greater upfront discounts, additional rebates, and other concessions to reduce the prices for therapeutics. If the price we are able to charge for any therapeutics we develop, or the reimbursement provided for such products, is inadequate, our return on investment could be adversely affected.

For example, the U.S. Congress has enacted various laws seeking to reduce and contain healthcare expenditures. As a result of the Budget Control Act of 2011 and the Bipartisan Budget Act of 2015, an annual 2% reduction to Medicare payments that took effect in 2013 and will remain in effect through 2031, with the exception of a temporary suspension implemented under various COVID-19 relief legislation from May 1, 2020 through March 31, 2022. Under current legislation, the actual reduction in Medicare payments will vary from 1% in 2022 to up to 4% in the final fiscal year of this sequester. These across-the-board spending cuts could adversely affect our future revenues, earnings, and cash flows.
There has been increasing legislative and enforcement interest in the United States with respect to drug pricing practices. Specifically, there have been several recent U.S. Congressional inquiries and proposed federal and state legislation designed to, among other things, bring more transparency to drug pricing, reduce the cost of prescription drugs under Medicare, review the relationship between pricing and manufacturer patient programs, and reform government program reimbursement methodologies for drugs. Most significantly, on August 16, 2022, President Biden signed the Inflation Reduction Act of 2022, or IRA, into law. This statute marks the most significant action by Congress with respect to the pharmaceutical industry since adoption of the Affordable Care Act in 2010. Among other things, the IRA requires certain manufacturers of certain high-priced single source drugs to negotiate a maximum fair price with Medicare (beginning in 2026), with prices that can be negotiated subject to a cap; imposes inflation rebates for Medicare Part B and Part D drugs, with limited exceptions, if their drug prices increase faster than inflation, rebates under Medicare Part B and Medicare Part D to penalize price increases that outpace inflation (first due in 2023); and replaces the Part D coverage gap discount program with a new discounting program (beginning in 2025). The IRA permits the Secretary of the HHS to implement many of these provisions through guidance, as opposed to regulation, for the initial years. For that and other reasons, it is currently unclear how the IRA will be effectuated, and while the impact of the IRA on the pharmaceutical industry cannot yet be fully determined, it is likely to be significant.
In addition, Congress has recently enacted other statutes that could adversely affect our ability to successfully commercialize product candidates for which we receive approval. Under the American Rescue Plan Act of 2021, effective January 1, 2024, the statutory cap on Medicaid Drug Rebate Program rebates that manufacturers pay to state Medicaid programs will be eliminated, which could result in increased Medicaid rebate liability. In July 2021, the Biden administration released an executive order, “Promoting Competition in the American Economy,” with multiple provisions aimed at increasing competition for prescription drugs. In response to this executive order, the HHS released a Comprehensive Plan for Addressing High Drug Prices that outlines principles for drug pricing reform and potential legislative policies that Congress could pursue to advance these principles. The impact of these legislative, executive, and administrative actions and any future healthcare measures and agency rules, including pursuant to the IRA, is unclear. Any reduction in reimbursement from Medicare or other government programs may result in a reduction in payments from private payors. Additionally, a number of states are considering or have recently enacted state drug price transparency and reporting laws that could substantially increase our compliance burdens and expose us to greater liability under such state laws once we begin commercialization after obtaining regulatory approval for any of our products.
The implementation of cost containment measures, including the prescription drug provisions under the Inflation Reduction Act, as well as other healthcare reforms may prevent us from being able to generate revenue, attain profitability or commercialize our product candidates. The impact of legislative, executive, and administrative actions of the U.S. government is unclear. We expect that additional state and federal healthcare reform measures will be adopted in the future, any of which could limit the amounts that federal and state governments will pay for healthcare products and services, which could result in reduced demand for our product candidates or additional pricing pressures.
The healthcare industry is heavily regulated in the U.S. at the federal, state, and local levels and in other jurisdictions in which we may conduct trials or other activities, and our failure to comply with applicable requirements may subject us to penalties and negatively affect our financial condition.
As a healthcare company, our operations, clinical trial activities, and interactions with healthcare providers will be subject to extensive regulation in the United States, particularly if we receive FDA approval for any of our products in the future, and we may be subject to laws and regulations in other jurisdictions as we conduct clinical trials or engage in other activities in foreign jurisdictions. For example, if we receive FDA approval for a therapeutic for which reimbursement is available under a federal healthcare program, it would be subject to a variety of federal laws and regulations, including those prohibiting the filing of false or improper claims for payment by federal healthcare programs, prohibiting unlawful inducements for the referral of business reimbursable by federal healthcare programs, and requiring disclosure of certain payments and other transfers of value made to covered recipients in the previous year, including U.S.-licensed physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors), certain non-physician healthcare professionals (such as physician assistants and nurse practitioners, among others), and teaching hospitals, as well as information regarding certain physicians’ and their immediate family members’ ownership and investment interests in the applicable manufacturer with limited exceptions. If our past or present operations, or those of our contractors or agents who conduct business on our behalf, are found to be in violation of any of these laws, we could be subject to enforcement action, government investigation, civil and criminal penalties, which could hurt our business, operations, and financial condition. It is not always possible to identify and deter misconduct by parties we may contract with, including employees, contractors, collaborators, CROs, and suppliers, and the precautions we take to detect and prevent misconduct may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to comply with these laws or regulations. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of significant penalties, including civil, criminal and administrative penalties, damages, fines, disgorgement, imprisonment, exclusion from participation in government funded healthcare programs, such as Medicare and Medicaid, integrity oversight and reporting obligations, contractual damages, reputational harm, diminished profits and future earnings and the curtailment or restructuring of our operations.
Similarly, some state laws prohibit, among other offenses, knowingly and willfully executing a scheme to defraud any health care benefit program, including private payors, or falsifying, concealing, or covering up a material fact or making any materially false, fictitious, or fraudulent statement in connection with the delivery of or payment for items or services under a health care benefit program. We may also be subject to the privacy and security provisions of HIPAA, as amended by HITECH, which restricts the use and disclosure of patient-identifiable health information, mandates the adoption of standards relating to the privacy and security of patient-identifiable health information, and requires the reporting of certain security breaches to healthcare provider customers with respect to such information. Additionally, many states have enacted similar laws imposing more stringent requirements on entities like us. Failure to comply with applicable laws and regulations could result in substantial penalties and adversely affect our financial condition and results of operations. Complying with new regulatory requirements and changes in the laws and regulations will increase our compliance cost and exposure to potential liability.
Additionally, the collection and use of health data in the EU is governed by the General Data Protection Regulation, or GDPR, which extends the geographical scope of EU data protection law to non-EU entities under certain conditions and imposes substantial obligations upon companies and new rights for individuals. Further, state and foreign laws may apply generally to the privacy and security of information we maintain, and may differ from each other in significant ways, thus complicating compliance efforts, as discussed in the risk factor below titled, “Data collection is governed by restrictive regulations governing the use, processing and cross-border transfer of personal information.”
Data collection is governed by restrictive regulations governing the use, processing and cross-border transfer of personal information, and actual or perceived failures to comply with applicable data protection, privacy and security laws, regulations, standards and other requirements could adversely affect our business, results of operations and financial condition.
The global data protection landscape is rapidly evolving, and we are or may become subject to numerous state, federal and foreign laws, requirements and regulations governing the collection, use, disclosure, retention, and security of personal information, such as information that we may collect in connection with clinical trials in the U.S. and abroad. Implementation standards and enforcement practices are likely to remain uncertain for the foreseeable future, and we cannot yet determine the impact future laws, regulations, standards, or perception of their requirements may have on our business. This evolution may create uncertainty in our business, affect our ability to operate in certain jurisdictions or to collect, store, transfer use and share personal information, necessitate the acceptance of more onerous obligations in our contracts, result in liability or impose additional costs on us. The cost of compliance with these laws, regulations and standards is high and is likely to increase in the future. Any failure or perceived failure by us to comply with federal, state or foreign laws or regulations, our internal policies and procedures or our contracts governing our processing of personal information could result in negative publicity, government investigations and enforcement actions, claims by third parties and damage to our reputation, any of which could have a material adverse effect on our business, results of operation, and financial condition.
In conducting and/or enrolling patients in our current or future clinical trials, we are subject to restrictions relating to privacy, data protection and data security and may be subject to additional restrictions as our clinical operations expand. For example, the collection, use, storage, disclosure, transfer, or other processing of personal data regarding individuals in the European Economic Area, or EEA, including personal health data, is subject to the GDPR. The GDPR is wide-ranging in scope and imposes numerous requirements on companies that process personal data, including requirements relating to processing health and other sensitive data, obtaining consent of the individuals to whom the personal data relates, providing information to individuals regarding data processing activities, implementing safeguards to protect the security and confidentiality of personal data, providing notification of data breaches (initially to supervisory authorities and, if the breach is serious enough, to individuals), and taking certain measures when engaging third-party processors. The GDPR also imposes strict rules on the transfer of personal data to countries outside the EEA, including the United States, and permits data protection authorities to impose large penalties for violations of the GDPR, including potential fines of up to €20 million or 4% of annual global revenues, whichever is greater, for the most serious of violations. The GDPR also confers a private right of action on data subjects and consumer associations to lodge complaints with supervisory authorities, seek judicial remedies, and obtain compensation for damages resulting from violations of the GDPR. In addition, the GDPR includes restrictions on cross-border data transfers. Certain aspects of cross-border data transfers under the GDPR are uncertain as the result of legal proceedings in the EU, including a July 2020 decision by the Court of Justice for the European Union, or CJEU, that invalidated the EU-U.S. Privacy Shield and, to some extent, called into question the efficacy and legality of using standard contractual clauses (SCCs). To address certain concerns of the CJEU, the European Commission issued revised SCCs in June 2021 that are required to be implemented over time. Regulatory guidance and other developments relating to cross-border personal data transfers, including the necessity of putting in place those revised SCCs and the UK SCCs, as discussed below, may increase the complexity of transferring personal data across borders and may require us to engage in additional contractual negotiations and to modify our policies and practices relating to the transfer and other processing of personal data. The GDPR increased our responsibility and liability in relation to personal data that we process where such processing is subject to the GDPR, and we may be required to put in place additional mechanisms to ensure compliance with the GDPR, including as implemented by individual countries.

In the United Kingdom, or UK, the Data Protection Act of 2018, which “implements” and complements the GDPR, achieved Royal Assent on May 23, 2018 and is now effective in the UK along with a version of the GDPR referred to as the UK GDPR. Collectively, the Data Protection Act of 2018 and the UK GDPR authorize significant fines, up to the greater of £17.5 million or 4% of global turnover, and expose us to two parallel regimes and other potentially divergent enforcement actions for certain violations. Further, aspects of data protection in the UK remain uncertain. On June 28, 2021, the European Commission issued an adequacy decision under the GDPR and the Law Enforcement Directive, pursuant to which personal data generally may be transferred from the EU to the UK without restriction; however, this adequacy decision is subject to a four-year “sunset” period, after which the European Commission’s adequacy decision may be renewed, and this decision may be revoked or modified in the interim. Additionally, on February 2, 2022, the UK’s Information Commissioner’s Office issued new standard contractual clauses to support personal data transfers out of the UK. These standard contractual clauses became effective March 21, 2022 and, similar to the EU SCCs, are required to be implemented over time. We may, in addition to other impacts, experience additional costs associated with increased compliance burdens and be required to engage in new contract negotiations with third parties that aid in processing personal data on our behalf or localize certain personal data.
Other jurisdictions also increasingly maintain laws and regulations addressing privacy, data protection, and information security. We may incur liabilities, expenses, costs, and other operational losses under GDPR and local laws of applicable EU member states, the UK, and other regions in connection with any measures we take to comply with them. Working to comply with the GDPR and other laws and regulations to which we are subject in Europe and other regions outside the United States relating to privacy, data protection, and information security will be a rigorous and time-intensive process that may increase our cost of doing business or require us to change our business practices, and despite those efforts, there is a risk that we may be subject to fines and penalties, litigation, and reputational harm in connection with our activities in those regions.
In addition, in California, the CCPA creates new individual privacy rights for California consumers (as defined in the law) and places increased privacy and security obligations on entities handling personal data of consumers or households. The CCPA requires covered companies to provide new disclosure to consumers about such companies’ data collection, use and sharing practices, provide such consumers new ways to opt-out of certain sales or transfers of personal information, and provide consumers with additional causes of action in data breach situations. While it exempts some data regulated by HIPAA and certain clinical trial data, the CCPA, to the extent applicable to our business and operations, may increase our compliance costs and potential liability with respect to other personal information we collect about California residents. The CCPA went into effect on January 1, 2020, and the California Attorney General commenced enforcement actions for violations on July 1, 2020. Moreover, the CPRA was approved by California voters in the November 3, 2020 election. The CPRA will significantly modify the CCPA, creating obligations beginning on January 1, 2022, with enforcement anticipated to commence July 1, 2023. The CPRA creates further uncertainty and may require us to incur additional costs and expenses. The CCPA and CPRA could mark the beginning of a trend toward more stringent privacy legislation in the United States. The CCPA has prompted a number of proposals for federal and state privacy legislation. For example, in March 2021, Virginia enacted the Virginia Consumer Data Protection Act, or CDPA, a comprehensive privacy statute that becomes effective on January 1, 2023. and shares similarities with the CCPA. In addition, on July 7, 2021, Colorado enacted the Colorado Privacy Act, or CPA, becoming the third state to pass comprehensive consumer privacy legislation in the United States, which becomes effective July 1, 2023, on March 24, 2022, Utah enacted the Utah Consumer Privacy Act, or UCPA, which becomes effective December 31, 2023, and on May 10, 2022, Connecticut enacted the Act Concerning Personal Data Privacy and Online Monitoring, or CPOMA, which becomes effective July 1, 2023. The CDPA, CPA, UCPA, and CPOMA are comprehensive privacy statutes that share similarities with the CCPA and CPRA. The U.S. federal government also is contemplating federal privacy legislation. These and other new laws that may be proposed or enacted could increase our potential liability and adversely affect our business.
Compliance with U.S. and international data protection laws and regulations could require us to take on more onerous obligations in our contracts, restrict our ability to collect, use and disclose data, or in some cases, impact our ability to operate in certain jurisdictions. Any actual or alleged failure to comply with U.S. or international laws and regulations relating to privacy, data protection, and data security could result in governmental investigations, proceedings and enforcement actions (which could include civil or criminal penalties), private litigation or adverse publicity, harm to our reputation, and could negatively affect our operating results and business. Moreover, clinical trial subjects about whom we or our potential collaborators obtain information, as well as the providers who share this information with us, may contractually limit our ability to use and disclose the information or impose other obligations or restrictions in connection with our use, retention and other processing of information, and we may otherwise face contractual restrictions applicable to our use, retention, and other processing of information. Claims that we have violated individuals’ privacy rights, failed to comply with data protection laws, or breached our contractual obligations, even if we are not found liable, could be expensive and time-consuming to defend and could result in adverse publicity that could harm our business.

Our ability to obtain services, reimbursement, or funding from the federal government may be impacted by possible reductions in federal spending.
The U.S. federal budget remains in flux and could, among other things, cut Medicare payments to providers. The Medicare program is frequently mentioned as a target for spending cuts. The full impact on our business of any future cuts in Medicare or other programs is uncertain. We cannot predict the extent of legislative, executive, and administrative actions of the Biden administration will have on us and the biopharmaceutical industry as a whole. If federal spending is reduced, anticipated budgetary shortfalls may also impact the ability of relevant agencies such as the FDA or the National Institutes of Health to continue to function at current levels. Amounts allocated to federal grants and contracts may be reduced or eliminated. These reductions may also impact the ability of relevant agencies to timely review and approve drug research and development, manufacturing, and marketing activities, which may delay our ability to develop, market, and sell any therapeutics we may develop.
If any of our therapeutic candidates receives marketing approval and we or others later identify undesirable side effects caused by the therapeutic product, our ability to market and derive revenue from the therapeutic products could be compromised.
In the event any of our therapeutic candidates receive regulatory approval and we or others identify undesirable side effects, adverse events, or other problems caused by one of our therapeutics, any of the following adverse events could occur, which could result in the loss of significant revenue to us and materially and adversely affect our results of operations and business:
•regulatory authorities may withdraw their approval of the product and require us to take the product off the market or seize the product;
•we may need to recall the therapeutic or change the way the therapeutic is administered to patients;
•additional restrictions may be imposed on the marketing and promotion of the particular therapeutic or the manufacturing processes for the therapeutic or any component thereof;
•we may not be able to secure or maintain adequate coverage and reimbursement for our proprietary therapeutic products from government (including U.S. federal health care programs) and private payors;
•we may lose or see adverse alterations to compendia listings or treatment protocols specified by accountable care organizations;
•we may be subject to fines, restitution, or disgorgement of profits or revenues, injunctions, or the imposition of civil penalties or criminal prosecution;
•regulatory authorities may require the addition of labeling statements, such as a “black box” warning, or equivalent, or a contraindication;
•regulatory authorities may require us to implement a REMS plan, or to conduct post-marketing studies or clinical trials and surveillance to monitor the safety or efficacy of the product;
•we may be required to create a Medication Guide outlining the risks of such side effects for distribution to patients;
•we could be sued and held liable for harm caused to patients;
•the therapeutic may become less competitive; and
•our reputation may suffer.
Our therapeutic candidates for which we intend to seek approval as biologic products may face competition sooner than anticipated.
The Patient Protection and Affordable Care Act, signed into law in 2010, includes a subtitle called the Biologics Price Competition and Innovation Act of 2009, or BPCIA, which created an abbreviated approval pathway for biological products that are biosimilar to or interchangeable with an FDA-licensed reference biological product. Under the BPCIA, an application for a biosimilar product may not be submitted to the FDA until four years following the date that the reference product was first licensed by the FDA.

In addition, the approval of a biosimilar product may not be made effective by the FDA until 12 years from the date on which the reference product was first licensed. During this 12-year period of exclusivity, another company may still market a competing version of the reference product if the FDA approves a full BLA for the competing product containing the sponsor’s own preclinical data and data from adequate and well-controlled clinical trials to demonstrate the safety, purity and potency of their product. The law is complex and is still being interpreted and implemented by the FDA. As a result, its ultimate impact, implementation, and meaning are subject to uncertainty. While it is uncertain when such processes intended to implement BPCIA may be fully adopted by the FDA, any such processes could have a material adverse effect on the future commercial prospects for our biological products.
We believe that any of our therapeutic candidates approved as a biological product under a BLA should qualify for the 12-year period of exclusivity. However, there is a risk that this exclusivity could be shortened due to congressional action or otherwise, or that the FDA will not consider our therapeutic candidates to be reference products for competing products, potentially creating the opportunity for generic competition sooner than anticipated. Other aspects of the BPCIA, some of which may impact the BPCIA exclusivity provisions, have also been the subject of recent litigation. Moreover, the extent to which a biosimilar, once approved, will be substituted for any one of our reference products in a way that is similar to traditional generic substitution for non-biological products is not yet clear, and will depend on a number of marketplace and regulatory factors that are still developing.
Significant developments stemming from the United Kingdom’s recent withdrawal from the European Union could have a material adverse effect on us.
The United Kingdom’s recent withdrawal from the European Union and ongoing negotiations related to the United Kingdom’s trade and other relationships with the European Union continue to create political and economic uncertainty, particularly in the United Kingdom and the European Union. Any business we conduct, now and in the future, in the United Kingdom, the European Union, and worldwide could be affected as a result of this transition and there are multiple ways in which our business could be negatively affected.
Brexit is expected to disrupt the operation of pre- and post-authorization clinical trial infrastructure. As of January 1, 2021, European Union law applies only to the territory of Northern Ireland to the extent foreseen in the Protocol on Ireland / Northern Ireland. The rules around GMP and pharmacovigilance in the UK currently remain similar to the EU requirements. However, the Falsified Medicines Directive will not apply in Great Britain though it is likely that the UK will implement a procedure to minimize the risk of falsified medicines. Uncertainty in the regulatory framework and future legislation can lead to disruption in the execution of international multi-center clinical trials, the monitoring of adverse events in through pharmacovigilance programs, and determination of marketing authorization across different jurisdictions. There could also be disruption to the supply and distribution as well as the import/export both of active pharmaceutical ingredients and finished product. Such a disruption could create supply difficulties for ongoing clinical trials and may damage the integrity of the pharmacovigilance database for the safety of new products. The cumulative effects of the disruption to the regulatory framework, uncertainty in future regulation, and changes to existing regulations may add considerably to the development lead time to marketing authorization and commercialization of products in the European Union and/or the United Kingdom and increase our costs. We cannot predict the impact of such changes and future regulation on our business or the results of our operations. Exposure to different and changing regulations in multiple foreign jurisdictions may increase our liabilities, expenses, costs, and other operational losses.
Risks Related to Ownership of Our Common Stock
Our stock price may be volatile, and an active, liquid, and orderly trading market may not develop for our common stock. As a result, stockholders may not be able to resell shares at or above their purchase price.
Although our common stock is listed on the Nasdaq Global Market, an active trading market for our common stock may not be sustained. The lack of an active market may impair the ability of our stockholders to sell their shares at the time they wish to sell them or at a price that they consider reasonable, which may reduce the fair market value of their shares. Further, an inactive market may also impair our ability to raise capital by selling our common stock should we determine additional funding is required.
The market price of our common stock could be subject to significant fluctuations. Market prices for securities of early-stage pharmaceutical, biotechnology, and other life sciences companies have historically been particularly volatile. Some of the factors that may cause the market price of our common stock to fluctuate include:
•our and our collaborators’ ability to obtain regulatory approvals for product candidates, and delays or failures to obtain such approvals;

•the failure of any of our product candidates, if approved, to achieve commercial success;
•issues in manufacturing our approved products, if any, or product candidates;
•the results of current, and any future, preclinical or clinical trials of our product candidates;
•our ability to achieve development milestones and receive associated milestone payments pursuant to the terms of our collaboration agreements;
•the entry into, or termination of, key agreements, including key licensing, collaboration or acquisition agreements;
•the initiation or material developments in, or conclusion of, litigation to enforce or defend any of our intellectual property rights or defend against the intellectual property rights of others;
•announcements by commercial partners or competitors of new commercial products, clinical progress (or the lack thereof), significant contracts, commercial relationships, or capital commitments;
•adverse publicity relating to our markets, including with respect to other products and potential products in such markets;
•adverse publicity about our company, employees, therapeutic candidates, and/or therapeutic products in the media or on social media;
•the impact of COVID-19 on our company or the economy generally;
•the introduction of technological innovations or new therapies competing with our potential products;
•the loss of key employees;
•changes in estimates or recommendations by securities analysts, if any, who cover our common stock;
•general and industry-specific economic conditions potentially affecting our research and development expenditures;
•changes in the structure of health care payment systems;
•unanticipated serious safety concerns related to the use of any of our product candidates;
•failure to meet or exceed financial and development projections we may provide to the public;
•failure to meet or exceed the financial and development projections of the investment community;
•the perception of the pharmaceutical industry by the public, legislators, regulators, and the investment community;
•adverse regulatory decisions;
•disputes or other developments relating to proprietary rights, including patents, litigation matters, and our ability to obtain patent protection for our technologies;
•commencement of, or our involvement in, litigation;
•sales of our common stock by us or our stockholders in the future;
•trading volume of our common stock;
•period-to-period fluctuations in our financial results; and
•the other factors described in this “Risk Factors” section.

Moreover, the stock markets in general have experienced substantial volatility that has often been unrelated to the operating performance of individual companies or the biotechnology sector. These broad market fluctuations may also adversely affect the trading price of our common stock.
In the past, following periods of volatility in the market price of a company’s securities, stockholders have often instituted class action securities litigation against those companies. Such litigation, if instituted, could result in substantial costs and diversion of management attention and resources, which could significantly harm our business and reputation.
Our officers and directors, and their respective affiliates, have a controlling influence over our business affairs and may make business decisions with which stockholders disagree and which may adversely affect the value of their investment.
Our executive officers and directors together with their respective affiliates, beneficially own approximately 55% of our common stock as of June 30, 2022. As a result, if some of these persons or entities act together, they will have the ability to exercise significant influence over matters submitted to the stockholders for approval, including the election of directors, amendments to the certificate of incorporation and bylaws and the approval of any strategic transaction requiring the approval of the stockholders. These actions may be taken even if they are opposed by other stockholders. This concentration of ownership may also have the effect of delaying or preventing a change of control of our company or discouraging others from making tender offers for our shares, which could prevent our stockholders from receiving a premium for their shares. Some of these persons or entities who make up our principal stockholders may have interests different from other stockholders. The significant concentration of stock ownership may adversely affect the trading price of our common stock due to investors’ perception that conflicts of interest may exist or arise.
Future sales, or the perception of future sales, of a substantial amount of our common stock could depress the trading price of our common stock.
Our stock price could decline as a result of sales of a large number of shares of our common stock or the perception that these sales could occur. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.
For example, in connection with our July 2020 private placement, we entered into a registration rights agreement with the private placement investors that required us to prepare and file a resale registration statement, which was declared effective by the SEC on August 18, 2020 and permits the resale by the private placement investors of approximately 5.1 million shares of our common stock as well as approximately 2.6 million shares of common stock issuable upon the exercise of prefunded warrants and warrants issued in the July 2020 private placement. Additionally, in connection with our September 2021 private placement, we entered into a registration rights agreement with the private placement investors that required us to prepare and file a resale registration statement, which was declared effective by the SEC on November 19, 2021 and permits the resale by the private placement investors of approximately 6.5 million shares of our common stock as well as approximately 3.2 million shares of common stock issuable upon the exercise of prefunded warrants issued in the September 2021 private placement. We have in the past and may again in the future sell shares of our common stock to strategic partners in connection with collaboration agreements, as we did in December 2021 in connection with our agreement with Horizon. The shares subject to outstanding options and warrants, of which options and warrants (including prefunded warrants) to purchase 3.5 million shares and 8.8 million shares, respectively, were exercisable as of June 30, 2022, and the shares reserved for future issuance under our equity incentive plans will become available for sale immediately upon the exercise of such options.
We also register the offer and sale of all shares of common stock that we may issue under our equity incentive plans. Once we register the offer and sale of shares for the holders of registration rights and option holders, they can be freely sold in the public market upon issuance, subject to any related lock-up agreements or applicable securities laws.
In addition, in the future, we may issue additional shares of common stock or other equity or debt securities convertible into common stock in connection with a financing, acquisition, litigation settlement, employee arrangements or otherwise. Any such future issuance could result in substantial dilution to our existing stockholders and could cause our stock price to decline.
We have broad discretion over the use of the proceeds to us from our financing activities and may apply the proceeds to uses that do not improve our operating results or the value of your securities.
We have broad discretion over the use of proceeds to us from our financing activities and our stockholders rely solely on the judgment of our board of directors and management regarding the application of these proceeds. Our use of proceeds may not improve our operating results or increase the value of our common stock. Any failure to apply these proceeds effectively could have a material adverse effect on our business, delay the development of our product candidates and cause the market price of our common stock to decline.
Anti-takeover provisions in our charter documents and under Delaware or Washington law could discourage, delay or prevent a change in control of our company, limit attempts by our stockholders to replace or remove our current management and may affect the trading price of our common stock.
Our corporate documents contain provisions that may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our stock. Among other things, our certificate of incorporation and bylaws:
•stagger the terms of our board of directors and require 66 and 2/3% stockholder voting to remove directors, who may only be removed for cause;
•provide that the authorized number of directors may be changed only by resolution of the board of directors;
•provide that all vacancies, including newly-created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;
•authorize our board of directors to issue “blank check” preferred stock and to determine the rights and preferences of those shares, which may be senior to our common stock, without prior stockholder approval;
•establish advance notice requirements for nominating directors and proposing matters to be voted on by stockholders at stockholders’ meetings;
•prohibit our stockholders from calling a special meeting and prohibit stockholders from acting by written consent;
•require 66 and 2/3% stockholder voting to effect certain amendments to our certificate of incorporation and bylaws; and
•prohibit cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates.
In addition, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, or DGCL, which generally prohibits a Delaware corporation from engaging in any of a broad range of business combinations with any “interested” stockholder for a period of three years following the date on which the stockholder became an “interested” stockholder. Likewise, because our principal executive offices are located in Washington, the anti-takeover provisions of the Washington Business Corporation Act may apply to us under certain circumstances now or in the future. These provisions prohibit a “target corporation” from engaging in any of a broad range of business combinations with any stockholder constituting an “acquiring person” for a period of five years following the date on which the stockholder became an “acquiring person.” These provisions could discourage, delay or prevent a transaction involving a change in control of our company. These provisions could also discourage proxy contests and make it more difficult for stockholders to elect directors of their choosing and cause us to take other corporate actions our stockholders desire.
Claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of available cash.
Our amended and restated certificate of incorporation provides that we will indemnify our directors to the fullest extent permitted by Delaware law.
In addition, as permitted by Section 145 of the DGCL, our amended and restated bylaws and our indemnification agreements that we have entered into with our directors and officers provide that:
•We will indemnify our directors and officers for serving us in those capacities or for serving other business enterprises at our request, to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful.
•We may, in our discretion, indemnify other employees and agents in those circumstances where indemnification is permitted by applicable law.
•We are required to advance expenses, as incurred, to our directors and officers in connection with defending a proceeding, except that such directors or officers shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.
•We will not be obligated pursuant to our amended and restated bylaws to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless the proceeding was authorized in the specific case by our board of directors or such indemnification is required to be made pursuant to our amended and restated bylaws.
•The rights conferred in our amended and restated bylaws are not exclusive, and we are authorized to enter into indemnification agreements with our directors, officers, employees and agents and to obtain insurance to indemnify such persons.
•We may not retroactively amend our amended and restated bylaw provisions to reduce our indemnification obligations to our directors or officers.
As a result, if we are required to indemnify one or more of our directors or officers, it may reduce our available funds to satisfy successful third-party claims against us, may reduce the amount of available cash and may have a material adverse effect on our business and financial condition.
Our amended and restated certificate of incorporation designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or agents.
Our amended and restated certificate of incorporation provides that, unless we consent in writing to an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders, any action asserting a claim arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws or any action asserting a claim that is governed by the internal affairs doctrine, in each case subject to the Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein and the claim not being one which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery or for which the Court of Chancery does not have subject matter jurisdiction. Any person purchasing or otherwise acquiring any interest in any shares of our common stock shall be deemed to have notice of and to have consented to this provision of our amended and restated certificate of incorporation. In addition, our amended and restated bylaws provide that the U.S. federal district courts will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act.
These choice of forum provision may limit our stockholders’ ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, employees or agents, which may discourage such lawsuits against us and our directors, officers, employees and agents even though an action, if successful, might benefit our stockholders. Stockholders who do bring a claim in the Court of Chancery could face additional litigation costs in pursuing any such claim, particularly if they do not reside in or near Delaware. The Court of Chancery may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments or results may be more favorable to us than to our stockholders. Alternatively, if a court were to find these choice of forum provisions in our amended and restated certificate of incorporation and amended and restated bylaws inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could have a material adverse effect on our business, financial condition or results of operations.
We do not expect to pay any dividends on our common stock for the foreseeable future.
We currently expect to retain all future earnings, if any, for future operations and expansion, and have no current plans to pay any cash dividends to holders of our common stock for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of our board of directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that our board of directors may deem relevant. As a result, stockholders may not receive any return on an investment in our common stock unless stockholders sell our common stock for a price greater than that which they paid for it.
The Nasdaq Global Market may delist our common stock from its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.
Our shares of common stock are listed on the Nasdaq Global Market under the trading symbol “ALPN.” Our securities may fail to meet the continued listing requirements to be listed on the Nasdaq Global Market. If Nasdaq delists our shares of common stock from trading on its exchange, we could face significant material adverse consequences, including:
•significant impairment of the liquidity for our common stock, which may substantially decrease the market price of our common stock;
•a limited availability of market quotations for our securities;
•a determination that our common stock qualifies as a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;
•a limited amount of news and analyst coverage for our company; and
•a decreased ability to issue additional securities or obtain additional financing in the future.
Risks Related to Our Financial Reporting and Disclosure
We are a smaller reporting company, and any decision on our part to comply only with reduced reporting and disclosure requirements applicable to such companies could make our common stock less attractive to investors.
We are a “smaller reporting company,” as defined in the Securities Exchange Act of 1934, as amended, or the Exchange Act. For as long as we continue to be a smaller reporting company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies that are not smaller reporting companies, including, but not limited to, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements.
We will remain a smaller reporting company so long as, as of June 30 of the preceding year: (i) the market value of our shares of common stock held by non-affiliates, or our public float, is less than $250 million; or (ii) we have annual revenues less than $100 million and either we have no public float or our public float is less than $700 million.
If we take advantage of some or all of the reduced disclosure requirements available to smaller reporting companies, investors may find our common stock less attractive, which may result in a less active trading market for our common stock and greater stock price volatility. For so long as we are a smaller reporting company and not classified as an “accelerated filer” or “large accelerated filer” pursuant to SEC rules, we will continue to be exempt from the auditor attestation requirements of Section 404(b) of Sarbanes-Oxley.
If we fail to maintain proper and effective internal controls, our ability to produce accurate financial statements on a timely basis could be impaired.
We are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act and the rules and regulations of The Nasdaq Stock Market LLC. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. We must perform system and process evaluation and testing of our internal control over financial reporting to allow management to report on the effectiveness of our internal controls over financial reporting in our Annual Report on Form 10-K filing for that year, as required by Section 404 of the Sarbanes-Oxley Act.
We may discover weaknesses in our system of internal financial and accounting controls and procedures that could result in a material misstatement of our financial statements. Our internal control over financial reporting will not prevent or detect all errors and all fraud. An internal control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the internal control system’s objectives will be met. Because of the inherent limitations in all internal control systems, no evaluation of internal controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all internal control issues and instances of fraud will be detected.
If we are not able to comply with the requirements of Section 404 of the Sarbanes-Oxley Act, or if we are unable to maintain proper and effective internal controls, we may not be able to produce timely and accurate financial statements. If that were to happen, the market price of our common stock could decline and we could be subject to sanctions or investigations by The Nasdaq Stock Market LLC, the SEC, or other regulatory authorities.
Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.
Our disclosure controls and procedures are designed to reasonably ensure that information required to be disclosed by us in reports we file or submits under the Exchange Act is accumulated and communicated to management and recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC. We believe that any disclosure controls and procedures as well as internal controls and procedures, no matter how well-conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are and will be met. These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in our control system, misstatements due to error or fraud may occur and not be detected.
We will continue to incur costs and demands upon management as a result of complying with the laws and regulations affecting public companies.
We will incur significant legal, accounting, and other expenses associated with public company reporting requirements. We will also incur costs associated with corporate governance requirements, including requirements under the Sarbanes-Oxley Act, as well as new rules implemented by the SEC and The Nasdaq Stock Market LLC. Although our status as a smaller reporting company may for a limited period of time somewhat lessen the cost of complying with these additional regulatory and other requirements, we nonetheless expect that these rules and regulations will increase our legal and financial compliance costs and to make some activities more time-consuming and costlier. Our executive officers and other personnel will need to devote substantial time to oversee our operations as a public company and compliance with applicable laws and regulations. These rules and regulations may also make it difficult and expensive for us to obtain directors and officer’s liability insurance. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers of our company, which may adversely affect investor confidence in us and could cause our business or stock price to suffer.
Risks Related to this Offering

We will have broad discretion in the use of proceeds from this offering and our existing cash and cash equivalents and marketable securities, and may invest or spend the proceeds in ways with which you do not agree and in ways that may not yield a return.
We will have broad discretion in the application of the net proceeds to us from this offering, including for any of the purposes described in the section of this prospectus supplement entitled “Use of Proceeds,” and our existing cash and cash equivalents and marketable securities. You may not agree with our decisions, and our use of the proceeds and our existing cash and cash equivalents and marketable securities may not improve our results of operations or enhance the value of our shares of common stock. You will be relying on the judgment of our management regarding the application of the proceeds of this offering. The results and effectiveness of the use of proceeds are uncertain, and we could spend the proceeds in ways that you do not agree with or that do not improve our results of operations or enhance the value of our shares of common stock. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our product candidates and cause the price of our shares of common stock to decline.
New investors in our shares of common stock or pre-funded warrants will experience immediate and substantial dilution after this offering.
Since the public offering price for our shares of common stock and pre-funded warrants in this offering is substantially higher than the net tangible book value per share of common stock outstanding prior to this offering, you will suffer immediate and substantial dilution in the net tangible book value of the shares of common stock or pre-funded warrants you purchase in this offering.

If the underwriters exercise their option to purchase additional shares of common stock, you will experience additional dilution. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase shares in this offering.
The issuance of additional shares of common stock could be dilutive to stockholders if they do not invest in future offerings. In addition, we have a significant number of options to purchase our shares of common stock outstanding. If these options are exercised, you may incur further dilution. Moreover, to the extent that we issue additional options to purchase, or securities convertible into or exchangeable for, shares of common stock in the future and those options or other securities are exercised, converted or exchanged, stockholders may experience further dilution.
There is no public market for the pre-funded warrants being offered in this offering.
There is no public trading market for the pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to list the pre-funded warrants on the Nasdaq Global Market or any other national securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited.
We will not receive a significant amount or any additional funds upon the exercise of the pre-funded warrants.

Each pre-funded warrant is exercisable for $0.001 per share of common stock underlying such warrant, which may be paid by way of a cashless exercise, in which the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the pre-funded warrant. Accordingly, we will not receive a significant amount or any additional funds upon the exercise of the pre-funded warrants.
Holders of the pre-funded warrants will have no rights as stockholders until such holders exercise their pre-funded warrants and acquire our shares of common stock.
Until holders of the pre-funded warrants exercise their pre-funded warrants and acquire our shares of common stock, such holders will have no rights with respect to the shares of common stock underlying such pre-funded warrants. Upon exercise of the pre-funded warrants, the holders will be entitled to exercise the rights of a holder of common stock only as to matters for which the record date occurs after the exercise date.
General Risk Factors
Changes in accounting rules and regulations, or interpretations thereof, could result in unfavorable accounting charges or require us to change our compensation policies.
Accounting methods and policies for biopharmaceutical companies, including policies governing revenue recognition, research and development and related expenses, and accounting for stock-based compensation, are subject to review, interpretation, and guidance from our auditors and relevant accounting authorities, including the SEC. Changes to accounting methods or policies, or interpretations thereof, may require us to reclassify, restate, or otherwise change or revise our financial statements.
Environmental, social and governance matters may impact our business and reputation.
Companies are increasingly being judged by their performance on a variety of environmental, social and governance, or ESG, matters, which are considered to contribute to the long-term sustainability of companies’ performance.
A variety of organizations measure the performance of companies on such ESG topics, and the results of these assessments are widely publicized. In addition, investment in funds that specialize in companies that perform well in such assessments are increasingly popular, and major institutional investors have publicly emphasized the importance of such ESG measures to their investment decisions. Topics considered in such assessments include, among others, the role of the company’s board of directors in supervising various ESG issues and board diversity.
In light of investors’ increased focus on ESG matters, there can be no certainty that we will manage such issues successfully, or that we will successfully meet expectations as to our proper role. Any failure or perceived failure by us in this regard could have a material adverse effect on our reputation and on our business, share price, financial condition, or results of operations, including the sustainability of our business over time.

If equity research analysts do not publish research or reports, or publish unfavorable research or reports, about us, our business or our market, our stock price and trading volume could decline.
The trading market for our common stock will be influenced by the research and reports that equity research analysts publish about us and our business. Equity research analysts may elect not to provide research coverage of our common stock or discontinue existing research coverage, and such lack of research coverage may adversely affect the market price of our common stock. We do not have any control over the analysts, or the content and opinions included in their reports. The price of our common stock could decline if one or more equity research analysts downgrade our stock or issue other unfavorable commentary or research. If one or more equity research analysts ceases coverage of us or fails to publish reports regularly, demand for our common stock could decrease, which in turn could cause our stock price or trading volume to decline.

FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein and any free writing prospectus that we may authorize for use in connection with this offering may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are subject to the “safe harbor” created by those sections. Forward-looking statements are identified by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may,” “seek,” “estimate,” “continue,” “could,” “would,” “project,” and other similar expressions, or the negative or plural of these words or expressions. You should read these statements carefully because they discuss future expectations, contain projections of future results of operations or financial condition, or state other “forward-looking” information. These statements relate to our future plans, objectives, expectations, intentions and financial performance and the assumptions that underlie these statements. These forward-looking statements include, but are not limited to:
Our forward-looking statements include, but are not limited to, statements about:
•our ability to identify, develop and commercialize additional products or product candidates;
•our estimates regarding our expenses, revenues, anticipated capital requirements and our needs for additional financing;
•our ability to obtain funding for our operations;
•the implementation of our business model and strategic plans for our business and technology;
•the timing of the commencement, progress and receipt of data from any of our preclinical and clinical trials;
•the expected results of any preclinical or clinical trial and the impact on the likelihood or timing of any regulatory approval;
•the scope of protection we are able to establish and maintain for intellectual property rights covering our technology and product candidates;
•the anticipated impact of the COVID-19 pandemic on our business, research and clinical development plans and timelines and results of operations;
•the timing or likelihood of regulatory filings and approvals;
•the therapeutic benefits, effectiveness and safety of our product candidates;
•the rate and degree of market acceptance and clinical utility of any future products;
•our ability to maintain and establish collaborations;
•our ability to achieve milestones in our current and any future collaborations;
•our expectations regarding market risk, including interest rate changes and general macroeconomic conditions;
•our expectations regarding the sufficiency of our cash and cash equivalents to fund operations for at least the next 12 months;
•developments relating to our competitors and our industry;
•our expectations regarding licensing, acquisitions and strategic operations; and
•our anticipated use of the proceeds from this offering.
All forward-looking statements are based on information available to us on the date of this prospectus supplement and we will not update any of the forward-looking statements after the date of this prospectus supplement, except as required by law. Our actual results could differ materially from those discussed in this prospectus supplement. The forward-looking statements contained in this prospectus supplement, and other written and oral forward-looking statements made by us from time to time, are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed under “Risk Factors” beginning on page S-8 of this prospectus supplement. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. These statements, like all statements in this prospectus supplement, speak only as of their date, and we undertake no obligation to update or revise any forward-looking statements in light of future developments, except as required by law. Our Risk Factors are not guarantees that no such conditions exist as of the date of this prospectus supplement and should not be interpreted as an affirmative statement that such risks or conditions have not materialized, in whole or in part.

In addition, statements that begin with “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS
We estimate that the net proceeds to us from this offering will be approximately $      million, or approximately $      million if the underwriters exercise in full their option to purchase additional shares of common stock, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We will receive nominal proceeds, if any, from the exercise of the pre-funded warrants.
We currently expect to use the net proceeds from this offering, together with our existing cash and cash equivalents and marketable securities, as follows:
•to further advance the development of ALPN-303 for multiple autoimmune and/or inflammatory diseases, davoceticept (ALPN-202) for the treatment of advanced malignancies and acazicolcept (ALPN-101) for lupus;
•to fund preclinical and discovery activities; and
•for other working capital, capital expenditures and other general corporate purposes.

We may also use a portion of the net proceeds to acquire, license or invest in complementary products, technologies, intellectual property or businesses, although we have no present commitments or agreements to do so.
The expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development efforts, the status of and results from preclinical studies and clinical trials, our ability to take advantage of expedited programs or to obtain regulatory approvals and the timing and costs associated with the manufacture and supply of our current or any future product candidates, any collaborations that we may enter into with third parties and any unforeseen cash needs. As a result, our management will have broad discretion in applying the net proceeds from this offering.
Pending our use of the net proceeds from this offering as described above, we plan to invest the net proceeds of this offering in short-term, interest-bearing, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government. Based on our current operating plan, we estimate that our current cash and cash equivalents, together with the anticipated net proceeds from this offering, will be sufficient to fund our operating expenses and capital expenditure requirements into 2025. We have based this estimate on assumptions that may prove to be wrong, and we could utilize our available capital resources sooner than we currently expect. Additionally, given our expected continued increase in research and development expenses as we advance our product candidates into later stage clinical development, we anticipate that we will need to raise additional capital even after this offering.

DIVIDEND POLICY
We have never declared or paid any cash dividends on our common stock or any other securities. We currently anticipate that we will retain all available funds and any future earnings, if any, in the foreseeable future for use in the operation of our business and do not currently anticipate paying cash dividends in the foreseeable future. Payment of future cash dividends, if any, will be at the discretion of the board of directors, subject to applicable law and will depend on various factors, including our financial condition, operating results, current and anticipated cash needs, the requirements of any debt instruments and other factors the board of directors deems relevant.

DILUTION
If you invest in our common stock or pre-funded warrants, your interest will be diluted immediately to the extent of the difference between the public offering price per share of common stock or pre-funded warrant you will pay in this offering and the as adjusted net tangible book value per share of our common stock after this offering. Net tangible book value per share of common stock represents our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding.
As of June 30, 2022, our net tangible book value was approximately $99.5 million, or $3.28 per share of common stock. After giving effect to our issuance and sale of            shares of common stock, and pre-funded warrants in this offering at the public offering price of $      per share of common stock and $      per pre-funded warrant, including shares of common stock issuable upon exercise of the pre-funded warrants but excluding any resulting accounting impact associated therewith, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, the as adjusted net tangible book value as of June 30, 2022 would have been $      million, or $      per share of common stock. This represents an immediate increase in as adjusted net tangible book value to existing stockholders of $      per share of common stock and an immediate dilution to new investors purchasing shares of common stock and pre-funded warrants in this offering of $      per share of common stock.
The following table illustrates this per share dilution to the new investors purchasing shares of common stock in this offering:

Public offering price per share		$
Net tangible book value per share at June 30, 2022, before giving effect to this offering	$3.28
Increase in net tangible book value per share of common stock attributable to new investors purchasing shares of common stock and pre-funded warrants in this offering
As adjusted net tangible book value per share after this offering	$
Dilution per share to new investors in this offering		$
If holders of pre-funded warrants exercise the pre-funded warrants, the as adjusted net tangible book value would be $       per share of common stock, representing an immediate increase to existing stockholders of $        per share of common stock and immediate dilution in net tangible book value of $      per share of common stock to new investors.
If the underwriters exercise their option to purchase an additional         shares of common stock in full, at the public offering price of $      per share of common stock, the as adjusted net tangible book value per share after giving effect to this offering would be $          per share of common stock, representing an immediate increase in net tangible book value (including shares of common stock issuable upon exercise of the pre-funded warrants but excluding any resulting accounting impact associated therewith, and after deducting underwriting discounts and commissions and estimated expenses payable by us) to existing stockholders of $     per share of common stock and immediate dilution in net tangible book value of $     per share of common stock to new investors.
The foregoing table and calculations are based on 30,336,162 shares of common stock outstanding as of June 30, 2022, and unless otherwise indicated, assumes the full exercise of the pre-funded warrants to purchase shares of common stock offered in this offering and excludes:
•6,869,067 shares of common stock issuable upon the exercise of outstanding options to purchase shares of common stock under our equity incentive plans as of June 30, 2022, at a weighted average exercise price of $8.29 per share of common stock;
•160,000 shares of common stock issuable upon the exercise of an option to purchase shares of common stock issued to one of our executive officers outside of our equity incentive plans on August 17, 2022 with an exercise price of $8.38 per share;
•248,753 restricted stock units outstanding as of June 30, 2022;
•412,450 shares of common stock reserved for future issuance as of June 30, 2022 under our 2018 Equity Incentive Plan;
•3,656,497 shares of common stock issuable upon the exercise of warrants outstanding as of June 30, 2022, at a weighted-average exercise price of $12.66 per share; and

•pre-funded warrants to purchase up to 5,182,197 shares of common stock outstanding as of June 30, 2022, at an exercise price of $0.001 per share.

DESCRIPTION OF PRE-FUNDED WARRANTS
The following is a summary of certain terms and conditions of the pre-funded warrants being offered in this offering. The following description is subject in all respects to the provisions contained in the pre-funded warrants.
Form
The pre-funded warrants will be issued as individual warrant agreements to the purchasers. The form of pre-funded warrant will be filed as an exhibit to a Current Report on Form 8-K that we expect to file with the SEC.
Term
The pre-funded warrants will expire on the date the warrant is exercised in full.
Exercisability
The pre-funded warrants are exercisable at any time after their original issuance. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full of the exercise price in immediately available funds for the number of shares of common stock purchased upon such exercise. As an alternative to payment in immediately available funds, the holder may, in its sole discretion, elect to exercise the pre-funded warrant through a cashless exercise, in which the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the pre-funded warrant. No fractional shares of common stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the last closing trading price of our shares of common stock on the exercise date.
Exercise Limitations
We may not effect the exercise of any pre-funded warrant, and a holder will not be entitled to exercise any portion of any pre-funded warrant that, upon giving effect to such exercise, would cause: (i) the aggregate number of shares of common stock beneficially owned by such holder (together with its affiliates) to exceed 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise; or (ii) the combined voting power of our securities beneficially owned by such holder (together with its affiliates) to exceed 9.99% of the combined voting power of all of our securities outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. However, any holder of a pre-funded warrant may increase or decrease such percentage to any other percentage not in excess of 19.99% upon at least 61 days’ prior notice from the holder to us.
Exercise Price
The exercise price of our shares of common stock purchasable upon the exercise of the pre-funded warrants is $0.001 per share. The exercise price of the pre-funded warrants and the number of shares of common stock issuable upon exercise of the pre-funded warrants is subject to appropriate adjustment in the event of certain share dividends and distributions, share splits, share combinations, reclassifications or similar events affecting our shares of common stock, as well as upon any distribution of assets, including cash, shares or other property, to our stockholders.
Transferability
Subject to the restrictions on transfer set forth in the pre-funded warrants and applicable laws, the pre-funded warrants may be offered for sale, sold, transferred or assigned without our consent.
Exchange Listing
There is no established trading market for the pre-funded warrants, and we do not expect a market to develop. We do not intend to apply for the listing of the pre-funded warrants on Nasdaq, any other national securities exchange or any other nationally recognized trading system.

Fundamental Transactions
Upon the consummation of a fundamental transaction (as described in the pre-funded warrants, and generally including any merger or consolidation with or into another person, any sale of all or substantially all of our and our subsidiaries’ assets, any reclassification of our common stock (subject to exceptions) and any statutory exchange of our common stock), the holders of the pre-funded warrants will be entitled to receive, upon exercise of the pre-funded warrants, the kind and amount of securities, cash or other property that such holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction, without regard to any limitations on exercise contained in the pre-funded warrants.
No Rights as a Stockholder
Except by virtue of such holder’s ownership of our shares of common stock, the holder of a pre-funded warrant does not have the rights or privileges of a holder of our shares of common stock, including any voting rights, until such holder exercises the pre-funded warrant.

MATERIAL INCOME TAX CONSIDERATIONS
The following is a summary of the material U.S. federal income tax consequences of the ownership and disposition of our common stock and pre-funded warrants to U.S. holders and non-U.S. holders (as defined below), but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the United States Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service, or the IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.
This summary also does not address the tax considerations arising under the laws of any non-U.S. or state or local jurisdiction or under U.S. federal gift and estate tax laws. In addition, this discussion does not address any tax considerations applicable to an investor’s particular circumstances, including the alternative minimum tax or the tax on net investment income, or to investors that may be subject to special tax rules, including, without limitation:
•banks, insurance companies or other financial institutions;
•tax-exempt organizations;
•controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;
•dealers in securities or currencies;
•traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;
•persons that own, or are deemed to own, more than five percent of our common stock and/or pre-funded warrants (except to the extent specifically set forth below);
•certain former citizens or long-term residents of the United States;
•persons who hold our common stock or pre-funded warrants as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;
•persons who hold or receive our common stock pursuant to the exercise of any option or otherwise as compensation;
•persons who do not hold our common stock or pre-funded warrants as a capital asset within the meaning of Section 1221 of the Code;
•persons deemed to sell our common stock or pre-funded warrants under the constructive sale provisions of the Code; or
•persons required under Section 451(b) of the Code to conform the timing of any income accruals with respect to our common stock or pre-funded warrants on their financial statements.
In addition, if a partnership, or entity or arrangement classified as a partnership for U.S. federal income tax purposes, holds our common stock or pre-funded warrants, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold our common stock or pre-funded warrants, and partners in such partnerships, should consult their tax advisors.
You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our common stock or pre-funded warrants, arising under the U.S. federal estate or gift tax laws or under the laws of any state or local, non-U.S. or other taxing jurisdiction or under any applicable tax treaty.

U.S. Holder and Non-U.S. Holder Defined
For purposes of this discussion, you are a U.S. holder if you are a beneficial owner of our common stock or pre-funded warrants that is any of the following (or treated as any of the following) and is not a partnership (or other entity classified as a partnership for U.S. federal income tax purposes):
•an individual citizen or resident of the United States (for U.S. federal income tax purposes);
•a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States or any political subdivision thereof;
•an estate whose income is subject to U.S. federal income tax regardless of its source; or
•a trust (x) whose administration is subject to the primary supervision of a U.S. court and that has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (y) that has made a valid election under applicable Treasury Regulations to be treated as a U.S. person.
For purposes of this discussion, you are a non-U.S. holder if you are a beneficial owner of our common stock or pre-funded warrants that is not a U.S. holder, a partnership (or other entity classified as a partnership for U.S. federal income tax purposes), or a partner in a partnership.
General Treatment of Pre-Funded Warrants
Although the law in this area is not completely settled, the pre-funded warrants are generally expected to be treated as shares of our common stock for U.S. federal income tax purposes and a holder of pre-funded warrants should generally be taxed in the same manner as a holder of common stock as described below. Accordingly, no gain or loss should be recognized upon the exercise of a pre-funded warrant and, upon exercise, the holding period of a pre-funded warrant should carry over to the common shares received. Similarly, the tax basis of a pre-funded warrant should carry over to the shares of common stock received upon exercise, increased by the exercise price (if applicable). You should discuss with your tax advisor the consequences of the acquisition, ownership and disposition of the pre-funded warrants, as well as the exercise of, certain adjustments to, and any payments in respect of the pre-funded warrants (including potential alternative characterizations). The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes.
Tax Considerations Applicable to U.S. Holders
Distributions
We do not currently anticipate declaring or paying cash dividends on our common stock in the foreseeable future. However, if we do make distributions on our common stock, those payments will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, the excess will constitute a return of capital and will first reduce your basis in our common stock, but not below zero, and then will be treated as gain from the sale of stock as described below under “Tax Considerations Applicable to U.S. Holders—Gain on Disposition of Common Stock or Pre-Funded Warrants.” If you are a non-corporate U.S. holder, and certain requirements are met, a preferential U.S. federal income tax rate will apply to any dividends paid to you if you meet certain holding period requirements.
If you are a corporate shareholder, distributions constituting dividends for U.S. federal income tax purposes may be eligible for the dividends received deduction, or DRD. No assurance can be given that we will have sufficient earnings and profits (as determined under U.S. federal income tax principles) to cause any distributions to be eligible for a DRD. In addition, a DRD is available only if certain holding periods and other taxable income requirements are satisfied.
The taxation of a distribution received with respect to a pre-funded warrant should be treated as a distribution on our common stock as described in this section, although other treatments may also be possible. You should consult your tax advisors regarding the proper treatment of any payments in respect of the pre-funded warrants.

Gain on Disposition of Our Common Stock or Pre-Funded Warrants
Upon a sale or other taxable disposition of our common stock or pre-funded warrants, you generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and your adjusted tax basis in the common stock or pre-funded warrant. Capital gain or loss will constitute long-term capital gain or loss if your holding period for the common stock or pre-funded warrant exceeds one year. The deductibility of capital losses is subject to certain limitations. U.S. holders who recognize losses with respect to a disposition of our common stock or pre-funded warrants should consult their own tax advisors regarding the tax treatment of such losses.
Information Reporting and Backup Withholding
Information reporting requirements generally will apply to payments of dividends (including constructive dividends) on the common stock or pre-funded warrants and to the proceeds of a sale or other disposition of common stock or pre-funded warrants paid by us to you unless you are an exempt recipient, such as certain corporations. Backup withholding will apply to those payments if you fail to provide your taxpayer identification number, or certification of exempt status, or if you otherwise fail to comply with applicable requirements to establish an exemption.
Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS. You should consult your own tax advisors regarding their qualification for exemption from information reporting and backup withholding and the procedure for obtaining such exemption.
Tax Consequences Applicable to Non-U.S. Holders
Distributions
We do not currently anticipate declaring or paying cash dividends on our common stock in the foreseeable future. However, if we do make distributions on our common stock, those payments will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, the excess will constitute a return of capital and will first reduce your basis in our common stock, but not below zero, and then will be treated as gain from the sale of stock as described below under “Tax Considerations Applicable to Non-U.S. Holders—Gain on Disposition of Common Stock or Pre-Funded Warrants.”
Subject to the discussions below on effectively connected income and foreign accounts, any dividend paid to you generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty between the United States and your country of residence. In order to receive a reduced treaty rate, you must provide us or the applicable paying agent with an IRS Form W-8BEN or W-8BEN-E or other appropriate version of IRS Form W-8 certifying qualification for the reduced rate. If you are eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. If you hold the stock through a financial institution or other agent acting on your behalf, you will be required to provide appropriate documentation to the agent, which then will be required to provide certification to us or the applicable paying agent, either directly or through other intermediaries.
Dividends received by you that are effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by you in the United States) are includible in your gross income in the taxable year received, and are generally exempt from such withholding tax, subject to the discussions below on backup withholding and foreign accounts. In order to obtain this exemption, you must provide us or the applicable paying agent with an IRS Form W-8ECI or applicable successor form properly certifying qualification for such exemption. Such effectively connected dividends, although not subject to withholding tax, are taxed at the same rates applicable to U.S. persons, net of certain deductions and credits, subject to an applicable income tax treaty providing otherwise. In addition, if you are a corporate non-U.S. holder, dividends you receive that are effectively connected with your conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty. You should consult your tax advisor regarding any applicable tax treaties that may provide for different rules.

The taxation of a distribution received with respect to a pre-funded warrant should be treated as a distribution on our common stock as described in this section, although other treatments may also be possible. You should consult your own tax advisors regarding the proper treatment of any payments in respect of the pre-funded warrants.
Gain on Disposition of Common Stock or Pre-Funded Warrants
Subject to the discussions below on backup withholding and foreign accounts, you generally will not be required to pay U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock or pre-funded warrants unless:
•the gain is effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by you in the United States);
•you are an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or
•our common stock or pre-funded warrants constitute a U.S. real property interest by reason of our status as a “United States real property holding corporation,” or USRPHC, for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding your disposition of, or your holding period for, our common stock or pre-funded warrants.
We believe that we are not currently, and do not currently expect to become a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we were to become a USRPHC, however, as long as our common stock is regularly traded on an established securities market, your common stock would be treated as a U.S. real property interest only if you actually or constructively held more than five percent of such regularly traded common stock at any time during the shorter of the five-year period preceding your disposition of, or your holding period for, our common stock. Special rules may apply to non-U.S. holders of pre-funded warrants, who should consult their tax advisors.
If you are a non-U.S. holder described in the first bullet above, you will be required to pay tax on the net gain derived from the sale under regular U.S. federal income tax rates, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. If you are an individual non-U.S. holder described in the second bullet above, you will be subject to tax at 30% (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, which tax may be offset by certain U.S. source capital losses for the year, provided you have timely filed U.S. federal income tax returns with respect to such losses. You should consult any applicable income tax or other treaties that may provide for different rules.
Backup Withholding and Information Reporting
Generally, we or the applicable paying agent must report annually to the IRS the amount of dividends paid to you, your name and address, and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.
Payments of dividends or of proceeds on the disposition of common stock or pre-funded warrants made to you may be subject to information reporting and backup withholding unless you establish an exemption, for example, by properly certifying your non-U.S. status on an IRS Form W-8BEN, W-8BEN-E or W-8ECI (or another appropriate version of IRS Form W-8) or you otherwise meet the documentary evidence requirements for establishing that you are not a U.S. person or otherwise establish an exemption. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or the applicable paying agent has actual knowledge, or reason to know, that you are a U.S. person.
Backup withholding is not an additional tax; rather, the U.S. federal income tax liability, if any, of persons subject to backup withholding may be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.
Foreign Accounts
Code Sections 1471-1474, commonly referred to as the Foreign Account Tax Compliance Act, or FATCA, and the Treasury Regulations issued thereunder generally impose a U.S. federal withholding tax of 30% on dividends on, and, subject to the proposed

Treasury Regulations discussed below, the gross proceeds from a sale or other disposition of, our common stock or pre-funded warrants, paid to a “foreign financial institution” (as specially defined under these rules), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on, and, subject to the proposed Treasury Regulations discussed below, the gross proceeds from a sale or other disposition of, our common stock or pre-funded warrants paid to a “non-financial foreign entity” (as defined under these rules) unless such entity provides the withholding agent with a certification identifying the direct and indirect U.S. owners of the entity, certifies that it does not have any substantial U.S. owners, or otherwise establishes an exemption. The withholding obligations under FATCA generally apply to dividends on our common stock or pre-funded warrants. The U.S. Department of the Treasury has issued proposed Treasury Regulations providing that, if finalized in their present form, the withholding obligations under FATCA would not apply with respect to payment of gross proceeds from a sale or other disposition of common stock or pre-funded warrants. The proposed Treasury Regulations may be relied upon until final Treasury Regulations are issued. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of taxes withheld under FATCA. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. You are encouraged to consult with your own tax advisors regarding the possible implications of FATCA on your investment in our common stock or pre-funded warrants.
If you are considering the purchase of our shares of common stock or pre-funded warrants, you should consult your own tax advisors concerning the U.S. federal income tax consequences to you in light of your particular situation as well as any consequences arising under the laws of any other taxing jurisdiction.

UNDERWRITING

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Morgan Stanley & Co. LLC, SVB Securities LLC and Cowen and Company, LLC are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, severally, the number of shares our common stock and pre-funded warrants indicated below:

Name:	Number of Shares	Pre-Funded Warrants
Morgan Stanley & Co. LLC
SVB Securities LLC
Cowen and Company, LLC
Wedbush Securities Inc.
Total:
The underwriters and the representatives are collectively referred to as the “underwriters” and the “representatives,” respectively. The underwriters are offering the shares of our common stock and pre-funded warrants subject to their acceptance of the shares of our common stock and pre-funded warrants from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of our common stock and pre-funded warrants offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of our common stock and pre-funded warrants offered by this prospectus supplement if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ option to purchase additional shares described below.
The underwriters initially propose to offer part of the shares of our common stock and pre-funded warrants directly to the public at the offering prices listed on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of $          per share under the public offering price. After the initial offering of the shares of our common stock and pre-funded warrants, the offering prices and other selling terms may from time to time be varied by the representatives.
We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to          additional shares of our common stock at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional shares of our common stock as the number listed next to the underwriter’s name in the preceding table bears to the total number of shares of our common stock listed next to the names of all underwriters in the preceding table.
The following table shows the per share and total public offering prices, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional           shares of our common stock.

Total
	Per Share	Per Pre-Funded Warrant	No Exercise	Full Exercise
Public offering price	$	$	$	$
Underwriting discounts and commissions to be paid by us
Proceeds, before expenses, to us
The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $           . We have agreed to reimburse the underwriters for expenses relating to clearance of this offering with the Financial Industry Regulatory Authority up to $35,000.
Our common stock is listed on the Nasdaq Global Market under the trading symbol “ALPN.”

We and all of our directors and officers and certain stockholders have agreed that, without the prior written consent of the representatives on behalf of the underwriters, we and they will not, and will not publicly disclose an intention to, during the period ending 60 days after the date of this prospectus supplement, or the Restricted Period:
•offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common Stock; or
•enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the our common stock;
whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise. In addition, we and each such person agrees that, without the prior written consent of the representatives on behalf of the underwriters, we or such other person will not, during the Restricted Period, make any demand for, or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock.
The restrictions described in the immediately preceding paragraph to do not apply to:
•transfers made as a bona fide gift or gifts, by will or other testamentary document or intestate succession, or to any trust for the direct or indirect benefit of the holder or the holder’s immediate family, or that occur by the operation of law, such as pursuant to a domestic relations order or pursuant to a settlement agreement in connection with a domestic relations matter and such transfer is not for value;
•if the holder is a corporation, partnership, limited liability company or other business entity, any transfers or distributions to any stockholder, partner or member of, or owner of a similar equity interest in, the holder, as the case may be, if, in any such case, such transfer is not for value;
•if the holder is a corporation, partnership, trust, limited liability company or other similar entity, any transfer made by the holder in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the holder’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the holder’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this agreement, or to another corporation, partnership, limited liability company or other business entity so long as the transferee is an affiliate of the holder and such transfer is not for value;
•transactions relating to common stock or other securities convertible into or exercisable or exchangeable for common stock acquired in this offering or open market transactions after the completion of this offering, provided that, prior to the expiration of the Restricted Period, no filing under the Exchange Act or other public announcement shall be made voluntarily in connection with subsequent sales of common stock or other securities acquired in this offering or such open market transactions;
•sales of our securities pursuant to a plan, contract plan, contract or instruction that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B), or a Rule 10b5-1 Plan, under the Exchange Act that was in effect prior to the beginning of the Restricted Period; provided that to the extent a public announcement or filing under the Exchange Act, if any, is required or voluntarily made regarding the sales of shares pursuant to such Rule 10b5-1 Plan, such announcement or filing shall state that such sales have been executed under a trading plan pursuant to Rule 10b5-1 under the Exchange Act and shall also state the date such trading plan was adopted;
•entry into any Rule 10b5-1 Plan on or after the date of the underwriting agreement, provided that such plan does not provide for or permit the sale of any common stock during the Restricted Period and to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made regarding the establishment of such Rule 10b5-1 Plan, such announcement or filing shall include a statement to the effect that no transfer of common stock may be made under such Rule 10b5-1 Plan during the Restricted Period; and
•the transfer of shares of common stock or any security convertible into or exercisable or exchangeable for common stock pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the common stock involving a change of control of our company occurring after the closing of this offering, that has been approved by our board of directors, provided, that if the tender offer, merger, consolidation or other such transaction is not completed, such shares of common stock shall remain subject to the foregoing restrictions.
Additionally, the lock-up restrictions described above do not apply to us with respect to certain transactions, including (i) the securities to be sold in this offering, (ii) the issuance of shares of common stock upon the exercise (including any “net” or “cashless” exercise) of an option or warrant or the conversion of a security outstanding on the date hereof and described in the prospectus for this offering or upon the exercise of the pre-funded warrants, (iii) the issuance of options, restricted stock units or other equity awards (including the common stock issued upon the settlement or exercise thereof) to our service providers pursuant to employee benefit or equity incentive plans described the prospectus for this offering or pursuant to any applicable inducement grants made in compliance with applicable Nasdaq rules, (iv) the filing of registration statements on Form S-8 with respect to employee benefit plans (including any employee benefit plans assumed pursuant to clause (viii)) or inducement equity grants made in compliance with the rules of the Nasdaq Global Market, (v) facilitating the establishment of a trading plan on behalf of our stockholders, officers or directors pursuant to Rule 10b5-1 under the Exchange Act, for the transfer of shares of common stock, (vi) the filing of any shelf registration statement, (vii) the establishment of an “at-the-market” offering program or amendment of any such existing program, including the filing of any prospectus supplement or amendment relating to such program, provided that no shares may be offered or sold pursuant to such at-the-market offering during the Restricted Period or (viii) the issuance of shares of common stock or any securities convertible into or exercisable or exchangeable for common stock in connection with (x) the acquisition of the securities, business, technology, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by us in connection with such acquisition and (y) our joint ventures, equipment leasing arrangements, licensing arrangements, collaborations, debt financings and other strategic transactions, provided that the aggregate number of shares of common stock or any securities convertible into or exercisable or exchangeable for common stock that we may sell or issue or agree to sell or issue pursuant to this clause (viii) shall not exceed 5% of the total number of shares of common stock outstanding immediately following the completion of the transactions contemplated by the underwriting agreement, if and to the extent so issued.
At their sole discretion, the representatives may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time.
In order to facilitate the offering of the common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the option. The underwriters can close out a covered short sale by exercising the option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the option. The underwriters may also sell shares in excess of the option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares of common stock in the open market to stabilize the price of the common stock. These activities may raise or maintain the market price of the common stock above independent market levels or prevent or retard a decline in the market price of the common stock. The underwriters are not required to engage in these activities and may end any of these activities at any time.
We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.
A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representatives may agree to allocate a number of shares of common stock to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters that may make Internet distributions on the same basis as other allocations.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. For example, Cowen and Company, LLC was the sales agent under a sales agreement, dated July 2, 2021, with us, which provided for the offer and sale of shares of our common stock through Cowen and Company, LLC through an “at-the-market offering,” as defined in Rule 415(a)(4) promulgated under the Securities Act. We and Cowen and Company, LLC mutually terminated the sales agreement on September 20, 2022.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.
Selling Restrictions
Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to the offering. This prospectus supplement does not constitute a prospectus supplement, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus supplement, product disclosure statement or other disclosure document under the Corporations Act. No action has been taken which would permit an offering of the shares in circumstances that would require disclosure under Part 6D.2 or Part 7.9 of the Corporations Act.
Any offer in Australia of the shares may only be made to persons, or the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.
The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.
This prospectus supplement contains general information only and does not take into account the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate for their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Canada
The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus or the accompanying prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
European Economic Area
In relation to each Member State of the European Economic Area (each, a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
a.to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;
b.to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or
c.in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares shall require us or any representative to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to the shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).
Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
Hong Kong
The shares of common stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong, or the SFO) of Hong Kong and any rules made thereunder; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the "CO") or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares of common stock has been or may be issued or has been or may be in the possession of any person for the purposes of issuance, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Notice to Prospective Investors in Israel
This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, (Israeli Securities Law), and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, and any offer of the shares of common stock is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum (the “Addendum”), to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Japan
No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended), or the FIEL, has been made or will be made with respect to the solicitation of the application for the acquisition of the shares of common stock.
Accordingly, the shares of common stock have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan.
For Qualified Institutional Investors, or QII
Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the shares of common stock constitutes either a “QII only private placement” or a “QII only secondary distribution” (each as described in Paragraph 1, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the shares of common stock. The shares of common stock may only be transferred to QIIs.
For Non-QII Investors
Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the shares of common stock constitutes either a “small number private placement” or a “small number private secondary distribution” (each as is described in Paragraph 4, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the shares of common stock. The shares of common stock may only be transferred en bloc without subdivision to a single investor.
New Zealand
The shares of common stock offered hereby have not been offered or sold, and will not be offered or sold, directly or indirectly in New Zealand and no offering materials or advertisements have been or will be distributed in relation to any offer of shares in New Zealand, in each case other than:
a.to persons whose principal business is the investment of money or who, in the course of and for the purposes of their business, habitually invest money; or
b.to persons who in all the circumstances can properly be regarded as having been selected otherwise than as members of the public; or
c.to persons who are each required to pay a minimum subscription price of at least NZ$500,000 for the shares before the allotment of those shares (disregarding any amounts payable, or paid, out of money lent by the issuer or any associated person of the issuer); or
d.in other circumstances where there is no contravention of the Securities Act 1978 of New Zealand (or any statutory modification or re-enactment of, or statutory substitution for, the Securities Act 1978 of New Zealand).
Russia
Under Russian law, shares of common stock may be considered securities of a foreign issuer. Neither we, nor this prospectus supplement, nor shares of our common stock have been, or are intended to be, registered with the Central Bank of the Russian Federation under the Federal Law No. 39-FZ “On Securities Market” dated April 22, 1996, as amended, which we refer to as the Russian Securities Law, and none of the shares of our common stock are intended to be, or may be offered, sold or delivered, directly or indirectly, or offered or sold to any person for reoffering or re-sale, directly or indirectly, in the territory of the Russian Federation or to any resident of the Russian Federation, except pursuant to the applicable laws and regulations of the Russian Federation.

The information provided in this prospectus supplement does not constitute any representation with respect to the eligibility of any recipients of this prospectus supplement to acquire shares of our common stock under the laws of the Russian Federation, including, without limitation, the Russian Securities Law and other applicable legislation.
This prospectus supplement is not to be distributed or reproduced (in whole or in part) in the Russian Federation by the recipients of this prospectus supplement. Recipients of this prospectus supplement undertake not to offer, sell or deliver, directly or indirectly, or offer or sell to any person for reoffering or re-sale, directly or indirectly, shares of our common stock in the territory of the Russian Federation or to any resident of the Russian Federation, except pursuant to the applicable laws and regulations of the Russian Federation.
Recipients of this prospectus supplement understand that respective receipt/acquisition of shares of our common stock is subject to restrictions and regulations applicable from the Russian law perspective.
Singapore
This prospectus supplement has not been registered as a prospectus supplement with the Monetary Authority of Singapore. Accordingly, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of common stock may not be circulated or distributed, nor may the shares of our common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time, or the SFA)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the shares of common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
a.a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
b.a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of common stock pursuant to an offer made under Section 275 of the SFA except:
a.to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
b.where no consideration is or will be given for the transfer; or
c.where the transfer is by operation of law.
Switzerland
The shares of common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland. Neither this document nor any other offering or marketing material relating to the offering, us, or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, or FINMA, and the offer of shares has not been and will not be authorized under the Swiss

Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.
United Arab Emirates
The securities have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the DFSA.
United Kingdom
No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provisions in Article 74 (transitional provisions) of the Prospectus Amendment etc (EU Exit) Regulations 2019/1234, except that offers of shares may be made to the public in the United Kingdom at any time under the following exemptions under the UK Prospectus Regulation:
a.to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;
b.to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or
c.in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000, or FSMA,
provided that no such offer of shares shall require us or any representative to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

LEGAL MATTERS
The validity of the common stock and pre-funded warrants being offered by this prospectus supplement will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Seattle, Washington. The underwriters are being represented by Latham & Watkins LLP, Menlo Park, California.

EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021, as set forth in their report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. You may also access these filings through our website at www.alpineimmunesciences.com.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to incorporate by reference into this prospectus supplement the information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 17, 2022;
•the portions of our Definitive Proxy Statement on Schedule 14A (other than information furnished rather than filed) that are specifically incorporated by reference into our Annual Report on Form 10-K, filed with the SEC on April 29, 2022;
•our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and ended June 30, 2022, filed with the SEC on May 12, 2022 and August 11, 2022, respectively;
•our Current Reports on Form 8-K filed with the SEC on May 24, 2022, June 1, 2022, June 21, 2022, July 19, 2022, and September 12, 2022, respectively; and
•the description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on June 16, 2015 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.
We also incorporate by reference into this prospectus supplement additional documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits on such form that are related to such items) that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering of the securities described in this prospectus, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus supplement is deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.
You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of this prospectus supplement or the date of the documents incorporated by reference in this prospectus supplement.
We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus supplement.
Requests for such documents should be directed to:
Alpine Immune Sciences, Inc.
Attn: Investor Relations
188 East Blaine Street, Suite 200
Seattle, Washington 98102
(206) 788-4545
You may also access the documents incorporated by reference in this prospectus supplement through our website at www.alpineimmunesciences.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus supplement or the registration statement of which it forms a part.

Prospectus
Alpine Immune Sciences, Inc.

$150,000,000
Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Subscription Rights
Purchase Contracts
Units
We may issue securities from time to time in one or more offerings, in amounts, at prices and on terms determined at the time of offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus, which will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest. The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $150,000,000.
The securities may be sold directly to you, through agents or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement.
Our common stock is listed on the Nasdaq Global Market under the symbol “ALPN.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.
Investing in these securities involves risks. Please carefully read the information under the headings “Risk Factors” beginning on page 4 of this prospectus and “Item 1A – Risk Factors” of our most recent report on Form 10-K or 10-Q that is incorporated by reference in this prospectus before you invest in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 20, 2021.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities that may be offered. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
We have not authorized anyone to provide you with information that is different from that contained, or incorporated by reference, in this prospectus, any applicable prospectus supplement or in any related free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any applicable prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

ii

PROSPECTUS SUMMARY
This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Unless the context indicates otherwise, references in this prospectus to “Alpine Immune Sciences, Inc.,” “we,” “our” and “us” refer, collectively, to Alpine Immune Sciences, Inc., a Delaware corporation, and its subsidiaries taken as a whole.
Company Overview
We are a clinical-stage biopharmaceutical company dedicated to discovering and developing innovative, protein-based immunotherapies to treat cancer and autoimmune and inflammatory diseases. Our approach includes a proprietary scientific platform that converts native immune system proteins into differentiated, multi-targeted therapeutics. We believe our strategies are capable of meaningfully modulating the human immune system and significantly improving outcomes in patients with serious diseases.
ALPN-101 is a dual inducible T cell costimulatory, or ICOS, and cluster of differentiation 28, or CD28, antagonist intended for the treatment of autoimmune and inflammatory diseases. Preclinical studies have demonstrated efficacy in models of systemic lupus erythematosus, or SLE, Sjögren’s syndrome, or SjS, arthritis, inflammatory bowel disease, multiple sclerosis, type 1 diabetes, uveitis, and graft versus host disease, or GVHD. In June 2020, we entered into an Option and License agreement with AbbVie Ireland Unlimited Company, or AbbVie, which grants to AbbVie an exclusive option to take an exclusive license to ALPN-101. Under the terms of the agreement, we received an upfront payment of $60 million, and are eligible to receive up to an aggregate of $805 million for AbbVie’s exercise of the option and success-based development, regulatory and commercial milestones. In addition, we are eligible to receive tiered royalties on net sales of ALPN-101. We have successfully received U.S. FDA IND clearance, and anticipate that a study will commence enrollment in mid-2021.
ALPN-303 is a dual B cell cytokine antagonist being developed for B cell-mediated autoimmune/inflammatory diseases. Engineered using our proprietary directed evolution platform, ALPN-303 is a potent inhibitor of the pleiotropic B cell cytokines B cell activating factor, or BAFF, and a proliferation inducing ligand, or APRIL, which may play key roles in certain autoimmune/inflammatory disease through their regulation of B cell development, differentiation, and survival. We are targeting completion of activities to support initiation of a Phase 1 healthy volunteer study with ALPN-303 in the fourth quarter of 2021.
Our lead oncology program is ALPN-202, a conditional CD28 costimulator and dual checkpoint inhibitor intended for the treatment of cancer. Preclinical in vivo data have demonstrated monotherapy efficacy in tumor models superior to approved therapies. In addition, ALPN-202 has a unique immuno-modulatory profile and has demonstrated evidence of anti-tumor immunity in preclinical models. Based on ALPN-202’s efficacy in preclinical models and favorable nonclinical safety and development profile, we initiated NEON-1, a Phase 1 dose escalation and expansion study in patients with advanced malignancies, in 2020 and intend to continue enrolling patients throughout 2021. We also intend to initiate NEON-2, a Phase 1 combination study of ALPN-202 and a PD-1 inhibitor later this year.
Our scientific platform has also generated immune modulatory proteins with the potential of improving engineered cellular therapies, or ECT, such as chimeric antigen receptor T cells, or CAR-T, T cell receptor-engineered T cells, or TCR-T, and tumor infiltrating lymphocytes, or TILs. In May 2019, we signed a collaboration and license agreement with Adaptimmune Therapeutics plc, or Adaptimmune, to develop next-generation SPEARTM T cell products which incorporate our secreted and transmembrane immunomodulatory protein (termed SIP™ and TIP™) technology. We intend to continue to leverage our existing pipeline and platform to actively explore and evaluate potential value-creating partnering opportunities.

Corporate Information
In July 2017, Alpine Immune Sciences, Inc. completed its business combination with Nivalis Therapeutics, Inc., a publicly held company. In connection with the merger, Nivalis Therapeutics, Inc. changed its name to Alpine Immune Sciences, Inc. Nivalis Therapeutics, Inc. was incorporated in Delaware in March 2007. Alpine Immune Sciences, Inc. (prior to its business combination with Nivalis Therapeutics, Inc.) was incorporated in Delaware in December 2014.

Our principal executive office is located at 188 East Blaine Street, Suite 200, Seattle, WA 98102. Our telephone number is (206) 788-4545. Our website is www.alpineimmunesciences.com. Information contained in, or that can be accessed through, our website is not a part of, and is not incorporated into, this prospectus.
The Securities That May Be Offered
We may offer or sell common stock, preferred stock, depositary shares, debt securities, warrants, subscription rights, purchase contracts and units in one or more offerings and in any combination. The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $150,000,000. Each time securities are offered with this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered and the net proceeds we expect to receive from that sale.
The securities may be sold to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the section of this prospectus captioned “Plan of Distribution.” Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.
Common Stock
We may offer shares of our common stock, par value $0.001 per share, either alone or underlying other registered securities convertible into our common stock. Holders of our common stock are entitled to receive dividends declared by our board of directors out of funds legally available for the payment of dividends, subject to rights, if any, of preferred stockholders. We have not paid dividends in the past and have no current plans to pay dividends. Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights.
Preferred Stock
Our board of directors has the authority, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Each series of preferred stock offered by us will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into common stock.
Depositary Shares
We may issue fractional shares of preferred stock that will be represented by depositary shares and depositary receipts.
Each series of depositary shares or depositary receipts offered by us will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into common stock.
Debt Securities
We may offer secured or unsecured obligations in the form of one or more series of senior or subordinated debt. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the “debt securities.” The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally includes all debt for money borrowed by us, except debt that is stated in the instrument governing the terms of that debt to be not senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities. We may issue debt securities that are convertible into shares of our common stock.
The debt securities will be issued under an indenture between us and a trustee to be identified in an accompanying prospectus supplement. We have summarized the general features of the debt securities to be governed by the indenture in this prospectus and the form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read the indenture.
Warrants
We may offer warrants for the purchase of common stock, preferred stock, debt securities or depositary shares. We may offer warrants independently or together with other securities.

Subscription Rights
We may offer subscription rights to purchase our common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering.
Purchase Contracts
We may offer purchase contracts, including contracts obligating holders or us to purchase from the other a specific or variable number of securities at a future date or dates.
Units
We may offer units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

RISK FACTORS
An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the section in the applicable prospectus supplement captioned “Risk Factors,” together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under “Part I—Item 1A—Risk Factors” of our most recent Annual Report on Form 10-K and in “Part II—Item 1A—Risk Factors” in our most recent Quarterly Report on Form 10-Q filed subsequent to such Form 10-K that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD-LOOKING STATEMENTS
This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “likely,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections captioned “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.
Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
This prospectus and the documents incorporated by reference in this prospectus may contain market data that we obtain from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these assumptions to be reasonable and sound as of the date of this prospectus, actual results may differ from the projections.

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless otherwise provided in the applicable prospectus supplement, we currently expect to use the net proceeds that we receive from this offering for working capital and other general corporate purposes. We may also use a portion of the net proceeds to acquire, license or invest in complementary products, technologies or businesses; however, we currently have no agreements or commitments to complete any such transaction. The expected use of net proceeds of this offering represents our current intentions based on our present plans and business conditions. We cannot specify with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering. Pending these uses, we plan to invest the net proceeds of this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DESCRIPTION OF CAPITAL STOCK
The description of our capital stock is incorporated by reference to Exhibit 4.10 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 18, 2021.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under an indenture between us and a trustee to be identified in an accompanying prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered the aggregate principal amount and the following terms of the debt securities, if applicable:
•the title and ranking of the debt securities (including the terms of any subordination provisions);
•the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;
•any limit upon the aggregate principal amount of the debt securities;
•the date or dates on which the principal of the securities of the series is payable;
•the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;
•the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;
•the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
•the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;
•the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
•the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•the currency of denomination of the debt securities, which may be United States dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;
•the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;
•if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;
•the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;
•any provisions relating to any security provided for the debt securities;
•any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;
•any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;
•any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;
•any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and
•whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.
We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of a clearing agency registered under the Exchange Act, which we refer to as the depositary, or a nominee of the depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities
You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System
Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person, which we refer to as a successor person, unless:
•we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and
•immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.
Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:
•default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);
•default in the payment of principal of any security of that series at its maturity;
•default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;
•certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of us; and
•any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.
No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.
We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and
•the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.
Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall send to each securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.
Modification and Waiver
We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:
•to cure any ambiguity, defect or inconsistency;
•to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;
•to provide for uncertificated securities in addition to or in place of certificated securities;
•to add guarantees with respect to debt securities of any series or secure debt securities of any series;
•to surrender any of our rights or powers under the indenture;
•to add covenants or events of default for the benefit of the holders of debt securities of any series;
•to comply with the applicable procedures of the applicable depositary;
•to make any change that does not adversely affect the rights of any holder of debt securities;
•to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;
•to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.
We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
•reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;
•reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;
•reduce the principal amount of discount securities payable upon acceleration of maturity;
•waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);
•make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;
•make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or
•waive a redemption payment with respect to any debt security.
Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance
The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
Defeasance of Certain Covenants
The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
•we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and
•any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series.
We refer to this as covenant defeasance. The conditions include:
•depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities;
•such deposit will not result in a breach or violation of, or constitute a default under the indenture or any other agreement to which we are a party;
•no Default or Event of Default with respect to the applicable series of debt securities shall have occurred or is continuing on the date of such deposit; and
•delivering to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.
No Personal Liability of Directors, Officers, Employees or Stockholders
None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.
The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.
The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

DESCRIPTION OF DEPOSITARY SHARES
General
We may, at our option, elect to offer fractional shares of preferred stock, or depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.
The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.
The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.
The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the form of the deposit agreement, our amended and restated certificate of incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.
If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.
Liquidation Preference
If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.
Withdrawal of Stock
Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares
Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.
After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.
Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent that it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.
Charges of the Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:
•all outstanding depositary shares have been redeemed; or
•there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.
Notices
The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.
Limitation of Liability
Neither we nor the depositary will be liable if either is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and its duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase debt securities, preferred stock, depositary shares or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the applicable prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:
•the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;
•the currency or currency units in which the offering price, if any, and the exercise price are payable;
•the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;
•whether the warrants are to be sold separately or with other securities as parts of units;
•whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;
•any applicable material U.S. federal income tax consequences;
•the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
•the designation and terms of any equity securities purchasable upon exercise of the warrants;
•the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;
•if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and the number of warrants issued with each security;
•if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;
•the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;
•if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•information with respect to book-entry procedures, if any;
•the antidilution provisions, and other provisions for changes to or adjustment in the exercise price, of the warrants, if any;
•any redemption or call provisions; and
•any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase our common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:
•the price, if any, for the subscription rights;
•the exercise price payable for our common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities upon the exercise of the subscription rights;
•the number of subscription rights to be issued to each stockholder;
•the number and terms of our common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities which may be purchased per each subscription right;
•the extent to which the subscription rights are transferable;
•any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
•the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
•the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and
•if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.
The descriptions of the subscription rights in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable subscription right agreements. These descriptions do not restate those subscription right agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable subscription right agreements because they, and not the summaries, define your rights as holders of the subscription rights. For more information, please review the forms of the relevant subscription right agreements, which will be filed with the SEC promptly after the offering of subscription rights and will be available as described in the section of this prospectus captioned “Where You Can Find More Information.”

DESCRIPTION OF PURCHASE CONTRACTS
The following description summarizes the general features of the purchase contracts that we may offer under this prospectus. Although the features we have summarized below will generally apply to any future purchase contracts we may offer under this prospectus, we will describe the particular terms of any purchase contracts that we may offer in more detail in the applicable prospectus supplement. The specific terms of any purchase contracts may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those purchase contracts, as well as for other reasons. Because the terms of any purchase contracts we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.
We will incorporate by reference into the registration statement of which this prospectus is a part the form of any purchase contract that we may offer under this prospectus before the sale of the related purchase contract. We urge you to read any applicable prospectus supplement related to specific purchase contracts being offered, as well as the complete instruments that contain the terms of the securities that are subject to those purchase contracts. Certain of those instruments, or forms of those instruments, have been filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.
We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our securities at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of our securities.
If we offer any purchase contracts, certain terms of that series of purchase contracts will be described in the applicable prospectus supplement, including, without limitation, the following:
•the price of the securities or other property subject to the purchase contracts (which may be determined by reference to a specific formula described in the purchase contracts);
•whether the purchase contracts are issued separately, or as a part of units each consisting of a purchase contract and one or more of our other securities, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract;
•any requirement for us to make periodic payments to holders or vice versa, and whether the payments are unsecured or pre-funded;
•any provisions relating to any security provided for the purchase contracts;
•whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;
•whether the purchase contracts are to be prepaid or not;
•whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;
•any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;
•a discussion of certain U.S. federal income tax considerations applicable to the purchase contracts;
•whether the purchase contracts will be issued in fully registered or global form; and
•any other terms of the purchase contracts and any securities subject to such purchase contracts.

DESCRIPTION OF UNITS
We may issue units comprising two or more securities described in this prospectus in any combination. For example, we might issue units consisting of a combination of debt securities and warrants to purchase common stock. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.
Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see the section of this prospectus captioned “Where You Can Find More Information.”
The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:
•the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION
We may sell securities:
•through underwriters;
•through dealers;
•through agents;
•directly to purchasers; or
•through a combination of any of these methods of sale.
In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders.
We may directly solicit offers to purchase securities or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
The distribution of the securities may be effected from time to time in one or more transactions:
•at a fixed price or prices that may be changed from time to time;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices; or
•at negotiated prices.
Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.
The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:
•the name of the agent or any underwriters;
•the public offering or purchase price;
•any discounts and commissions to be allowed or paid to the agent or underwriters;
•all other items constituting underwriting compensation;
•any discounts and commissions to be allowed or paid to dealers; and
•any exchanges on which the securities will be listed.
If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.
If we offer securities in a subscription rights offering to our existing securityholders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.
Agents, underwriters, dealers and other persons may be entitled under agreements that they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act.
If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:
•the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and
•if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery.
The underwriters and other persons acting as agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.
Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.
The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Seattle, Washington. Additional legal matters may be passed on for us, or any underwriters, dealers or agents by counsel we will name in the applicable prospectus supplement.

EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at https://www.alpineimmunesciences.com/. Information accessible on or through our website is not a part of this prospectus.
This prospectus and any prospectus supplement is part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:
•our Annual Report on Form 10-K for the year ended December 31, 2020;
•our Quarterly Report on Form 10-Q for the three months ended March 31, 2021, as filed with the SEC on May 13, 2021; and

•the description of our common stock contained in the Registration Statement on Form 8-A relating thereto, filed on June 16, 2015, including any amendment or report filed for the purpose of updating such description.
You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Alpine Immune Sciences, Inc.
188 East Blaine Street, Suite 200
Seattle, WA 98102
Attn: Investor Relations
(206) 788-4545

Common Stock
Pre-funded Warrants

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers
Morgan Stanley	SVB Securities	Cowen
Lead Manager
Wedbush PacGrow
September , 2022